                               SUPPLY AGREEMENT

                                BY AND BETWEEN

                         WINSTAR COMMUNICATIONS, INC.

                                     AND

                           LUCENT TECHNOLOGIES INC.




                       Effective as of October 21, 1998

                              TABLE OF CONTENTS

                                 DEFINITIONS
1.1.   Certain Definitions..............................................1
1.2.   Other Terms......................................................6

                             SCOPE AND STRUCTURE
2.1.   General..........................................................6
2.2.   Other Entities...................................................6
2.3.   Strategic Relationship...........................................7
2.4.   Existing Agreements..............................................9
2.5.   International Aspects............................................9

                                     TERM
3.1.   Initial Term and Extension......................................10
3.2.   Interim Extension...............................................10

                           PURCHASING AND ORDERING
4.1.   Purchase Orders.................................................10
4.2.   Administrative Changes..........................................12
4.3.   Timing of Delivery..............................................12
4.4.   Cancellation and Rescheduling of Purchase Orders................13
4.5.   Termination of Purchase Orders..................................15

                            SHIPPING AND DELIVERY
5.1.   Incorrect Delivery..............................................15
5.2.   Purchase Order Tracking.........................................15
5.3.   Packing.........................................................16
5.4.   Labeling........................................................16
5.5.   Calibration and Testing.........................................16
5.6.   Shipping........................................................16
5.7.   Title and Risk of Loss..........................................17

                            DELIVERY OF SERVICES
6.1.   Transition/Ramp-up of Lucent Service Capabilities...............17
6.2.   Use of Third Parties............................................17
6.3.   Key Lucent Positions............................................18
6.4.   Required Consents...............................................19
6.5.   Implementation Plans, Milestones and Milestone Dates............19

                   ACCEPTANCE TESTING AND FINAL ACCEPTANCE
7.1.   Acceptance Testing and Cure.....................................19
7.2.   Acceptance......................................................19

                            PERFORMANCE STANDARDS
8.1.   General.........................................................20
8.2.   Failure to Perform..............................................20
8.3.   Periodic Reviews................................................20
8.4.   Measurement and Monitoring Tools................................21

                  SOFTWARE LICENSES AND PROPRIETARY RIGHTS
9.1.   Licenses........................................................21
9.2.   Proprietary Rights..............................................22
9.3.   Source Code Availability........................................23

                           WINSTAR RESPONSIBILITIES
10.1.  Facilities and Resources........................................24
10.2.  Savings Clause..................................................24

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                                   CHARGES
11.1.  General.........................................................24
11.2.  Taxes...........................................................25
11.3.  Financing.......................................................26
11.4.  Incidental Expenses.............................................27

                            INVOICING AND PAYMENT
12.1.  Invoicing.......................................................28
12.2.  Payment Due.....................................................29
12.3.  Accountability..................................................29
12.4.  Proration.......................................................29
12.5.  Set Off.........................................................29
12.6.  Disputed Charges................................................29
12.7.  Encumbrances....................................................29

                               CONFIDENTIALITY
13.1.  Confidential Information........................................30
13.2.  Obligations.....................................................30
13.3.  Exclusions......................................................30
13.4.  No Implied Rights...............................................31

                  REPRESENTATIONS, WARRANTIES AND COVENANTS
14.1.  Pass-Through Warranties.........................................31
14.2.  Non-Infringement................................................32
14.3.  Ownership or Use................................................32
14.4.  Authorization...................................................32
14.5.  Inducements.....................................................32
14.6.  Work Standards..................................................32
14.7.  Product Warranties..............................................33
14.8.  Discontinued Lucent Products....................................35
14.9.  Compliance......................................................35
14.10.   Documentation.................................................35
14.11.   Viruses.......................................................35
14.12.   Disabling Code................................................35
14.13.   Integration Test..............................................36
14.14.   Year 2000.....................................................36
14.15.   Disclaimer....................................................37

                                 TERMINATION
15.1.  Termination for Cause...........................................37
15.2.  Termination by Lucent...........................................37
15.3.  Termination Option for Lucent's Failure to Provide Financing....38
15.4.  Disengagement Assistance........................................38

                                  LIABILITY
16.1.  General Intent..................................................38
16.2.  Liability Restrictions..........................................38
16.3.  Force Majeure...................................................39

                               INDEMNIFICATION
17.1.  Indemnities by Lucent...........................................40
17.2.  Indemnities by WinStar..........................................40
17.3.  Infringement....................................................41
17.4.  Indemnification Procedures......................................41

                              DISPUTE RESOLUTION
18.1.  Informal Dispute Resolution.....................................42

                                    - ii -
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18.2.  Litigation......................................................43
18.3.  Continued Performance...........................................43
18.4.  Governing Law...................................................44

                            INSURANCE REQUIREMENTS

                                   GENERAL
20.1.  Binding Nature and Assignment...................................44
20.2.  Entire Agreement................................................45
20.3.  Notices.........................................................45
20.4.  Counterparts....................................................46
20.5.  Relationship of Parties.........................................46
20.6.  Severability....................................................46
20.7.  Consents and Approval...........................................46
20.8.  Waiver of Default...............................................46
20.9.  Cumulative Remedies.............................................47
20.10.   Survival......................................................47
20.11.   Public Disclosures............................................47
20.12.   Service Marks.................................................47
20.13.   Third Party Beneficiaries.....................................48
20.14.   Amendment.....................................................48
20.15.   Interpretation................................................48
20.16.   Incorporation by Reference and Order of Precedence............49




                         LIST OF SCHEDULES AND EXHIBITS

Schedule A         Statement of Work
Exhibit A-1        Lucent Responsibility Matrix by Technology
Exhibit A-2        International
Exhibit A-3        WinStar/Lucent Market Deployment Responsibility Matrix
Exhibit A-4        Transition Plan
Exhibit A-5        Product Spec Principles
Exhibit A-6
Exhibit A-7        Future Network Diagrams
Schedule B         Performance Standards
Schedule C         Pricing
Exhibit C-1        Lucent Product Price List
Exhibit C-2        WinStar Product Discounts
Exhibit C-3        Reference Pricing
Exhibit C-4        Switch Pricing
Exhibit C-5        Pricing for Lucent Services
Exhibit C-6        Pricing for Interoperability Testing Lab
Exhibit C-7        Pricing for Optical Networking Technologies
Exhibit C-8        Pricing for International Services
Schedule D         Documentation and Specifications
Schedule E         Testing and Acceptance
Schedule F         Credit Agreement
Schedule G         International Consideration
Schedule H         Best of Breed
Schedule I         Warranty Periods
Schedule J         Key Lucent Positions
Schedule K         Lucent Indicia Use Guidelines

                               SUPPLY AGREEMENT

                                BY AND BETWEEN

                         WINSTAR COMMUNICATIONS, INC.

                                     AND

                           LUCENT TECHNOLOGIES INC.

         This Supply Agreement (the "Agreement"), effective as of October 21, 1998 (the "Effective Date"), is entered into by and between WINSTAR COMMUNICATIONS, INC., a Delaware corporation with offices located at 230 Park Avenue, New York, New York 10169 ("WinStar"), and LUCENT TECHNOLOGIES INC., a Delaware corporation with offices located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("Lucent"). As used in this Agreement, "Party" means either WinStar or Lucent, as appropriate, and "Parties" means WinStar and Lucent. The Parties agree that the following terms and conditions shall apply to the products and services to be provided by Lucent under this Agreement in consideration of certain payments to be made by WinStar.

1.       DEFINITIONS

         1.1.     Certain Definitions.

                  As used in this Agreement:

                  (a)      "Acceptance" has the meaning set forth in Section
                           1.1.

                  (b) "Acceptance Criteria" mean the criteria used to determine whether a Deliverable is ready for Acceptance, as set forth more fully in Schedule E. The Acceptance Criteria require, unless otherwise mutually agreed in writing, that the Deliverable:

                           (i)      Meets or exceeds the Specifications
                                    applicable to such Deliverable, as
                                    well as all applicable warranties;

                           (ii) Integrates in accordance with the approved Network design, architecture and technology;

                           (iii)    Complies with applicable Documentation;

                           (iv)     Complies with Applicable Standards; and

                           (v) Complies with all additional mutually agreed-upon testing criteria and plans as may be developed and agreed upon by the Parties in accordance with the terms of this Agreement.

                  (c) "Acceptance Test Period" for a Deliverable shall mean the applicable period

Supply Agreement                                     Confidential-WinStar/Lucent

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                           specified in Schedule E. In the event an Acceptance
                           Test Period for a particular Deliverable is not specified in Schedule E and is not otherwise mutually agreed upon, the Acceptance Test Period shall be thirty (30) days from either Lucent Certification, if installed or implemented by Lucent, or delivery of the Deliverable, if not installed or implemented by Lucent.

                  (d) "Affiliate" means, with respect to any entity, any other entity Influencing, Influenced by or under common Influence with such entity.

                  (e) "Agreement" has the meaning set forth in the preamble to this Agreement.

                  (f) "Applicable Standards" means (i) all industry standards (whether domestic or international) applicable to the Deliverable, including NEBS (1, 2 and 3), Underwriters Laboratory, EIA/TIA, Bellcore, ANSI, IEEE, ATM-Forum, NESC, ITU-T and NEC, all as may be amended from time to time, and (ii) all domestic and international federal, state and local laws, regulations, ordinances, codes and requirements applicable to the Deliverable, all as may be amended from time to time.

                  (g) "Best of Breed" shall have the meaning set forth in Schedule H. Best of Breed analyses shall be used for all Products and Services to be provided or implemented as part of the Network design and architecture.

                  (h) "City-Specific Plan" means a plan that addresses the timing (including Milestones), network, cost/budget, functionality and scope of implementation (addition or augmentation) for a particular network design.

                  (i)      "Contract Year" shall have the meaning set forth in
                           Section 11.3(b).

                  (j) "Credit Agreement" shall refer to that certain Credit Agreement, dated as of October 21, 1998 among WinStar Network Expansion LLC, WinStar Communications, Inc., the Lenders party thereto, State Street Bank and Trust Company as collateral agent, and Lucent Technologies Inc. as administrative agent. A copy of the Credit Agreement is attached hereto as Schedule F.

                  (k) "Custom Product" shall mean a Product that requires engineering to WinStar's specific and unique requirements.

                  (l) "Customer Colocation" means the existence of WinStar customer equipment and associated software and peripherals interconnected with a WinStar network and located in WinStar's premises (whether owned, leased or licensed by WinStar).

                  (m) "Customer Virtual Colocation" means the existence of WinStar customer equipment and associated software and peripherals interconnected with a WinStar network and not located in WinStar's premises (whether owned, leased or licensed by WinStar).

Supply Agreement                                     Confidential-WinStar/Lucent

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                  (n)      "Deliverable" means a Product or an end product of a
                           Service delivered by Lucent pursuant to this Agreement and the applicable Schedules.

                  (o)      "Developed Deliverable" has the meaning set forth in
                           Section 9.2.

                  (p)      "Documentation" has the meaning set forth in Section
                           9.1(f).

                  (q) "Effective Date" has the meaning set forth in the preamble to this Agreement.

                  (r) "Equipment" means the equipment, hardware, firmware, cabling and embedded Software components that may be purchased, or with respect to embedded Software, licensed by WinStar from or through Lucent under this Agreement. As of the Effective Date, the categories of Equipment include the categories identified as such in Schedule C.

                  (s) "Extended Warranty Period" has the meaning set forth in Section (ss).

                  (t) "Influence" and its derivatives means (i) legal, beneficial, or equitable ownership, directly or indirectly, of more than an Interest of outstanding capital stock (or other ownership interest, if not a corporation) of an entity ordinarily having voting rights or (ii) with respect to entities incorporated or principally operating in the United States, management or operational control over such entity.

                  (u) "Interest" means thirty-three and one third percent (337%) with respect to entities incorporated or principally operating in the United States, and five percent (5%) with respect to all other entities.

                  (v) "Lucent" has the meaning set forth in the preamble to this Agreement. With respect to the obligation to fulfill Purchase Orders, "Lucent" shall also include Lucent's distributors; provided, however, Lucent shall remain fully responsible for the performance of such distributors.

                  (w) "Lucent Certification" shall mean Lucent's written certification to WinStar that (i) it has fully and successfully tested the Deliverable in accordance with the developed test plan (individually and as integrated into the Network), (ii) the Deliverable has met the Acceptance Criteria to Lucent's satisfaction and (iii) the Deliverable is available for WinStar's testing in accordance with the applicable test plan.

                  (x) "Lucent Product" means any product created, sold through, distributed or branded by Lucent or its distributors, and shall include those products identified in this Agreement and otherwise made commercially available by Lucent or its distributors.

                  (y)      "Milestone" has the meaning set forth in Section
                           6.5(a).

Supply Agreement                                     Confidential-WinStar/Lucent

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                  (z)      "Milestone Date" has the meaning set forth in Section
                           6.5(a).

                  (aa) "Network" means the physical, transport and application network layers of the communication infrastructure used by WinStar to connect to its domestic and foreign customers and central offices in a variety of combinations. The demarcation points of the Network shall be coincident with the WinStar customer demarcation points. It is anticipated that the Network will include domestic intra-city networks, inter-city networks, international networks and international intra-city networks.

                  (bb) "Network Architecture" means the overall design and architecture specification for the Network, including sizing and engineering requirements, from which the Network Technology is developed.

                  (cc) "Network Element" means any product or transport service necessary for the proper operation of the Network, which will be set forth in the Network Technology.

                  (dd) "Network Technology" means the Deliverable developed from the Network Architecture by Lucent for review and approval by WinStar, all as set forth in Schedule A, that identifies the Product and transport specifications for implementation as part of the City-Specific Plans.

                  (ee) "Nonconformity" has the meaning set forth in Schedule E.

                  (ff) "Out-of-Pocket Expenses" means reasonable and actual out-of-pocket expenses incurred by a Party, but not including that Party's overhead costs (or allocations thereof), administrative expenses or other mark-ups.

                  (gg) "Party" and "Parties" has the meaning set forth in the preamble to this Agreement.

                  (hh)     "Product" means Lucent Products and Third Party
                           Products.

                  (ii)     "Purchase Order" has the meaning specified in
                           Section 4.1(a).

                  (jj) "Required Consents" means such third party consents with regard to Third Party Products or other items as may be required for Lucent's provision of Services and Deliverables.

                  (kk) "Service" means the services provided by Lucent pursuant to this Agreement and (i) described in any Purchase Order, or (ii) not specifically described in a Purchase Order, but implied by or required for the proper performance and provision of services included in a Purchase Order. As of the Effective Date, the

Supply Agreement                                     Confidential-WinStar/Lucent

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                           Services that WinStar may purchase from Lucent
                           include those services identified as such in Schedule A subject to the Transition Plan specified therein, as well as those services described in Schedule G.

                  (ll) "Software" means software, including applicable documentation, that may be licensed by WinStar from Lucent under this Agreement or that is developed by Lucent as a Deliverable pursuant to this Agreement.

                  (mm) "Source Code" means both machine-readable and human-readable copies of Software consisting of instructions to be executed upon a computer in the language used by its programmers (i.e., prior to compilation or assembly) in a form in which the program logic of the Software is deducible by a human being, fully commented, and including all related flow diagrams and all other documentation and manuals which would allow WinStar to properly effect modifications and support for Software Deliverables provided under this Agreement.

                  (nn) "Specifications" means published engineering specifications, including Network design standards and Lucent's or the relevant Product manufacturers' specifications for particular Products furnished hereunder.

                  (oo) "Stock Product" shall mean a Product that is not a Custom Product.

                  (pp) "Third Party Product" means any product that is not a Lucent Product.

                  (qq) "Transition Plan" means the plan specified in Schedule A regarding Lucent's time periods to begin providing certain of the Services as specified in the plan.

                  (rr) "Virus" means: (i) program code, programming instruction or set of instructions intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or operations; or (ii) other code typically designated to be a virus.

                  (ss) "Warranty Period" means, for each Deliverable, the applicable period set forth in Schedule I measured from the earlier of Acceptance or thirty (30) days following the date of Lucent Certification. Lucent shall advise WinStar of the price, if any, determined pursuant to the charging methodology and process set forth in Schedule C and applicable to WinStar's extension of the Warranty Period. WinStar may extend the Warranty Period one or

Supply Agreement                                     Confidential-WinStar/Lucent

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

                           more times in its sole discretion upon payment of such price, which shall in no event exceed Lucent's published standard rates applicable to commercial accounts similar to WinStar's less the applicable discount percentage set forth in Exhibit C-2 (the aggregate of such extensions being referred to as the "Extended Warranty Period").

                  (tt) "WinStar" has the meaning set forth in the preamble to this Agreement.

                  (uu) "Year 2000 Compliant" means the ability of a Deliverable provided or developed by Lucent pursuant to this Agreement to (i) correctly process, provide, interpret, manipulate and receive date data within and between the twentieth and twenty-first centuries, without causing logical or mathematical inconsistencies, processing errors, loss of functionality or performance, or other failures, and
                           (ii) interoperate with other technical systems (including but not limited to hardware and software) having the characteristics described in (i) and with date data of the twentieth and twenty-first centuries. With respect to any data that is generated or provided in conjunction with the Deliverables, such data shall contain such information or be so formatted as to permit hardware or software with the characteristics described in (i) of the foregoing sentence to correctly process, provide, interpret, manipulate and receive such data within and between the twentieth and twenty-first centuries, without causing logical or mathematical inconsistencies, processing errors, loss of functionality or performance, or other failures with respect to such Deliverables.

         1.2.     Other Terms.

                  Other terms used in this Agreement are defined in the context in which they are used and have the meanings there indicated.


2.       SCOPE AND STRUCTURE

         2.1.     General.

                  (a) This Agreement sets forth the general terms and conditions under which WinStar may purchase and receive Deliverables and Services from Lucent and financing the Network-related Third Party Products and services purchased directly by WinStar.

                  (b) This Agreement is being made and entered into with reference to the following:

Supply Agreement                                     Confidential-WinStar/Lucent

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                           (i)      It is WinStar's objective to engage Lucent
                                    to design and implement a Best of Breed
                                    nationwide and global communications
                                    Network;

                           (ii) By entering into this Agreement, WinStar and Lucent desire to leverage Lucent's core competencies in both products and services in designing and implementing the Best of Breed Network; and

                           (iii) Lucent desires to provide such products and services and provide the requisite financing to enable WinStar and Lucent to achieve this mutual objective.

                  (c) The Parties acknowledge that this Agreement does not grant to Lucent an exclusive privilege to sell or otherwise provide to WinStar any or all of the Deliverables or Services of the type described in this Agreement. WinStar may contract with other manufacturers and suppliers for the procurement of comparable equipment, software, systems, deliverables or services. Lucent is not restricted from selling the types of products or services that may be purchased and ordered by WinStar hereunder to other parties, except as provided in Section 9.2.


         2.2.     Other Entities.

                  (a) As of the Effective Date, Lucent shall provide Deliverables and Services to WinStar and any WinStar Affiliates designated by WinStar from time to time in its sole discretion. For the purposes of this Agreement, Deliverables and Services provided to WinStar's Affiliates shall be deemed to be Deliverables and Services provided to WinStar, and WinStar's Affiliates shall be entitled to the rights of WinStar hereunder with respect to Deliverables and Services purchased by such Affiliates. Payment for Deliverables and Services to Affiliates either will be guaranteed by WinStar or may be conditioned upon the Affiliates' ability to pay.

                  (b) Except as may be otherwise provided by the terms and conditions of the Credit Agreement, WinStar shall have the right to assign, transfer, sell, alienate, lease or sublicense Lucent Products to third parties in conjunction with (i) the disposal of such Products, (ii) Customer Colocations involving such Products, or (iii) Customer Virtual Colocations involving such Products, and pass through to such third parties the rights (and the applicable warranty exclusions) granted to WinStar under this Agreement that are applicable to such Lucent Products, subject to the following:

                           (i) Each third party shall agree in writing that its license for any Software to which Lucent maintains title under this Agreement is revocable by Lucent in the event such third party materially breaches the licensing restrictions imposed upon WinStar under this Agreement pursuant to Section 9.1;

                           (ii) Each such third party shall agree in writing to confidentiality terms

Supply Agreement                                     Confidential-WinStar/Lucent

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                                    and conditions substantially similar to
                                    those set forth in Article 13; and

                           (iii) With respect to rights granted to WinStar under Article 14and passed through to such third parties, the Parties will agree upon a reasonable means of administering Lucent's fulfillment of its obligations with respect to such rights.

                           Where WinStar substantially complies with the obligations set forth above, WinStar shall have no liability to Lucent for any action or omission of such third parties except for providing Lucent reasonable assistance in bringing claims as against the third party for reasonable claims.

                  (c) The Parties will proactively pursue entering into mutual value-added reseller or similar relationships as business needs dictate. Such relationships may also include co-marketing activities where Lucent would also sell WinStar products in conjunction with Lucent products.

         2.3.     Strategic Relationship.

                  (a) Best of Breed Commitment and Preferred Supplier Status. The Parties agree that a critical component of the Parties success in working together under this Agreement is sharing in the following objectives and commitments: (i) the Network and associated services will be Best of Breed; and (ii) subject to the Parties following the Best of Breed selection process set forth in Schedule H, Lucent will be WinStar's preferred supplier to the extent Best of Breed Network Elements exist from Lucent. Consistent with this mutual objective and commitment, Lucent understands that as part of the Best of Breed analysis and subsequent recommendation, some of the recommended Network Elements and services may consist of Third Party Products and services, even where Lucent has a competing product and service.

                  (b) Preferred Customer Status. In consideration of WinStar's agreement to treat Lucent as a preferred supplier, Lucent agrees to treat WinStar as a preferred customer. This preferred customer status shall include providing WinStar with any preferential treatment that Lucent may provide to its other significant customers, including, expediting orders, providing access to new technologies, competitive pricing and discounts, invitations to Lucent-run conferences, customer events and educational activities (including finance-related educational events Lucent may provide), and potential business referrals. Nothing herein will require Lucent to violate any of its existing agreements.

                  (c) Lucent-provided Roof Rights and Building Access. If requested by WinStar, Lucent shall grant to WinStar, at no cost, roof and interior space and conduit rights to buildings for which Lucent can obtain or has such rights pursuant to industry standard terms. In addition, Lucent shall assist WinStar in obtaining such rights with respect to any other buildings leased or occupied by Lucent. Nothing herein shall obligate Lucent to violate any of its existing real property lease agreements. Within ninety (90) days of the Effective Date and


Supply Agreement                                     Confidential-WinStar/Lucent

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                           semi-annually thereafter, Lucent shall provide
                           WinStar with a written list of all addresses of current real estate properties owned, leased or otherwise occupied by Lucent.

                  (d) Mutual Marketing Support. The Parties will provide reasonable marketing support to the each other in connection with the Network and associated business opportunities of each Party. This shall include WinStar's ability to use, subject to Section 20.12 and Schedule K, the Lucent name, logos and service marks (including use of the "Bell Labs" and "Bell Laboratories" names, logos and service marks in the same manner that Lucent uses such names, logos and service marks) in WinStar advertising and marketing materials. Lucent will credit to an account of WinStar on an annual basis one quarter of one percent of the total purchase price for Lucent Products and Services during the previous Contract Year. Said credit will be accrued by Lucent and utilized for co-branding and co-marketing activities related to promoting WinStar in the marketplace.

                  (e) Technology Summit. Semiannually after the Effective Date and during the Term, the Parties shall meet to discuss their plans and objectives with respect to the development and deployment of new network-related solutions. As part of such discussion (i) WinStar shall share with Lucent its plans for potential future service offerings, potential market demand and anticipated product needs and (ii) Lucent shall share with WinStar its plans regarding product enhancements and evaluations as well as new products under development.

                  (f) Lucent Lab/Testing Facilities. Lucent shall provide the testing and lab facilities as provided in Schedule A and Exhibit C-6.

                  (g) Demonstration Products. From time to time and at WinStar's reasonable request, Lucent shall, at no charge, provide WinStar with limited quantities of Lucent Products not previously introduced to the market generally by Lucent for the purpose of WinStar's evaluation (or demonstration) for a trial period.

                  (h) Regulatory Assistance. If Lucent affirmatively takes a position in the United States regulatory environment, it will be in favor of a level playing field and in support of competition. Lucent agrees to meet and consult with WinStar regarding United States regulatory issues, including with regard to WinStar's licensed spectrum and Equal Access II concerns. Outside of the United States, Lucent shall assist and support all of WinStar's regulatory-related efforts in connection with obtaining required licenses, approvals or otherwise in connection with WinStar's implementation of its network.

                  (i) Government Business. Lucent and WinStar will develop and implement a cooperation strategy to assist both companies in obtaining Federal government business (e.g., to respond to future GSA MAA proposals). In particular, this shall include the following: (1) provided it is legally capable of doing so, Lucent will agree to be a subcontractor team member, at WinStar's election, to WinStar Federal Services, LLC on the GSA WITS2001 project and will assist


Supply Agreement                                     Confidential-WinStar/Lucent

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



                           in the preparation and review of the proposal; and
                           (2) provided it is legally capable of doing so, Lucent and WinStar will mutually investigate making WinStar Federal Services, LLC a subcontractor on the Lucent ViViD contract for the U.S. Navy.

         2.4.     Existing Agreements

                  As of the Effective Date, the Parties have entered into a General Agreement (Contract No. LNS960531CRWIN) (the "GA"), the Product Purchase Addendum to the General Agreement (Contract No. LNS960609CRWIN) (the "PPA"), the Professional Services Agreement (Contract No. LNS960819MTWIN) (the "PSA"), and related Exhibits, Attachments and Lists to the foregoing, all of which have been executed between the Parties (the GA, PPA, PSA, Exhibits and Attachments collectively hereinafter referred to as the "Existing Agreements"). Notwithstanding the Existing Agreements, (a) all services and products ordered by WinStar after the Effective Date (or after October 15, 1998 in the case of certain 5ESS purchase orders that may be issued by WinStar to Lucent) shall be governed by the terms of this Agreement, and (b) any unused portions of any credits to which WinStar is entitled under the Existing Agreements or any such other agreements between Lucent and WinStar or its Affiliates shall be carried over to this Agreement and apply to reduce amounts payable by WinStar under this Agreement. The Parties shall also carry forward and make available to WinStar any additional benefits that were to be provided by Lucent under the Existing Agreements and the Parties shall identify such benefits in Product addenda hereto.

         2.5.     International Aspects.

                  The Parties agree that as of the Effective Date the terms of this Agreement shall apply with respect to Lucent's provision of products and services outside of the United States to WinStar and WinStar's Affiliates, and such products and services shall be deemed Products and Services, as applicable. The Parties agree that they shall amend this Agreement (in a writing signed by both parties and in a manner consistent with the terms of this Agreement) to the extent necessary to account for local law and practice issues unique to such Products and Services and to the country in which they are to be provided.

3.       TERM

         3.1.     Initial Term and Extension

                  The term of this Agreement shall begin upon the Effective Date and shall continue for a period of five years, unless terminated earlier or extended in accordance with this Agreement (the "Term"). Upon giving written notice to Lucent no less than thirty (30) days prior to the then-existing expiration date of this Agreement, WinStar shall have the right to extend the Term of this Agreement for additional one
                  (1) year periods on the terms and conditions then in effect; provided, however, that Lucent reserves the right to renegotiate the pricing set forth in Schedule C of this Agreement subject to Section 3.2.


Supply Agreement                                     Confidential-WinStar/Lucent

         3.2.     Interim Extension

                  In the event that WinStar provides notice to Lucent pursuant to Section 3.1 of its desire to extend the Term, and Lucent exercises its right to renegotiate pricing as described in
                  Section 3.1, the Term of this Agreement shall be deemed extended upon the terms and conditions then in effect (including with respect to the pricing set forth in Schedule
                  C) for any period of time during which the Parties are renegotiating such pricing. In the event that such renegotiation terminates in an agreement between the Parties with respect to Schedule C pricing, the Term shall be extended pursuant to Section 3.1, and such agreement between the Parties will apply retroactively beginning upon the immediately prior expiration of the Term. In the event that such renegotiation terminates without an agreement between the Parties with respect to Schedule C pricing, this Agreement shall expire upon such termination of renegotiations.

4.       PURCHASING AND ORDERING

         4.1.     Purchase Orders.

                  (a) All purchases of Deliverables or Services shall be made by means of orders (each, a "Purchase Order") issued by WinStar to Lucent from time to time pursuant to this Section, unless otherwise expressly agreed by the Parties in writing. WinStar will not be liable to Lucent for any charges, additional or otherwise, for Deliverables or Services provided by Lucent unless set forth in a Purchase Order, or otherwise mutually agreed upon by the Parties in writing.

                  (b) Lucent agrees to provide and deliver, and WinStar agrees to purchase:

                           (i) Any Deliverable or Service listed in a Schedule hereto that is specified by WinStar in a Purchase Order that conforms to Subsection (e) of this Section; and

                           (ii) Any other Deliverable or Service specified by WinStar in a Purchase Order that conforms to Subsection (e) of this Section and is accepted by Lucent.

                  (c) With respect to any Purchase Order that is either consistent with (i) the requirements of a City-Specific Plan, or (ii) Lucent's ordering intervals set forth in Schedule C for the Products identified therein or Lucent's standard ordering intervals for any other Products, then Lucent shall be deemed to have accepted a Purchase Order immediately upon receipt of such Purchase Order. Otherwise, Lucent shall be deemed to have accepted a Purchase Order on the tenth (10th) business day following receipt of such Purchase Order pursuant to
                           Section 20.3 if Lucent has not notified WinStar in writing of its rejection of the Purchase Order pursuant to Section 20.3 prior to such time. In the event of a disaster declared by WinStar, Lucent will use commercially reasonable efforts to expedite the acceptance of any Purchase Orders that are submitted by WinStar as a means of mitigating the adverse effects to WinStar of such

Supply Agreement                                     Confidential-WinStar/Lucent
                           disaster; provided, however, that the terms and conditions of Section 4.3(c) shall not apply to such Purchase Order.

                  (d) Estimates or forecasts furnished by WinStar to Lucent shall not constitute Purchase Orders or commitments for purchases.

                  (e) Purchase Orders placed under this Agreement may be made by means of mail or fax pursuant to Section 20.3, or upon mutual agreement of the Parties, electronic data interchange. No Purchase Order or other ordering document which would otherwise modify or supplement this Agreement or any Schedule shall add to or vary the terms of this Agreement. All such proposed variations or additions (whether submitted by either Party) are objected to and deemed material. Each Purchase Order shall contain, at a minimum, the following information:

                           (i)      The date of the Purchase Order;

                           (ii)     A written reference to this Agreement;

                           (iii) Any applicable discounts as set forth in Schedule C;

                           (iv)     With regard to Products:

                                    (1)     The quantity and a brief written
                                            description of each Product
                                            ordered, including any applicable
                                            part, accessory or product number;

                                    (2)     The unit price of each Product
                                            ordered, calculated pursuant to
                                            this Agreement, as well as
                                            subtotals and Purchase Order totals
                                            for Products; and

                                    (3)     The required delivery date and
                                            place;

                           (v)      With regard to other Deliverables or
                                    Services:

                                    (1)     The quantity and a brief written
                                            description of each Service ordered;

                                    (2)     The price of each Service ordered
                                            (e.g., applicable rates or fixed
                                            fees), calculated pursuant to this
                                            Agreement, as well as subtotals and
                                            Purchase Order totals for Services;

                                    (3)     In the case of a Deliverable, the
                                            required delivery date, and in the
                                            case of a Service, the required
                                            performance date or dates; and

                                    (4)     In the case of a Deliverable, the
                                            required place of delivery, and in
                                            the case of a Service, the required
                                            place of performance.

Supply Agreement                                     Confidential-WinStar/Lucent

                  (f) With respect Third Party Products provided by Lucent pursuant to this Agreement, Lucent shall:

                           (i) Use commercially reasonable efforts to effect a formal original-equipment manufacturer ("OEM") or similar relationship with the third-party sellers, manufacturers, lessors or licensors of such Third Party Products that is consistent with Lucent's then-current OEM policies and standards; and

                           (ii) To the extent Lucent does not have an OEM or similar relationship with the third party sellers, manufactures, lessors or licensors of such Third Party Product: (1) pass through to WinStar the benefits of any rights and remedies it has with respect to such Third Party Products to the extent that Lucent is able pursuant to any agreements between Lucent and the third-party sellers, manufacturers, lessors or licensors of such Third Party Products, and enforce such warranties and indemnities on behalf of WinStar as directed by WinStar; and (2) use commercially reasonable efforts to obtain terms and conditions that are favorable to WinStar.

         4.2.     Administrative Changes.

                  Lucent will notify WinStar at least thirty (30) calendar days in advance of any administrative changes with respect to any Product set forth in Schedule A or previously provided by Lucent to WinStar, such as changes in product part numbers or descriptions, as well as newly compatible products or components.

         4.3.     Timing of Delivery.

                  (a) Delivery dates for Deliverables and Services shall be firm. Lucent will deliver Deliverables and Services strictly in accordance with the terms and conditions of this Agreement.

                  (b) If Lucent discovers any potential delay that threatens the timely delivery or the full delivery of Deliverables or Services with respect to a Purchase Order, Lucent shall immediately notify WinStar of such delay. If requested by WinStar, Lucent shall provide a written plan for correction of such delay.

                  (c)      Subject to Sections 4.1(c), 10.2 and 16.3, if
                           Lucent fails to deliver such Deliverable or Services in accordance with the scheduled delivery or performance date set forth in the corresponding Purchase Order, then after five (5) business days following the scheduled delivery or performance date, WinStar shall be entitled to deduct from the price of such Deliverable or Service an amount equal to one percent (1%) of the price of such Deliverable or Service for each seven (7) calendar days of delay after such grace period until actual delivery of such Deliverable or performance of such Service, up to a maximum deduction of one hundred percent (100%) of the price for such

Supply Agreement                                     Confidential-WinStar/Lucent

                           Deliverable or Service (the "Delivery Pricing Adjustment"). Notwithstanding the preceding sentence, Lucent shall not be liable for a Delivery Pricing Adjustment to the extent that Lucent can demonstrate that its failure to deliver a Deliverable or Service in accordance with the scheduled delivery or performance date set forth in the corresponding Purchase Order is reasonably caused by the wrongful actions of WinStar or a change, revision, modification, or special requirement with respect to such Deliverable or Service, or the delivery or performance date for such Deliverable or Service, that is requested by WinStar and approved by Lucent after Lucent has accepted the Purchase Order corresponding to such Deliverable or Service. In the event WinStar has not otherwise terminated the Purchase Order as provided in Subsection 4.5 below and WinStar elects to take the Delivery Pricing Adjustment as provided above, such adjustment shall be WinStar's sole and exclusive monetary remedy with respect to the delay attributable to the failure to complete the Purchase Order; provided, however, in the event Lucent has persistent delays over multiple Purchase Orders, such Delivery Pricing Adjustment shall be in addition to any other rights or remedies WinStar may have under this Agreement or at law or in equity. Lucent agrees not to make an economic determination not to deliver a Deliverable or Service under a particular Purchase Order due to the Delivery Pricing Adjustment.

                  (d) If Lucent fails to make any delivery of a Deliverable or performance of a Service within the lesser of

                           (i) forty-five (45) calendar days after the scheduled delivery or performance date set forth in the corresponding Purchase Order, and

                           (ii) such other time period as mutually agreed by the Parties,

                           Then WinStar shall be entitled to terminate the corresponding Purchase Order in accordance with
                           Section 4.5.

         4.4.     Cancellation and Rescheduling of Purchase Orders

                  (a)      WinStar can cancel Purchase Orders for Stock
                           Products in whole or in part at no cost or liability anytime prior to thirty (30) days prior to the scheduled delivery date set forth in the Purchase Order. Should WinStar cancel any Purchase Order for Stock Products, in whole or in part, other than for cause during the thirty (30) day period prior to the scheduled delivery date, WinStar agrees to pay to Lucent cancellation and reconfiguration charges equal to the lesser of (i) Lucent's actual and reasonable Out-of-Pocket Expenses associated with reconfiguring and restocking the Stock Products canceled and (ii) ten percent (10%) of the Purchase Order price for the canceled Stock Products.

                  (b) WinStar can cancel Purchase Orders for Custom Products in whole or in part at no cost or liability anytime prior to sixty (60) days prior to the scheduled delivery date set forth in the Purchase Order. Should WinStar cancel any Purchase Order for Custom Products, in whole or in part, other than for cause

Supply Agreement                                     Confidential-WinStar/Lucent
                           during the sixty (60) day period prior to the scheduled delivery date, WinStar agrees to pay to Lucent cancellation and reconfiguration charges equal to the lesser of (i) Lucent's Out-of-Pocket Expenses associated with reconfiguring and restocking the Custom Products canceled and (ii) the following percentage of the Purchase Order price for the particular canceled Custom Products based on the number of calendar days of prior notice provided by
                           WinStar: (1) fifty percent (50%) if the notice is within nine (9) days prior to or on the scheduled delivery date set forth in the Purchase Order, (2) twenty percent (20%) if the notice is less than fifty-five (55) days but more than nine (9) days prior to the scheduled delivery date set forth in the Purchase Order, and (3) ten percent (10%) if the notice is less than sixty (60) days but more than fifty-five (55) days prior to the scheduled delivery date set forth in the Purchase Order.

                  (c) WinStar may change the "ship to" destination of any Purchase Order by submitting notice to Lucent in writing at least ten (10) calendar days prior to shipment. If such change is requested by WinStar with less than forty-eight hours of notice prior to shipment, Lucent will use all reasonable efforts to implement such change. WinStar will be responsible for unavoidable Out-of-Pocket Expenses that Lucent reasonably incurs as a direct result of such change. Lucent will provide WinStar with an estimate of such Out-of-Pocket Expenses as soon as possible following WinStar's notice.

                  (d) Purchase Orders shall not be subject to cancellation after shipment except as expressly provided in this Agreement.

                  (e) WinStar may reschedule any Purchase Order for Stock Products at anytime prior to actual shipment. WinStar can reschedule any Purchase Order with respect to Stock Products at no cost or liability up to ninety (90) days from the original scheduled shipment date specified in the applicable Purchase Order.

                  (f) WinStar may reschedule any Purchase Order for Custom Products at no cost or liability at anytime prior to the actual shipment; provided, however, if the reschedule request is within thirty (30) days of the scheduled delivery date set forth in the Purchase Order, the rescheduled delivery date requested by WinStar will be subject to Lucent's reasonable approval, but in no event shall the rescheduled delivery date be more than ten (10) days later than WinStar's requested rescheduled delivery date. If the new shipment date is within thirty (30) days of the scheduled shipment date, then Lucent shall arrange and pay for all additional transportation and storage costs for the Purchase Order. If the new shipment date is more than thirty (30) days after the scheduled shipment date but less than ninety (90) days after the scheduled shipment date, then such reasonable additional storage Out-of-Pocket Expenses incurred by Lucent shall be payable by WinStar. Except as provided in the preceding sentence, WinStar can reschedule any Purchase Order at no cost or liability up to ninety (90) days from the original scheduled shipment date specified in the applicable Purchase Order.

                  (g) All references in this Section to the scheduled delivery date specified in the

Supply Agreement                                     Confidential-WinStar/Lucent

                           Purchase Order shall be extended day-for-day by the number of days Lucent is delayed in meeting the scheduled delivery date.

         4.5.     Termination of Purchase Orders.

                  In the event that Lucent:

                  (a) Fails to correct the failure of a Deliverable to comply with a representation, warranty or covenant as set forth in this Agreement;

                  (b) Fails to achieve Acceptance with respect to a Lucent Product as set forth in Section 7.2; or

                  (c) Fails to make delivery in a timely fashion as set forth in Section 4.3(d) or 1.1(b);

                  Then WinStar may, by giving written notice to Lucent, terminate the corresponding Purchase Order, in whole or in part, for cause as of a date specified in the notice of termination. In such event, WinStar may return any associated Deliverables (if delivered) to Lucent, in which case Lucent shall promptly refund (in the form of a credit for future purchases) to WinStar all charges paid by WinStar to Lucent for such Deliverables, and WinStar shall have no further payment obligations to Lucent with respect to such Deliverables.

5.       SHIPPING AND DELIVERY

         5.1.     Incorrect Delivery.

                  (a) Early deliveries of Products may be refused due to space or security considerations and returned or stored at Lucent's expense and risk of loss.

                  (b) WinStar assumes no liability for Products produced, processed, rendered or shipped in excess of the amounts specified in any Purchase Order submitted pursuant to this Agreement.

                  (c) If Lucent makes a proper shipment in a timely manner and the WinStar facility is not prepared to receive the shipment, WinStar will be responsible for unavoidable Out-of-Pocket Expenses that Lucent reasonably incurs as a direct result of WinStar's failure to prepare. Lucent will provide WinStar with an estimate of such Out-of-Pocket Expenses as soon as possible following WinStar's notice.

         5.2.     Purchase Order Tracking.

                  Lucent shall be responsible for tracking the delivery of all Products from receipt of the corresponding Purchase Order until delivery of such Products to the WinStar- designated place of delivery. Lucent will provide WinStar with current status reports

Supply Agreement                                     Confidential-WinStar/Lucent
                  and information on Purchase Orders and such other information and reports as reasonably requested by WinStar regarding Purchase Orders.

         5.3.     Packing.

                  All Products delivered to WinStar pursuant to this Agreement shall be preserved, packaged and packed by Lucent to ensure safe delivery to their destinations without damages due to shipment.

         5.4.     Labeling.

                  (a) Lucent will label each component of any Product no later than at the time of installation of such component. Lucent will use reasonable and good faith efforts to label each component of any Product, each container and each set of packing documentation with any WinStar-provided asset identification information prior to the installation of such component.

                  (b) Lucent will mark each shipping carton with (i) a brief description of the contents and quantities of the Products shipped within such shipping carton, and (ii) the address of the delivery destination specified on the applicable Purchase Order.

         5.5.     Calibration and Testing.

                  Lucent will calibrate and test Products shipped to ensure that such Products meet the applicable Specifications.

         5.6.     Shipping

                  (a) Lucent will notify WinStar of Lucent's intent to ship Products within a reasonable time prior to the scheduled delivery date as specified in the Order at the delivery destination address specified in a Purchase Order, so as to permit WinStar to make necessary arrangements for receipt of the shipment. The foregoing notwithstanding, Lucent shall deliver such Products consistent with the agreed upon City-Specific Plan.

                  (b) Lucent will ship all Products to the delivery destination specified by WinStar in the corresponding Purchase Order. All shipments to WinStar's premises shall be consistent with WinStar's shipping and delivery processes and procedures provided or identified to Lucent. Lucent will (i) ship all deliveries complete, and (ii) not ship any substitute item in place of a Product specified in a Purchase Order that differs in form, fit or function, unless otherwise agreed by WinStar in writing.

                  (c) Unless otherwise instructed by WinStar, Lucent will:

                           (i) Enclose a packing memorandum with each shipment and, when more

Supply Agreement                                     Confidential-WinStar/Lucent
                                    than one package is shipped, identify the one which contains the memorandum;

                           (ii)     Verify that bills of lading match
                                    corresponding shipping invoices; and

                           (iii) Forward applicable bills of lading and shipping notices with items shipped.

                  (d) All shipments will be F.O.B. destination, unless otherwise agreed in writing by WinStar. WinStar will reimburse Lucent for actual, reasonable freight and insurance costs on an Out-of-Pocket expenses basis; provided, however that upon reasonable request by WinStar, Lucent substantiates such costs by providing WinStar with freight bills or other written documentation that adequately verifies such charges. Lucent will ship all items by means of a common carrier or carriers designated by WinStar.

         5.7.     Title and Risk of Loss.

                  Risk of loss and title to any item shipped to WinStar will pass to WinStar upon delivery into the interior of the WinStar destination facility or as otherwise specified in writing by WinStar. WinStar will notify Lucent as soon as reasonably practicable of any claim with respect to loss which occurs while Lucent has the risk of loss and shall provide reasonable cooperation to facilitate the settlement of any claim.

6.       DELIVERY OF SERVICES

         6.1.     Transition/Ramp-up of Lucent Service Capabilities.

                  (a) Subject to the Transition Plan, Lucent shall perform the Services ordered by WinStar hereunder.

                  (b) If Lucent fails to achieve the transition on or before the completion date as set forth in the Transition Plan for reasons other than the wrongful actions of WinStar, then Lucent shall pay WinStar for additional Out-of-Pocket Expenses incurred by WinStar as a result of such failure.

         6.2.     Use of Third Parties.

                  (a) Lucent shall not subcontract any of its obligations under this Agreement, without WinStar's prior written consent, which shall not be unreasonably withheld. WinStar shall have the right to revoke its prior approval of a subcontractor and direct Lucent to replace such subcontractor if (i) the subcontractor's performance is deficient, (ii) there have been misrepresentations by or concerning the subcontractor, or (iii) good faith doubts exist concerning the subcontractor's ability to render future performance because of changes to the subcontractor's ownership, personnel, management, financial condition, or otherwise.

Supply Agreement                                     Confidential-WinStar/Lucent

                  (b) Lucent will remain responsible for obligations performed by its subcontractors to the same extent as if such obligations were performed by Lucent employees. Lucent shall be WinStar's sole point of contact regarding Deliverables and Services provided by such subcontractors, including with respect to payment. Lucent will not disclose Confidential Information of WinStar to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such information in a manner substantially equivalent to that required of Lucent under this Agreement, and in all respects, only on a "need-to-know" basis.

                  (c) Upon WinStar's request, Lucent shall provide program management with respect to WinStar's personnel and third party service providers contracted directly by WinStar to perform services related to the Deliverables and Services. In the event Lucent intends to subcontract a particular component of the Services to a third party, Lucent shall notify WinStar and WinStar shall have the option, in its sole discretion, to perform such services itself or through its own subcontractor. Such WinStar personnel and third parties shall not be considered Lucent subcontractors for the purposes of this Agreement.

         6.3.     Key Lucent Positions.

                  (a) "Key Lucent Positions" shall be the positions set forth as such in Schedule J, as Schedule J is amended from time to time by the mutual written agreement of the Parties.

                  (b) Lucent shall fill such Key Lucent Positions and shall cause each of the personnel filling the Key Lucent Positions to devote substantially his or her full time and effort to the provision of the Services on-site at WinStar's facilities. WinStar will provide reasonable facilities for the use of the personnel in Key Lucent Positions.

                  (c) WinStar, with Lucent's written approval, which approval shall not be unreasonably withheld, may from time to time change the positions designated as Key Lucent Positions under this Agreement provided that the number of Key Lucent Positions shall not exceed the number set forth in Schedule J as of the Effective Date.

                  (d) Before assigning an individual to a Key Lucent Position, whether as an initial assignment or a subsequent assignment, Lucent shall notify WinStar of the proposed assignment and shall provide WinStar with a resume and other information about the individual reasonably requested by WinStar. If WinStar in good faith objects to the proposed assignment, the Parties shall attempt to resolve WinStar's concerns on a mutually agreeable basis. If the Parties have not been able to resolve WinStar's concerns within five (5) days, Lucent shall not assign the individual to that position and shall propose to WinStar the assignment of another individual of suitable ability and qualifications.

                  (e) Personnel filling Key Lucent Positions may not be transferred or re-assigned

Supply Agreement                                     Confidential-WinStar/Lucent
                           until a suitable replacement has been reasonably approved by WinStar and the functions and responsibilities of the individual being transferred or reassigned have been properly transitioned to the replacement.

         6.4.     Required Consents

                  (a) Lucent, with the cooperation of WinStar, but at Lucent's expense, shall obtain any Required Consents. In the event that such expense is not commercially reasonable and Lucent cannot provide a reasonable monetary or non-monetary alternative to the third party, the Parties shall work together to achieve an appropriate resolution.

                  (b) If a Required Consent is not obtained, then, unless and until such Required Consent is obtained, Lucent shall determine and adopt, subject to WinStar's prior approval, such alternative approaches as are necessary and sufficient to provide the Deliverables and Services without such Required Consents.

         6.5.     Implementation Plans, Milestones and Milestone Dates.

                  For all Services that result in the creation of a
                  Deliverable:

                  (a) Lucent shall prepare for WinStar's review, comment and approval, a detailed, task-level implementation plan delineating milestones (each, a "Milestone"), Milestone completion dates (each, a "Milestone Date"), together with each Party's respective responsibilities associated with the installation or implementation work.

                  (b) If Lucent fails to achieve a Milestone on or before the corresponding Milestone Date, (i) Lucent's President of Global Commercial Markets (or in the event such position no longer exists, an executive with a similar level of responsibility) will meet with WinStar in person at WinStar's facilities, explain to WinStar the root cause for the delay, and present to WinStar a plan to remedy such failure, and
                           (ii) Lucent will take appropriate preventive measures so that the failure does not recur, and reasonably demonstrate to WinStar that such measures have been performed.

7.       ACCEPTANCE TESTING AND FINAL ACCEPTANCE

         7.1.     Acceptance Testing and Cure.

                  As described more fully in Schedule E, each Deliverable shall be subject to acceptance testing by WinStar. If a Deliverable meets its Acceptance Criteria (including all applicable Specifications), WinStar will notify Lucent that such Deliverable has received Acceptance pursuant to Section 7.2. If a Deliverable does not meet its Acceptance Criteria, WinStar may notify Lucent of the failures of the Deliverable to meet its Acceptance Criteria, and of WinStar's Acceptance of such Deliverable pursuant to Section 7.2 upon the condition that such failures will be corrected by

Supply Agreement                                     Confidential-WinStar/Lucent

                  Lucent within a period of time specified by WinStar (such acceptance a "Conditional Acceptance").

         7.2.     Acceptance.

                  A Deliverable shall be deemed to be accepted (the "Acceptance") only upon the earliest of: (a) receipt by Lucent of written notice by WinStar certifying that the Deliverable conforms to its Acceptance Criteria; (b) satisfaction of all conditions underlying a Conditional Acceptance as described in Section 7.1, or (c) the expiration of the Acceptance Testing Period for such Deliverable without notice of non-acceptance or of the terms of a Conditional Acceptance by WinStar. Notwithstanding anything to the contrary herein, Acceptance of a Deliverable shall only occur in accordance with the terms of this Agreement.

8.       PERFORMANCE STANDARDS

         8.1.     General.

                  All Deliverables and Services provided by Lucent shall at all times meet or exceed the quantitative and qualitative performance standards identified in Schedule B (the "Performance Standards"), including those Performance Standards that are critical to WinStar's business functions (the "Critical Performance Standards"). In addition, all Services provided by Lucent shall at all times be consistent with (i) WinStar's methods, operations and procedures as of the Effective Date and in any event (ii) standards satisfied by well-managed operations performing services similar to the Services.

         8.2.     Failure to Perform.

                  (a) Lucent recognizes that its failure to meet Critical Performance Standards may have a materially adverse impact on the business and operations of WinStar. Accordingly, in the event that Lucent fails to meet a Critical Performance Standard for reasons other than the wrongful actions of WinStar or circumstances that constitute force majeure under this Agreement, WinStar may elect in lieu of pursuing other monetary remedies to recover as liquidated damages the amounts calculated pursuant to Schedule B (the "Performance Standard Credits").

                  (b) If Lucent fails to meet any Performance Standard, Lucent shall (i) investigate and report on the root causes of the problem; (ii) advise WinStar, as and to the extent requested by WinStar, of the status of remedial efforts being undertaken with respect to such problems; (iii) correct the problem and begin meeting the Performance Standards; and (iv) take appropriate preventive measures so that the problem does not recur.

Supply Agreement                                     Confidential-WinStar/Lucent

         8.3.     Periodic Reviews.

                  Within three (3) months after the expiration of the first year following the Effective Date and at least annually thereafter, WinStar and Lucent shall review the Performance Standards and shall make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in the technology and methods used to provide the Deliverables and perform the Services. The Parties expect and understand that the Performance Standards will become more stringent over time.


         8.4.     Measurement and Monitoring Tools.

                  Lucent shall use the measurement and monitoring tools and procedures required to measure and report Lucent's performance of the Services against the applicable Performance Standards. Such measurement and monitoring will permit reporting at a level of detail sufficient to verify compliance with the Performance Standards and will be subject to audit by WinStar. Lucent shall provide WinStar with information and access to such tools and procedures upon request, for purposes of verification.


9.       SOFTWARE LICENSES AND PROPRIETARY RIGHTS

         9.1.     Licenses.

                  (a) Commencing upon delivery of Software pursuant to this Agreement, Lucent grants WinStar and its Affiliates a perpetual, transferable (as provided herein), nonexclusive, fully-paid, royalty-free, irrevocable (except as provided by Subsection (b) of this Section) and world-wide right and license (or sublicense in the case of Software owned by a third party) to use, copy (as provided herein), access, display, operate and process the Software provided to WinStar pursuant to a Purchase Order (collectively, the "Licenses"). These rights may be exercised through officers, employees and agents for the sole purpose of providing services to WinStar and its Affiliates. WinStar may copy the Software for back-up purposes and for uses that are in accordance with this Agreement. Any such reproduction will include any copyright or similar proprietary notice contained in the Software being reproduced. WinStar may not decompile, disassemble or reverse engineer the Software.

                  (b) Lucent may revoke a particular License if and only if WinStar fails to pay undisputed licensing fees associated with such License, and such nonpayment is not cured within thirty (30) calendar days after written notice of such nonpayment provided by Lucent to WinStar.

                  (c) If Lucent is unable to secure the rights specified in Section 9.1 with respect to Software associated with Third Party Products, it shall be excused from that obligation, provided that it gives WinStar prior written notice of such inability sufficiently in advance so that WinStar may seek alternate means of obtaining such rights.

Supply Agreement                                   Confidential - WinStar/Lucent

22 -

                  (d) WinStar may, at no charge, relocate any Software to another location for reuse with Equipment with which it was originally delivered when such Equipment is itself to be relocated consistent with this Agreement. Such relocation or reuse shall not alter the Licenses.

                  (e) WinStar shall have the right to transfer any of the Licenses in the event WinStar sells the Equipment with which such Software is utilized or any component thereof, or in the event of an assignment or change in control in accordance with Section 20.1. Such transfers shall be subject to (i) the transferee undertaking the restrictions and covenants of the license, (ii) reasonable creditworthiness of the transferee, and (iii) a limitation that the transferee is not a direct competitor of Lucent in the area of telecommunications equipment manufacture.

                  (f) Lucent agrees to furnish and convey, at no additional charge to WinStar, such documentation, training materials, manuals, appropriate designs, appropriate drawings, and other media and material pertaining to the use and operation of Deliverables as is necessary to permit WinStar to use and maintain such items in accordance with this Agreement (the
                           "Documentation").  Lucent will provide the
                           Documentation in both hard- and soft-copy formats. WinStar may make a reasonable number of copies of the Documentation; provided, however, that all such copies shall contain the copyright legends placed on the original versions by Lucent.

                  (g) In the event that a WinStar employee violates the License restrictions set forth in this Section (a), WinStar shall, at its own expense take such reasonable actions as may be necessary to remedy such violation and cooperate in all reasonable respects to minimize the violation and any damage resulting therefrom.

                  (h) WinStar acknowledges that, in the event it attempts to decompile, disassemble or reverse engineer Software other than any Developed Deliverable, Lucent may proceed directly to court. If a court of competent jurisdiction should find that WinStar has attempted to decompile, disassemble or reverse engineer such Software, WinStar agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order restraining it from any further attempt to decompile, disassemble or reverse engineer such Software.


         9.2.     Proprietary Rights.

                  (a) Title to the Software shall remain in Lucent or its suppliers except as otherwise provided herein.

                  (b) The Parties do not expect that Lucent will develop custom Software in the course of performance under this Agreement.

                  (c) Notwithstanding the foregoing, title to any Software or Deliverables created by


Supply Agreement                                   Confidential - WinStar/Lucent

23 -

                           WinStar or created by Lucent for WinStar pursuant to mutually agreed-upon terms, conditions and fees set forth in a Purchase Order shall vest in WinStar (such Software and Deliverables the "Developed Deliverables"). Developed Deliverables shall be considered "works made for hire" for WinStar. To the extent any Developed Deliverable is not deemed a "work for hire" by operation of law, Lucent hereby irrevocably assigns, transfers and conveys to WinStar without further consideration all of its right, title and interest in such Developed Deliverable, including all rights of patent, copyright, trade secret or other proprietary rights in such materials. Lucent acknowledges that WinStar and the assigns of WinStar shall have the right to obtain and hold in their own name any intellectual property rights in and to Developed Deliverables. Lucent agrees to execute any documents or take any other actions as may reasonably be necessary, or as WinStar may reasonably request, to perfect WinStar's ownership of any Developed Deliverables. Concurrently with the delivery of Developed Deliverables, Lucent will provide to WinStar the Source Code for Software included within the scope of the Developed Deliverables as well as all documentation and other information necessary for WinStar to exercise its rights granted by this Agreement with respect to such Source Code. To the extent that Lucent adds to or modifies such Source Code as part of the Services, Lucent shall provide such additions or modifications to the Source Code and any associated documentation to WinStar concurrently with the performance of such Services.

                  (d) WinStar grants to Lucent a worldwide, fully paid-up, nonexclusive license during the Term to use, copy, maintain, modify, enhance and create derivative works of the Developed Deliverables (including the Source Code applicable to such Developed Deliverables) for the sole purpose of providing the Services pursuant to this Agreement. For any items provided by WinStar for Lucent's use hereunder, Lucent shall maintain the confidentiality of such items in accordance with the terms hereof. Lucent will not use Developed Deliverables or any other items provided by WinStar for the benefit of any entities other than WinStar without the prior written consent of WinStar, which may be withheld at WinStar's sole discretion. Except as otherwise requested or approved by WinStar, upon expiration or termination of this Agreement, Lucent will cease all use of Developed Deliverables and other items provided by WinStar and promptly return all such items to WinStar.


         9.3.     Source Code Availability


10.      WINSTAR RESPONSIBILITIES

         10.1.    Facilities and Resources

                  WinStar's responsibility for providing facilities, personnel and other resources as necessary to permit Lucent to deliver the Deliverables and Services shall be as set forth in this Agreement. Lucent shall be responsible for providing all other necessary

Supply Agreement                                   Confidential - WinStar/Lucent

24 -
                  facilities, personnel and other resources.


         10.2.    Savings Clause

                  WinStar's failure to perform any of its responsibilities set forth in this Agreement (other than WinStar obligations to pay undisputed amounts under Article 11.3) shall not constitute a material breach of the Agreement or otherwise be deemed to be grounds for extra compensation to, or termination by, Lucent. However, Lucent's nonperformance of its obligations under this Agreement shall be excused if and to the extent: (a) such nonperformance is a direct result of WinStar's failure to perform its responsibilities, (b) Lucent provides WinStar with reasonable notice of such nonperformance, and (c) Lucent uses commercially reasonable efforts to perform notwithstanding WinStar's failure to perform.


11.      CHARGES

         11.1.    General.

                  The charging mechanisms and pricing methodologies for Products, other Deliverables and Services are set forth in Schedule C. The Parties agree to supplement Schedule C in a manner consistent with the other pricing terms of this Agreement as necessary if and when WinStar purchases Deliverables and Services for which pricing is not set forth in Schedule C. WinStar will not be liable to Lucent for any charges, additional or otherwise, for Deliverables or Services provided by Lucent unless such charges are expressly set forth in a Purchase Order, this Agreement (including its Schedules) or as otherwise may be mutually agreed by the Parties in writing.


         11.2.    Taxes.

                  The Parties' respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows:

                  (a) Each Party shall be responsible for personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

                  (b) Lucent shall be responsible for sales, use, excise, value-added, services, consumption, and other taxes and duties payable by Lucent on any goods or services that are used or consumed by Lucent in providing the Deliverables and Services.

                  (c) WinStar shall be responsible for sales, use, excise, value-added, services, consumption, and other taxes existing as of the Effective Date that are assessed on any particular Deliverable or Service received by WinStar from Lucent. If and to the extent any such tax is reduced or eliminated during the Term, Lucent shall reduce or eliminate any charges for such taxes, as appropriate.


Supply Agreement                                   Confidential - WinStar/Lucent

25 -

                  (d) In the event that a sales, use, excise, value added, services, consumption, or other tax is assessed on the provision of any of Deliverable or Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

                           (i)      Payments for taxable Deliverables and
                                    Services;

                           (ii) Payments where Lucent functions merely as a payment agent for WinStar in receiving goods, supplies, or services (including leasing and licensing arrangements); and

                           (iii) Payments for other nontaxable Deliverables and Services.

                  (e) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally permissible. Lucent shall use commercially reasonable efforts to minimize WinStar's taxes payable hereunder. Lucent's invoices shall separately state the amounts of any taxes Lucent is collecting from WinStar. Each Party shall provide and make available to the other any resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by either Party.

                  (f) Lucent shall promptly notify WinStar of, and coordinate with WinStar the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which WinStar is responsible hereunder. With respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. If WinStar requests Lucent to challenge the imposition of any tax, WinStar shall reimburse Lucent for the reasonable legal fees and expenses it incurs. WinStar shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by WinStar.


         11.3.    Financing.

                  (a) Lucent shall provide WinStar financing in accordance with the Credit Agreement and otherwise in accordance with the terms of this Agreement..

                  (b) Lucent agrees to provide financing (subject to the terms and conditions set forth in the Credit Agreement) for all Lucent Products and Services purchased by WinStar under this Agreement plus up to $2,600,000 per Contract Year for amounts drawn down for WinStar provided RF engineering (with any excess and any other WinStar provided products and services to be treated as Other Products and Services as defined below) (collectively, the "Lucent Content"). Lucent also agrees to provide financing for non-Lucent Products and services associated with the Network ("Other Products and Services"),


Supply Agreement                                   Confidential - WinStar/Lucent

26 -
                           subject to the following annual total financing percentage limitations set forth below. For purposes of this Subsection (b) the following definitions shall apply: (1) "Contract Year" shall refer to each year of the Term of this Agreement, with the initial Contract Year commencing on the Effective Date, (2) "Total Contract Year Draw Down" shall refer to the total dollar amount drawn down by WinStar under the Credit Agreement during a Contract Year, and (3) "Total Surcharge Amount" for each Contract Year shall equal a total of U.S. $3,000,000.

                           (i) WinStar may use up to thirty-five percent (35%) of the Total Contract Year Draw
                                    Down during the first Contract Year for
                                    Other Products and Services. During each of the second, third, fourth and fifth Contract Years (each, a "Subsequent Contract Year"), WinStar may use up to thirty percent (30%) of the Total
                                    Contract Year Draw Down for Other Products and Services.

                           (ii) At the end of each Contract Year, Lucent shall provide for WinStar's review, and subject to WinStar's confirmation, a reconciliation statement that specifies the percentage of the Total Contract Year Draw Down that was used for Lucent Content and for Other Products and Services and the amount of the Total Surcharge Amount that is due Lucent, if any, based upon the following:

                                    (1)     If the actual percentage for Other
                                            Products and Services is less or
                                            equal to thirty percent (30%) for
                                            the First Contract Year and less
                                            than or equal to twenty-five
                                            percent (25%) during any
                                            Subsequent Contract Year, as the
                                            case may be, there will be no
                                            portion of the Total Surcharge
                                            Amount due and payable by WinStar;

                                   (2)     Where the actual percentage for Other
                                            Products and Services exceeds
                                            thirty percent (30%) in the
                                            First Contract Year or exceeds
                                            twenty-five percent (25%) in a
                                            Subsequent Contract Year, as the
                                            case may be, the portion of the
                                            Total Surcharge Amount due and
                                            payable by WinStar shall be an
                                            amount equal to six thousand dollars
                                            (U.S. $6,000) per each one
                                            hundredth of a percentage (1/100%)
                                            in excess of thirty percent (30%)
                                            for the First Contract Year and
                                            twenty-five percent (25%) in a
                                            Subsequent Contract Year, but in
                                            each case no greater than the Total
                                            Surcharge Amount.

                  (c) Subject to the terms set forth in Subsection (b) above, this Agreement and the Credit Agreement, Lucent shall provide financing and act as the paying agent for any such other invoices for non-Lucent Products and services (e.g., Third Party Products and third party and WinStar provided services) delivered to Lucent by WinStar. Lucent shall pay all such delivered invoices in accordance with the payment terms set forth on such invoice or as otherwise directed by WinStar.


Supply Agreement                                   Confidential - WinStar/Lucent

27 -

                  (d) Lucent shall continue to provide WinStar with financing for Deliverables and Services during the Disengagement Period as described in Section 15.4(a) subject to the terms set forth in Subsection (b) above.

                  (e) Should WinStar acquire any significant interest in any company to which Lucent is currently providing financing pursuant to an independent contractual agreement, Lucent hereby consents and agrees, at no cost to WinStar for such consent, to continue to honor such contractual agreement if all the terms and conditions of such agreement other than change in ownership are met under WinStar's acquisition of such significant interest.


         11.4.    Incidental Expenses.

                  (a) Lucent acknowledges that, except as provided in Subsection (b) of this Section, expenses that Lucent expects to incur in performing under this Agreement (including document reproduction and long-distance telephone) are included in Lucent's charges under in this Agreement. Accordingly, such Lucent expenses are not separately reimbursable by WinStar unless, on a case-by-case basis for unusual expenses, WinStar has agreed in advance and in writing to reimburse Lucent for the expense.

                  (b) WinStar will reimburse Lucent for the verifiable travel and travel-related Out- of-Pocket Expenses incurred by Lucent that are necessary to provide the Services to the extent that such Out-of-Pocket Expenses are consistent with WinStar's expense policies, provided that Lucent obtains WinStar's consent in advance of incurring any such expenses.


         11.5.    Most Favored Customer.



12.      INVOICING AND PAYMENT

         12.1.    Invoicing.

                  (a) Products. Upon shipment of Products pursuant to a Purchase Order, Lucent will invoice WinStar for amounts due pursuant to this Agreement for such Products. Such invoice shall include: invoice date, shipment number, Product part numbers and descriptions, quantities, unit prices and total amount due. That invoice shall also indicate the corresponding Purchase Order for each invoiced Product.

                  (b) Other Deliverables and Services. With respect to Product-related engineering and installation Services, Lucent will invoice WinStar upon completion of the performance of such Services. With respect to other Deliverables and Services, Lucent shall render a single consolidated invoice for charges due under this Agreement on a monthly basis in arrears. Such invoice shall include invoice date, quantities, unit prices and total amount due. Each


Supply Agreement                                   Confidential - WinStar/Lucent

28 -
                           invoice shall also indicate the corresponding Purchase Order for each line item and the corresponding milestone for each Service that will produce a Deliverable.

                  (c) On each invoice, Lucent shall include the calculations utilized to establish any charges, and each invoice shall show details and information as to charges as may be reasonably specified by WinStar, including as necessary to satisfy WinStar's internal accounting; provided, however, that to the extent that a firm pricing quotation previously delivered to WinStar by from Lucent expressly provides such calculations, details and information, Lucent may cross-reference such quotation in the applicable invoice in lieu of including such calculations, details or information, as applicable, in such invoice. Each invoice shall also (i) separately state the amounts of any taxes Lucent is collecting from WinStar and (ii) identify that the invoice is a Lucent issued invoice.

                  (d) To the extent a credit may be due WinStar pursuant to this Agreement, Lucent shall provide WinStar with an appropriate credit against amounts then due and owing; if no further payments are due to Lucent, Lucent shall pay such amounts to WinStar within thirty (30) calendar days.


         12.2.    Payment Due.

                  (a) Subject to the other provisions of this Article 12, charges shall be due and payable by WinStar within thirty (30) calendar days after receipt of a proper invoice for such amount.

                  (b)      All amounts due and payable to Lucent under this
                           Article 12 shall be paid, at WinStar's option, (i) by check payable to the order of Lucent, (ii) through draw-down of Lucent-provided financing under the Credit Agreement, or (iii) by electronic funds transfer to Lucent from account(s) designated by WinStar.



         12.3.    Accountability.

                  Lucent shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by WinStar hereunder, in accordance with generally accepted accounting principles applied on a consistent basis. Lucent agrees to provide WinStar with documentation and other information with respect to each invoice as may be reasonably requested by WinStar to verify accuracy and compliance with the provisions of this Agreement. Upon WinStar's reasonable request, WinStar and its authorized agents and representatives shall have access to such records for purposes of audit during normal business hours during the Term and during the period for which Lucent is required to maintain such records.


         12.4.    Proration.

                  Periodic charges under this Agreement are to be computed on a calendar month basis,


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                  and shall be prorated for any partial month.


         12.5.    Set Off.

                  With respect to any amount to be paid by WinStar hereunder, WinStar may set off against such amount any amount that Lucent is obligated to pay WinStar hereunder.


         12.6.    Disputed Charges.

                  Subject to Section 12.5, WinStar shall pay undisputed charges when such payments are due under this Article 12. WinStar may withhold payment of particular charges that WinStar disputes in good faith.


         12.7.    Encumbrances.

                  Except to the extent granted in the Credit Agreement or otherwise expressly set forth in this Agreement, Lucent shall not perfect a security interest, lien or other encumbrance upon any Deliverable, Deliverable component or Service provided pursuant to this Agreement.


13.      CONFIDENTIALITY

         13.1.    Confidential Information.

                  Lucent and WinStar each acknowledge that they may be furnished with, receive, or otherwise have access to information of or concerning the other Party that such Party considers to be confidential, proprietary, a trade secret or otherwise restricted. As used in this Agreement and subject to Section 13.3, "Confidential Information" means all information, in any form, furnished or made available directly or indirectly by one Party (the "Disclosing Party") to the other (the "Receiving Party") that (i) concerns the operations, affairs and businesses of the Disclosing Party, the financial affairs of the Disclosing Party, and the relations of the Disclosing Party with its customers, employees and service providers, or (ii) is marked confidential, restricted, proprietary, or with a similar designation. The terms and conditions of this Agreement shall be deemed Confidential Information.


         13.2.    Obligations.

                  The following obligations with respect to Confidential Information shall survive the expiration or termination of this Agreement for a period of seven (7) years or such longer period as required by regulation, law or court order.

                  (a) Each Party's Confidential Information shall remain the property of that Party except as expressly provided otherwise by the other provisions of this Agreement. Each Party shall each use at least the same degree of care, but in any event no less than a reasonable degree of care, to prevent unauthorized disclosure of Confidential Information as it employs to avoid unauthorized


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                           disclosure of its own information of a similar
                           nature. Except as otherwise permitted hereunder, the Parties may disclose such information to entities performing services required hereunder where: (i) use of such entity is authorized under this Agreement, (ii) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility, and (iii) the entity agrees in writing to assume the obligations described in this
                           Section 13.2. Any disclosure to such entity shall be under the terms and conditions as provided herein.

                  (b) Each Party shall take reasonable steps to ensure that its employees comply with this Section 13.2. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the Disclosing Party, the Receiving Party shall promptly, at its own expense: (i) notify the Disclosing Party in writing; (ii) take such actions as may be necessary and cooperate in all reasonable respects with the Disclosing Party to minimize the violation and any damage resulting therefrom.


         13.3.    Exclusions.

                  (a) "Confidential Information" shall exclude any particular information that the Receiving Party can demonstrate:

                           (i) At the time of disclosure, was in the public domain or in the possession of the Receiving Party;

                           (ii) After disclosure, is published or otherwise becomes part of the public domain through no fault of the Receiving Party;

                           (iii) Was received after disclosure from a third party who had a lawful right to disclose such information to the Receiving Party without any obligation to restrict its further use or disclosure;

                           (iv)     Was independently developed by the
                                    Receiving Party without reference to
                                    Confidential Information of the Disclosing
                                    Party; or

                           (v) Was required to be disclosed to satisfy a legal requirement of a competent government body; provided that, immediately upon receiving such request and to the extent that it may legally do so, the Receiving Party advises the Disclosing Party promptly and prior to making such disclosure in order that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information.

                  (b) Either Party may disclose the terms and conditions of this Agreement to third parties that (1) have expressed a bona fide interest in consummating a significant financing, merger or acquisition transaction between such third


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                           parties and such Party, (2) have a reasonable
                           ability (financial and otherwise) to consummate such transaction, and (3) have executed a nondisclosure agreement that includes within its scope the terms and conditions of this Agreement and also includes a procedure to limit the extent of copying and distribution of this Agreement. Each Party shall endeavor to delay the disclosure of the terms and conditions of this Agreement until the status of discussions concerning such transaction warrants such disclosure.


         13.4.    No Implied Rights.

                  Nothing contained in this Section shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party.


14.      REPRESENTATIONS, WARRANTIES AND COVENANTS

         14.1.    Pass-Through Warranties.

                  Without limiting any other representation, warranty or covenant contained in this Article 14, Lucent may from time to time provide certain Products and other items for which Lucent is entitled to warranties and indemnities from the manufacturers, lessors or licensors of such items. Lucent shall pass through to WinStar the benefits of such warranties and indemnities to the extent that Lucent is able pursuant to any agreements between Lucent and such manufacturers, lessors or licensors, and enforce such warranties and indemnities as directed by WinStar.


         14.2.    Non-Infringement.

                  Lucent represents, warrants and covenants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary rights of any third party.


         14.3.    Ownership or Use.

                  (a) Lucent represents, warrants and covenants that it is either the owner of, or authorized to distribute, sublicense and use, the Deliverables provided by Lucent pursuant to this Agreement.

                  (b) Lucent represents, warrants and covenants that WinStar shall receive marketable title to all Products and Developed Deliverables provided pursuant to this Agreement and shall be entitled to the rights of possession and quiet enjoyment thereto, free of any liens or encumbrances, except as provided in the Credit Agreement.


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         14.4.    Authorization.

                  (a)      Each Party represents and warrants to the other that:

                           (i) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement; and

                           (ii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party.

                  (b) Lucent represents, warrants and covenants that it is not subject to any contractual or other obligation that would prevent it from entering into this relationship.


         14.5.    Inducements.

                  Each Party represents, warrants and covenants that it has not offered or provided any inducements in violation of law or the other Party's policies, of which it has been given notice, in connection with this Agreement.


         14.6.    Work Standards.

                  (a) Lucent represents, warrants and covenants that the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services. Lucent represents and warrants that it shall use adequate numbers of qualified individuals with suitable training, education, experience, and skill to perform the Services.

                  (b) If the Services prove not to be performed as warranted within a nine (9) month period commencing on the date of completion of the applicable Services, Lucent shall correct the defect or non-conforming Services at no additional cost or expense to WinStar. In the event the Services cannot be corrected within the applicable time periods specifically identified in this Agreement or thirty
                           (30) days of WinStar's notice, whichever period is shorter (or such additional period of time as may be mutually agree upon), Lucent shall at WinStar's option render a full refund or credit based on the original charges for the Services.


         14.7.    Product Warranties.

                  (a) During the Warranty Period and any Extended Warranty Periods for each Lucent Product, Lucent shall perform the specific warranty and extended warranty Services as may be set forth in Schedule A.


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                  (b)      During the Warranty Period and any Extended Warranty
                           Periods, Lucent represents, warrants and covenants that Deliverables (other than Third Party Products) provided under this Agreement shall be free from defects in design, material and workmanship, and shall operate in accordance with applicable Acceptance Criteria, industry standards and intended purposes during the Warranty Period and any Extended Warranty Periods.

                  (c) Lucent represents, warrants and covenants that all Lucent Product components (except for spare parts provided in the course of repair or replacement, which may be refurbished or re-manufactured) provided hereunder shall be new, not refurbished or re-manufactured.

                  (d) With respect to the Software associated with Lucent Products, Lucent represents, warrants and covenants that it shall provide to WinStar, at no additional charge, error-fixes, corrections and revisions to the Software that are necessary to maintain those Deliverables in compliance with the Acceptance Criteria or as otherwise generally provided to any other customer of Lucent. Lucent will provide on-site assistance (including installation and problem resolution Services) necessary to correct Nonconformities with such Software at no additional charge to WinStar. Lucent shall also replace such Software if the media is destroyed or damaged and as a result such Software is unusable or fails to operate in accordance with the applicable Acceptance Criteria. The foregoing representations, warranties and covenants shall also apply with respect to new versions, upgrades and enhancements provided by Lucent to the Software; provided that, if such new versions, upgrades and enhancements are chargeable to Lucent's other customers, WinStar must also pay a fee pursuant to the applicable prices and pricing methodologies contained in Schedule C.

                  (e) Lucent represents, warrants and covenants that it shall provide updated Documentation reflecting any changes to Deliverables (other than Third Party Products).

                  (f) During the Warranty Period and any Extended Warranty Periods, Lucent represents, warrants and covenants that it shall provide telephone support to WinStar in order to assist WinStar to locate and correct functional or operational problems with Deliverables (other than Third Party Products). Such support shall be provided on a 24-hour, 7-days-per-week basis. Lucent shall provide a toll-free number for WinStar's calls to Lucent.

                  (g) Lucent represents, warrants and covenants that it shall stock spare Equipment parts for Deliverables other than Third Party Products and provide 24-hour availability of such parts, unless Lucent's standard published policies provide otherwise and specified in a Product addendum herein.

                  (h) Lucent represents, warrants and covenants that it will provide all upgrades to Deliverables components (other than Third Party Products) during the Warranty Period and Extended Warranty Periods (as applicable) and that such upgrades shall be backward compatible to within two (2) immediately


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



                           preceding revision levels for the Deliverables in use by WinStar.

                  (i) During the Warranty Period and any Extended Warranty Periods, Lucent represents, warrants and covenants that it shall provide access to technical resources to resolve any problem with Deliverables (other than Third Party Products) that WinStar cannot resolve through lower level support, including help desk support and on-site service support for problems that cannot be remotely diagnosed and cured. If on-site support reveals that the problem originated with WinStar or a third-party, Lucent may charge WinStar reasonable time and material rates for the on-site support.

                  (j) Subject to Section 20.9 of the Agreement, in the event that any Deliverable fails to comply with the representations, warranties or covenants contained in this Section 14.7, WinStar will notify Lucent, specifying the nature of the failure in reasonable detail. Lucent shall correct the failure at no additional charge to WinStar so that the Deliverable complies with such representations, warranties and covenants, in accordance with the Performance Standards set forth in Schedule B. Lucent shall make available to WinStar on-site personnel as necessary to repair, replace or correct such Deliverable at no additional charge to WinStar. The repair and replace time intervals are set forth in Schedule A. Notwithstanding the foregoing, if, after a reasonable number of repeated efforts (but not more than three
                           (3) attempts or more than a total of three (3) business days after WinStar's initial notification to Lucent of noncompliance with a representation, warranty or covenant), Lucent is unable to correct the failure, then, at WinStar's option, Lucent shall provide WinStar with a refund, pro-rated according to the useful life, of amounts paid for any affected Deliverable.


         14.8.    Discontinued Lucent Products

                  (a) Lucent shall notify WinStar at least one (1) year before Lucent discontinues accepting Purchase Orders from WinStar for a Lucent Product. Where Lucent generally offers an equivalent Lucent Product (based upon form, fit and function) this notification period may vary but shall in no event be less than six (6) months.

                  (b) Lucent shall, in addition to its obligations under this Agreement (including with respect to the Product warranties set forth in this Agreement), make available ongoing Warranty Period and Extended Warranty Period support during Extended Warranty Periods upon the terms and conditions of this Agreement for a period of five (5) years after such Product's discontinued availability effective date.


         14.9.    Compliance.

                  Lucent represents, warrants and covenants that all Deliverables delivered hereunder operate in conformance with all applicable domestic and international laws and


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



                  regulations, including, FCC requirements and specifications as well as safety and environmental laws and regulations. Upon WinStar's request, Lucent will issue to WinStar written statements of compliance that Deliverables provided to WinStar comply with the foregoing representation, warranty and covenant.


         14.10.   Documentation.

                  Lucent represents, warrants and covenants that all Documentation provided by Lucent will (a) accurately reflect the operations and capabilities of any corresponding Deliverables, (b) be accurate, complete and written in a manner understood by WinStar, and (c) be updated from time to time to reflect the changes to the Deliverables.


         14.11.   Viruses.

                  Lucent represents, warrants and covenants that it will exercise reasonable care in recommending Third Party Products that are free of Viruses and that there are no Viruses coded or introduced into (a) any Lucent Product or (b) other Deliverable that is not a Third Party Product. Lucent agrees that, in the event a Virus is found to have been introduced into any such Lucent Product or other Deliverable that is not a Third Party Product, Lucent shall use its best efforts, at no additional charge, to assist WinStar in reducing the effects of the Virus and, if the Virus causes a loss of operational efficiency or loss of data, to assist WinStar to the same extent to mitigate and restore such losses.


         14.12.   Disabling Code.

                  Lucent represents, warrants and covenants that, without the prior written consent of WinStar, Lucent shall not insert into any Deliverable any code which would have the effect of disabling or otherwise shutting down all or any portion of a Deliverable ("Disabling Code"). Lucent further represents, warrants and covenants that, with respect to any Disabling Code that may be part of any Deliverable, Lucent shall not invoke such Disabling Code at any time, including upon expiration or termination of this Agreement (in whole or in part) for any reason, without WinStar's prior written consent.


         14.13.   Integration Test.

                  Lucent represents, warrants and covenants that

                  (a) It is familiar with the intended use by WinStar of the Network as described in this Agreement and that the Network and its associated Deliverables are suitable for and will satisfy such use and the terms of this Agreement in all respects, including the Network Architecture and design and Product recommendations.

                  (b) The Network, if implemented in accordance with the Network Architecture, is


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



                           designed to and will interface and interoperate in accordance with the Network Architecture, Applicable Standards and other corresponding Specifications in this Agreement as a fully integrated system. If the Network fails to so interface and interoperate during the Term of this Agreement, Lucent shall initiate corrective actions after receipt of notice of the defect or failure and shall promptly cure such defect at Lucent's sole cost and expense. This warranty shall not apply to the extent that (i) the Network is installed by a party other than Lucent not in accordance with the Network Architecture or
                           (ii) such failure to operate directly results from a failure or defect in Lucent or Third-Party Products to operate in accordance with their specifications. This warranty shall not be deemed to extend or limit any warranty for any individual Product provided by Lucent.


         14.14.   Year 2000.

                  Lucent represents, warrants and covenants:

                  (a) that it will exercise reasonable care in recommending Third Party Products that are Year 2000 Compliant;

                  (b) that, during the longer of (i) the Warranty Periods and Extended Warranty Periods and (ii) December 31, 2001, Lucent Products, and other Deliverables other than Third Party Products, shall be Year 2000 Compliant; and

                  (c) to the extent that Lucent provides testing and validation Services with respect to a Network (which Services may be performed in Lucent's sole discretion) and certifies that such Network is Year 2000 Compliant, that such Network is Year 2000 Compliant.

                  At WinStar's reasonable request, Lucent agrees to cooperate and assist WinStar and its designated third party contractors in connection with WinStar's other Year 2000 compliance efforts.


         14.15.   Disclaimer

                  (a) The foregoing warranties will not extend to defective conditions or non- conformities to the extent resulting from the following, if not consistent with the applicable Specifications and
                           Documentation: WinStar modification, misuse, neglect, accident, abuse, improper wiring, repairing, splicing, alteration, installation, storage or maintenance.

                  (b) THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER EXPRESS AND IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. WINSTAR'S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE PRODUCT WARRANTY SET FORTH IN SECTION 14.8 HEREUNDER SHALL BE LUCENT'S OBLIGATION TO


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



                           REPAIR, REPLACE, CREDIT OR REFUND AS PROVIDED HEREIN.


15.      TERMINATION

         15.1.    Termination for Cause.

                  In the event that Lucent:

                  (a) Commits a material breach of this Agreement, which breach is not cured within thirty (30) calendar days after notice of breach from WinStar to Lucent,

                  (b) Commits a material breach of this Agreement which is not capable of being cured within thirty (30) calendar days and fails to (i) proceed promptly and diligently to correct the breach, (ii) develop within thirty (30) calendar days following written notice of breach from WinStar a complete plan for curing the breach, and (iii) cure the breach within sixty (60) calendar days of notice thereof, or

                  (c) Commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement,

                  Then WinStar may, by giving written notice to Lucent, terminate this Agreement or any affected Purchase Orders, in whole or in part, for cause as of a date specified in the notice of termination.


         15.2.    Termination by Lucent.

                  In the event that WinStar fails to pay Lucent when due undisputed charges under a Purchase Order within thirty (30) calendar days of notice from Lucent of the failure to make such payment within the payment period described in Section 12.2, Lucent may, by giving written notice to WinStar, terminate such Purchase Order as of a date specified in such notice of termination.


         15.3.    Termination Option for Lucent's Failure to Provide Financing.

                  In the event Lucent fails to continue to provide financing under the Credit Agreement at terms and conditions satisfactory to WinStar, WinStar may upon notice to Lucent elect to terminate this Agreement in whole or in part. Any such termination shall be at no cost or liability to WinStar.


         15.4.    Disengagement Assistance.

                  (a) Upon termination or expiration of this Agreement, WinStar may extend all or any portion of the Agreement beyond the effective date of termination one or more times as it elects, at its sole discretion, provided that the total of all such extensions shall not exceed twelve months (unless a longer time period is mutually agreed upon) following the original effective date of termination


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



                           (such period the "Disengagement Period").

                  (b) Upon termination or expiration of this Agreement, Lucent agrees to provide WinStar and its designated third party providers all reasonable assistance as necessary to effect a smooth transition to a new supplier. In the event this Agreement is terminated by WinStar for cause pursuant to this Agreement, Lucent shall bear WinStar's reasonable and verifiable Out-of-Pocket Expenses incurred with respect to transitioning to a new supplier.


16.      LIABILITY

         16.1.    General Intent.

                  Subject to the specific provisions of this Article 16, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.


         16.2.    Liability Restrictions.

                  (a) IN NO EVENT, WHETHER IN CONTRACT OR IN TORT (INCLUDING BREACH OF WARRANTY, NEGLIGENCE AND STRICT LIABILITY IN TORT), SHALL A PARTY BE LIABLE FOR INDIRECT OR CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

                  (b) Subject to Subsections (c) and (d) of this Section, each Party's total liability to the other, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to an amount equal to one hundred fifty million U.S. Dollars (U.S. $150,000,000).

                  (c) The limitation set forth in Subsection (b) of this Section shall not apply with respect to: (i) damages occasioned by willful misconduct or gross negligence;
                           (ii) claims of breach of confidentiality, (iii) claims subject to indemnification pursuant to the Agreement, (iv) financing charges, fees or costs that are assessed on any unused financing amounts (including to the extent owed or paid by WinStar and included as part of any damages to which WinStar is or becomes entitled pursuant to law), (v) failure to comply with applicable laws and regulations, (vi) damages occasioned by the improper or wrongful termination or abandonment of work by Lucent; and
                           (vii) any amounts paid by WinStar that are refundable (either by credit or payment) by Lucent pursuant to this Agreement..

                  (d) For the purposes of this Section 16.2, all amounts payable or paid to third parties in connection with claims that are eligible for indemnification pursuant to this Agreement shall be deemed direct damages.


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


         16.3.    Force Majeure.

                  (a) No Party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, lightning, earthquake, elements of nature or acts of God, riots, civil disorders, rebellions or revolutions in any country, with respect to Lucent, its sole suppliers or its subcontractors, or any other cause beyond the reasonable control of such Party; provided, however, that (i the non-performing Party is without fault in causing such default or delay, and (ii) such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means, including to the extent contemplated by applicable disaster recovery processes or procedures).

                  (b) In such event the non-performing Party shall be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. In addition, in such event, Lucent shall give priority status to WinStar vis-a-vis other customers to recommence performance or observance of its obligations. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within two (2) business days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

                  (c) If any event under Subsection (a) of this Section above substantially prevents, hinders, or delays Lucent's performance for more than thirty (30) consecutive calendar days, then at WinStar's option:
                           (i) WinStar may terminate for convenience at no charge to WinStar or modify any affected portion of any Purchase Order, or terminate for convenience at no charge to WinStar any affected portion of this Agreement, and the charges payable hereunder shall be equitably adjusted to reflect such termination; or
                           (ii) WinStar may terminate this Agreement without liability to WinStar or Lucent as of a date specified by WinStar in a written notice of termination to Lucent. Lucent shall not have the right to any additional payments from WinStar for costs or expenses incurred by Lucent as a result of any force majeure occurrence.


17.      INDEMNIFICATION

         17.1.    Indemnities by Lucent.

                  Lucent agrees to indemnify, defend and hold harmless WinStar and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:



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


                  (a) Lucent's failure to observe or perform any duties or obligations to third parties (e.g., duties or obligations to subcontractors);



                  (b) Any claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred based upon the provision of Deliverables or performance of Services by Lucent, except to the extent that such claims arise from (i) modification of a Deliverable or any component thereof by WinStar that is not recommended or otherwise approved by Lucent, (ii) maintenance of a Deliverable by WinStar other than in accordance with the Specifications and the provisions set forth in this Agreement that is not recommended or otherwise approved by Lucent, or (iii) use of a Deliverable by WinStar in combination with deliverables furnished by third parties that is not recommended or otherwise approved by Lucent;

                  (c) The death or bodily injury of any agent, employee, customer, business invitee or any other person caused by the tortious conduct of Lucent;

                  (d) The damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of Lucent; or

                  (e) Any claim, demand, charge, action, cause of action, or other proceeding asserted against WinStar but resulting from an act or omission of Lucent in its capacity as an employer of a person.


         17.2.    Indemnities by WinStar.

                  WinStar agrees to indemnify, defend and hold harmless Lucent and its Affiliates and their respective officers, directors, employees, agents, successors, and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations of, any of the following:

                  (a) WinStar's failure to observe or perform any duties or obligations to third parties (e.g., duties or obligations to subcontractors);

                  (b) Any claims of infringement of any patent, trade secret, copyright or other proprietary rights, alleged to have occurred based upon misuse of Deliverables by WinStar, including (i) modification of a Deliverable or any component thereof by WinStar that is not recommended or otherwise approved by Lucent, (ii) maintenance of a Deliverable performed by WinStar other than in accordance with the Specifications and the provisions set forth in this Agreement that is not recommended or otherwise approved by Lucent, or (iii) use of a Deliverable by WinStar in combination with deliverables furnished by third parties that is not recommended or otherwise approved by Lucent;

                  (c) The death or bodily injury of any agent, employee, customer, business invitee or any other person caused by the tortious conduct of WinStar;

                  (d) The damage, loss or destruction of any real or tangible personal property


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

                           caused by the tortious conduct of WinStar; or


                  (e) Any claim, demand, charge, action, cause of action, or other proceeding asserted against Lucent but resulting from an act or omission of WinStar in its capacity as an employer of a person.


         17.3.    Infringement.

                  If any Deliverable or other item used by Lucent to provide the Services becomes, or in Lucent's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding, in addition to indemnifying WinStar as provided in Section 17.1 and to the other rights WinStar may have under this Agreement, Lucent shall, promptly at Lucent's expense:

                  (a) Secure the right to continue using the Deliverable or item, or

                  (b) If the action described in Subsection (a) cannot be accomplished by Lucent, replace or modify the Deliverable or item to make it non-infringing, provided that any such replacement or modification will not degrade the fit, form or function of the affected Deliverables or Services, or

                  (c) If the action described in Subsection (b) of this Section cannot be accomplished by Lucent, and only in such event, provide WinStar with a full refund for the affected Deliverables and Services.


         17.4.    Indemnification Procedures.

                  With respect to third-party claims, the following procedures shall apply:

                  (a) Promptly after receipt of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative action or proceeding involving a claim in respect of which Indemnitee will seek indemnification pursuant to this Article 17, Indemnitee will notify Indemnitor of such claim in writing. No failure to so notify Indemnitor will relieve Indemnitor of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) calendar days following receipt of written notice from Indemnitee relating to any claim, but no later than ten (10) calendar days before the date on which any response to a complaint or summons is due, Indemnitor will notify Indemnitee in writing if Indemnitor elects to assume control of the defense and settlement of that claim (a "Notice of Election").

                  (b) If Indemnitor delivers a Notice of Election relating to any claim within the required notice period, Indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) Indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim, and (ii) Indemnitor shall obtain the prior written approval of Indemnitee before entering into any



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

                           settlement of such claim or ceasing to defend against such claim. After Indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, Indemnitor shall not be liable to Indemnitee for any legal expenses incurred by Indemnitee in connection with the defense of that claim. In addition, Indemnitor shall not be required to indemnify Indemnitee for any amount paid or payable by the Indemnitee in the settlement of any claim for which the Indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the Indemnitor.

                  (c) If Indemnitor does not deliver a Notice of Election relating to any claim within the required notice period, Indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of Indemnitor. Indemnitor shall promptly reimburse Indemnitee for all such costs and expenses.


18.      DISPUTE RESOLUTION

         Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by Lucent or WinStar, shall be resolved as provided in this Article 18; provided, however, that any dispute arising out of the Best of Breed process described in Schedule H shall not be subject to Sections 18.1 and 18.2, but rather shall be subject to the dispute resolution process described in Schedule H.


         18.1.    Informal Dispute Resolution.

                  (a) Prior to the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their dispute informally pursuant to this Section. Upon the written request of a Party, each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.

                           (i) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

                           (ii) During the course of discussion, all reasonable requests made by one Party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the Parties may be fully advised of the other's position.

                           (iii) The specific format for the discussions shall be left to the discretion of


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

                                    the designated representatives.

                  (b) The Parties agree that disputes, controversies or claims between them shall not be subject to the provisions of this Section where:

                           (i) A Party makes a good faith determination that a breach of the terms of this Agreement by the other Party is such that a temporary restraining order or other injunctive relief is the only appropriate and adequate remedy; or

                           (ii) Institution of formal proceedings earlier than as set forth in Section 18.2(a) is necessary to avoid the expiration of any applicable limitations period or to preserve a superior position with respect to other creditors.

                  (c) If a Party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other Party and the injunctive relief sought is not awarded in substantial part, the Party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the Party successfully challenging the pleading.


         18.2.    Litigation.

                  (a) Formal proceedings for the resolution of a dispute may be commenced after the earlier of:

                           (i)      The designated representatives described in
                                    Section 18.1 conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                           (ii) Thirty (30) calendar days after the initial written request to appoint a designated representative pursuant to Subsection 18.1(a) above (this period shall be deemed to run notwithstanding any claim that the process described in this Section 18.1 was not followed or completed).

                  (b) The Parties consent to the jurisdiction of the courts of the State of New York and to jurisdiction and venue in the United States District Court for the Southern District of New York for all litigation that may be brought with respect to the terms of, and the transactions and relationships contemplated by, this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party.


         18.3.    Continued Performance.

                  Each Party agrees to continue performing its obligations under this Agreement while any dispute is being resolved except to the extent the issue in dispute precludes


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


                  performance (dispute over payment shall not be deemed to preclude performance).


         18.4.    Governing Law.

                  This Agreement and performance under it shall be governed by and construed in accordance with the laws of the State of New York without regard to its choice of law principles.


19.      INSURANCE REQUIREMENTS

         During the Term, Lucent shall have and maintain in force the following insurance coverages:

                  (a) Worker's Compensation and Employer's Liability. Lucent is required to comply with applicable federal and state workers' compensation and occupational disease statutes. If occupational diseases are not compensable under those statutes, they shall be covered under the employer's liability section of Lucent's insurance policy. Employer's liability coverage of at least $1,000,000 shall be required, except in States with exclusive or monopolistic funds that do not permit workers' compensation to be written by private carriers.

                  (b) General Liability. Lucent shall carry general liability insurance coverage for product liability of at least $1,000,000 per occurrence; bodily injury written on the comprehensive form or policy of at least $1,000,000 per occurrence per person; property damage of at least $1,000,000 per occurrence.

                  (c) Automobile Liability. Lucent shall carry automobile liability insurance written on the comprehensive form of policy. The policy shall provide for bodily injury and property damage liability covering the operation of all automobiles used in connection with performing under the Agreement. Policies covering automobiles operated in the United States shall provide coverage of at least $1,000,000 per occurrence for bodily injury and $300,000per occurrence for property damage. The amount of liability coverage on other policies shall be commensurate with any legal requirements of the locality and sufficient to meet normal and customary claims.

                  The foregoing insurance coverages shall be primary and non-contributing with respect to any other insurance or self insurance that may be maintained by WinStar. Lucent shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force and that not less than thirty (30) calendar days written notice shall be given to WinStar prior to any modification, cancellation or non-renewal of the policies. The minimum limits of coverage specified herein are not intended, and shall not be construed, to limit any liability or indemnity of Lucent under this Agreement.


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

20.      GENERAL

         20.1.    Binding Nature and Assignment.

                  (a) This Agreement shall accrue to the benefit of and be binding upon the Parties hereto and any purchaser or any successor entity into which either Party has been merged or consolidated or to which either Party has sold or transferred all or substantially all of its assets.

                  (b) Neither Party may, or shall have the power to, assign this Agreement or delegate such Party's obligations hereunder without the prior written consent of the other, except that WinStar may assign its rights and obligations under this Agreement without the approval of Lucent to

                           (i)      an entity which acquires all or
                                    substantially all of the assets of WinStar,

                           (ii)     to any Affiliate, or

                           (iii) to a successor in a merger or acquisition of WinStar;

                           provided, however, that in the event that the financing provided by Lucent under the Credit Agreement is terminated as a result of such assignment, then Lucent's consent to such assignment shall be required if the entity has credit worthiness less than that of WinStar.


         20.2.    Entire Agreement.

                  This Agreement, including any attached Schedules, constitutes the entire agreement between the Parties with respect to the subject matter in this Agreement, and supersedes all prior agreements, whether written or oral, with respect to the subject matter contained in this Agreement.


         20.3.    Notices.

                  All notices, requests, demands, and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) one (1) business day after being given to an express, overnight courier with a reliable system for tracking delivery, (iii) when sent by confirmed facsimile with a copy delivered by another means specified in this Section, or (iv) four (4) business days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, and addressed as follows:


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

If to WinStar:                               If to Lucent:
    WinStar Communications, Inc.                 Lucent Technologies Inc.
    7799 Leesburg Pike                           5 Wood Hollow Rd
    Falls Church, Virginia 22043                 Parsippany, New Jersey 07054
    Attn:  Senior VP, Network Operations         Attn:  President, Global
                                                 Commercial Markets
    Facsimile:  (703) 761-0309                   Facsimile: (973) 581-4106

With a copy to:                              With a copy to:
    WinStar Communications, Inc.                 Lucent Technologies Inc.
    230 Park Avenue                              283 King George Rd.
    New York, New York  10169                    Warren, New Jersey  07059
    Attn:  General Counsel                       Attn:  Vice President of Law
    Facsimile:  (212) 922-1637                   Facsimile:  (908) 559-3042

                  A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective.


         20.4.    Counterparts.

                  This Agreement may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties hereto.


         20.5.    Relationship of Parties.

                  Lucent, in furnishing Deliverables and Services hereunder, is acting as an independent contractor, and Lucent personnel (including its subcontractors) shall not be considered or represented as employees or agents of WinStar. Lucent is not otherwise an agent of WinStar and has no authority to represent WinStar as to any matters, except as expressly authorized in this Agreement. Lucent is solely responsible for: (a) performing its responsibilities under this Agreement, (b) management and control of its personnel; (c) the payment of all compensation owed to its personnel, including payment of employment-related taxes, benefits, and worker's compensation insurance; (d) the filing of all required employment returns and reports; and (e) the withholding and payment of all applicable federal, state, and local taxes and other wage or employment assessments, including but not limited to income tax, social security tax, and unemployment insurance premiums for its personnel.


         20.6.    Severability.

                  In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by an arbitrator or a court with jurisdiction over the Parties, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.


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         20.7.    Consents and Approval.

                  Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.



         20.8.    Waiver of Default.

                  No waiver or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such amendment, waiver, or discharge is sought to be enforced. A delay or omission by either Party hereto to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waive of any succeeding breach thereof or of any other covenant herein contained.


         20.9.    Cumulative Remedies.

                  Except as otherwise expressly provided herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law, in equity or otherwise.


         20.10.   Survival.

                  Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement (in whole or in part) shall survive any termination or expiration of this Agreement (in whole or in part, as applicable) and continue in full force and effect. Without limiting the generality of the foregoing, WinStar shall have the right to extend any Warranty Period pursuant to
                  Section 1.1(ss) and order spare parts and Products following terminatio of this Agreement, and each Party's obligations with respect to such Services and Products (including those set forth in Sections 9.3 and 14.8) shall survive expiration or termination of this Agreement (in whole or in part, as applicable) and continue in full force and effect.


         20.11.   Public Disclosures.

                  All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and shall be subject to approval by WinStar prior to release.


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         20.12.   Service Marks.

                  (a) Lucent agrees that it shall not, without WinStar's prior written consent, use the name, service marks or trademarks of WinStar or its Affiliates.

                  (b) WinStar may use the names, tradenames, trademarks, service marks, trade devices, logos, codes, brand names or other symbols of Lucent or its Affiliates (collectively, the "Lucent Indicia") subject to the following terms and conditions:

                           (i) WinStar shall not use Lucent Indicia unless and until approval is rendered pursuant to Subsection (ii) of this Subsection (b).

                           (ii) WinStar shall submit all proposed usage of Lucent Indicia for approval by Lucent on such written or electronic forms as may be developed by Lucent and provided to WinStar from time to time. Lucent shall either accept or reject WinStar's proposed usage of Lucent Indicia in writing within three (3) business days of receipt of WinStar's request. If Lucent fails to provide such written acceptance or rejection within such three-day period, WinStar's proposed usage shall be deemed approved by Lucent.

                           (iii) WinStar shall be entitled to use the Lucent Indicia as proposed by WinStar to the extent approved by Lucent pursuant to Subsection
                                    (ii) of this Subsection (b); provided,
                                    however, that such use conforms to the
                                    guidelines set forth in Schedule K (the
                                    "Lucent Indicia Co-Marketing Program
                                    Guidelines"), except that for the purposes of Schedule K, WinStar shall be deemed enrolled in the Co-Marketing Program. Without limiting the Lucent Indicia Use Guidelines, the following shall also apply:

                                    (1)      WinStar may not conduct business as
                                             Lucent under Lucent's name or logo;

                                    (2)      WinStar may not use any Lucent
                                             Indicia or variations thereof to
                                             identify WinStar or WinStar's
                                             products or services except as
                                             specifically permitted by the
                                             Lucent Indicia Use Guidelines; and

                                    (3)      WinStar may not use any of the
                                             Lucent Indicia in a manner that is
                                             likely to confuse the public
                                             concerning the relationship of the
                                             Parties.

                           (iv) Except as otherwise required by, and without limiting the terms of, this Agreement, WinStar acknowledges that it has no ownership or other interest in the Lucent Indicia and shall make no claim with respect to the ownership or other interest in such Indicia. WinStar's rights to use the Lucent Indicia shall not be exclusive; Lucent expressly reserves the



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


                                    right to contract with others to use the Lucent Indicia.


         20.13.   Third Party Beneficiaries.

                  Except as otherwise provided in this Agreement, this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.


         20.14.   Amendment.

                  This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by both Parties.


         20.15.   Interpretation

                  (a) Terms other than those defined in this Agreement shall be given their plain English meaning, and those terms, acronyms and phrases known in the telecommunications and information technology services industries shall be interpreted in accordance with their generally known meanings. Unless the context otherwise requires, words importing the singular include the plural and vice-versa. Terms defined in the Credit Agreement shall not be superceded by the same terms defined in this Agreement.

                  (b) References to "Article", "Section", "Subsection" and "Schedule" mean references to an article, section, subsection or schedule of this Agreement, as appropriate, unless otherwise specifically stated.

                  (c) The article and section headings in this Agreement are intended to be for reference purposes only and shall in no way be construed to modify or restrict any of the terms or provisions of this Agreement.

                  (d) The words "include," "includes", and "including", when following a general statement or term, are not to be construed as limiting the general statement or term to any specific item or matter set forth or to similar items or matters, but rather as permitting the general statement or term to refer also to all other items or matters that could reasonably fall within its broadest scope.

                  (e) All dollar amounts set forth herein are in United States dollars.


         20.16.   Incorporation by Reference and Order of Precedence.

                  (a) All Schedules attached hereto are hereby incorporated by reference into this Agreement. Subject to Section 20.14, any amendments to this Agreement (including with respect to Schedules), and any additional Schedules that are agreed upon by the Parties subsequent to the Effective Date, shall likewise be incorporated by reference into this Agreement.

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                  (b)      Any conflict among or between the documents making up
                           this Agreement will be resolved in accordance with the following order of precedence (in descending order of precedence):

                           (i)      This Agreement;

                           (ii)     The Schedules;

                           (iii)    The Exhibits to the Schedules; and

                           (iv)     Purchase Orders.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the undersigned officers, thereunto, duly authorized, as of the date first written above.


WINSTAR COMMUNICATIONS, INC.                      LUCENT TECHNOLOGIES INC.


By: /s/ Nate Kantor                               By: /s/ Nina Aversano
    -----------------------                           ---------------------
Name:  Nate Kantor                                Name:  Nina Aversano
       -----------------------                           --------------------
Title: President and COO                          Title: President -- GSM
       -----------------------                           --------------------
Date:  October 21, 1998                           Date:  October 21, 1996
       -----------------------                           --------------------






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


                                   Schedule A

                                Statement of Work

1.   General.

     1.1.     General.

              This Statement of Work describes certain services, functions and responsibilities of Lucent, including the design, architecture, planning, program management and implementation of the Network.

              The Services described in this Statement of Work are intended to be comprehensive as to the categories of services to be performed by Lucent, but may not necessarily be all inclusive in describing the particular activities, resources or other details necessary for the performance of those Services. Appropriate additional implementation details and procedures for the Services described herein will be included in documents subsequently developed under this Agreement.

              As more fully described herein, Lucent will have full responsibility to:

                   (i) Develop the end-to-end design and architecture of the Network;

                   (ii) Develop and design the end-to-end Network Technology, including Network Elements specifications pursuant to Best of Breed;

                   (iii)  Plan and execute the implementation of the Network;

                   (iv) Consistent with the terms of this Agreement, acquire (on WinStar's behalf) the requisite Network Elements for the implementation of the Network;

                   (v) Install, integrate and test the Network Elements with each other and with the appropriate OSS and BSS; and

                   (vi) Provide continued engineering support for the Network as it may evolve and expand to include additional WinStar business units and WinStar customers.

     1.2.     Current WinStar Topology, Network Building Blocks And Elements.

              (a) Network Building Blocks. The current Network consists of independent voice and data networks. The voice network is entirely TDM based while the data network is a combination of TDM and packet technologies. The network elements of the voice and data networks are being physically colocated to afford all of WinStar's customers the opportunity to access all products and services in a seamless manner. The WinStar network is comprised of the following major building blocks:


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                   (i)    Central Offices. The Central Office is the service
                          node for all voice and data services. It houses a voice switch, an ATM switch, frame relay switch, microwave radios, transmission gear, host loop carrier equipment, distribution frames and all necessary power, network management devices, data service gateways, HVAC and environmental controls. Many Central Offices also serve as Hubs, as defined below.

                   (ii) Hubs. An access node, primarily utilizing wireless technology, consisting of microwave radios, host loop carrier equipment, transmission gear, distribution frames, network management devices and all necessary power, HVAC and environmental controls. A Hub in many cases is also a B-Site in that it serves WinStar customers that reside in the Hub building.

                   (iii) B-Sites. A customer building, also known as a WinStar Building that houses microwave radios, remote loop carrier equipment, intra-building connectivity facilities and/or gear to reach WinStar's customer demarcation point and all necessary power. A B-Site can also serve as a Hub in a reduced configuration.

                   (iv) Colos. WinStar can physically or virtually colocate a subscriber loop or transmission/mux gear with LECs, IXCs and CAPs. WinStar uses LECs and CAPs to access unbundled loops and/or T1/T3 facilities for the provisioning of service to WinStar customers.

                   (v) Data-Only Points. In other markets, there may be WinStar services deployed that are not built around a 5ESS anchor. These other markets may also require a Central Office environment with engineered access, power, transmission and switching. Lucent will extend EF&I services to these markets in a similar program managed environment as is being provided in core cities.

              (b) Topology. The network topology currently consists of a centralized switching platform that provides all of the features, services and switching functionality for all customers in a particular Network Serving Area. Each switch delivers services to and from WinStar customers through interconnect facilities to and from the LEC, IXCs and Internet Peering Points to which WinStar has connections. Today, Switches connect to Hubs in a hub-and-spoke topology. Also, Hubs connect to B-Sites in a hub-and-spoke topology. Exhibit A-6 sets forth the current Network topology.

              (c) Switching. The voice network today consists of the Lucent 5ESS, typically deployed one per city and operated as the centralized switching platform for the entire market. All Switches provide local service through interconnect arrangements with the incumbent LEC. All WinStar switches provide long distance service to WinStar local customers and most switches provide long distance services to WinStar switched access long distance customers. The data


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                   network consists of a Newbridge 36170 ATM switch and a
                   Cascade 9000 frame relay switch in the Central Office.

              (d) Interconnect. The Interconnect facilities are the physical connections from WinStar's Switch to other carrier networks for the provisioning of services to WinStar customers. These facilities connect to the LECs, IXCs, Internet Peering Points, Carrier Hotels (locations with a large concentration of carrier POPs) and CAPs. The capacity of the interconnect facilities varies from T-1 to multiple OC-12 and OC-48. The interconnect network can consist of:

                   (i)    Leased telco facilities on copper and/or fiber;

                   (ii) Point-to-point microwave radio facilities operating on the 18, 23, 28 and 38 GHz bands; or

                   (iii) Fiber that has been procured through long-term IRUs and uses optronics owned and operated by WinStar.

              (e) Transmission. The transmission network provides connections from the Switch to the Hubs, Colos and Switches in other WinStar Network Serving Areas. The capacity of the transmission facilities varies from T-1 to multiple OC-12 and OC-48. The transmission network can consist of:

                   (i)    Leased telco facilities on copper and/or fiber;

                   (ii) Point-to-point microwave radio facilities operating on the 18, 23, 28, 38 GHz bands; or

                   (iii) Fiber that has been procured through long-term IRUs and uses optronics owned and operated by WinStar.

              (f) Access. The access network provides connections from B-Sites to Hubs and Switches. While the preferred and most widely used access medium is WinStar's Wireless FiberSM, the access network can consist of any of the following:

                   (i) Dedicated, TDM-based, point-to-point microwave radio facilities operated on primarily the 28 and 38 GHz bands where WinStar owns licenses. WinStar does use other radio bands if and when they are available or appropriate. The geographical coverage areas, as defined and authorized by the FCC where WinStar owns 38 GHz licenses, are called Licensed Serving Areas("LSAs"). The geographical coverage areas authorized by the FCC and where WinStar owns 28 GHz licenses are called Basic Trading Areas("BTAs");

                   (ii)   Dedicated, leased telco facilities on copper or fiber;

                   (iii) Colocation with LECs, ISCs or CAPs utilizing unbundled loops; or


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                   (iv)   Fiber that has been procured through long-term IRUs
                          and uses optronics owned and operated by WinStar.

                   The capacity of the access network is primarily 8xT1 or DS-3 in the case of microwave radio facilities. In the case of leased facilities or WinStar fiber, the capacity varies from T1 to OC-12 and OC-48.

              (g) CTE/CPE. The CTE/CPE employed today consists of channel banks, digital loop carrier equipment, DSUs, routers, bridges and hubs. Most B-Sites have loop carrier equipment deployed as a matter of course to provision voice services. Other devices are selected and deployed at the time of customer order based on the services to be offered to the customer.

     1.3.     WinStar Network Services

              WinStar offers a wide range of communications services to its customers, including: Local Voice, LD Voice, Network Transport, Internet Services, LAN/WAN Integration, and other Professional Services. This functionality may include

              (a) Domestic Voice Functionality. Voice service products may or may not be tariffed. Tariffed services must interoperate and interwork with other like tariffed services, if offered, from incumbent carriers in a service area. On a service-by-service basis, non-tariffed enhanced services may or may not interwork or interoperate with other non-tariffed like offerings in a service area.

                   (i)    Basic and Enhanced Voice,

                   (ii)   CLASS,

                   (iii)  Operator services,

                   (iv)   Directory services,

                   (v)    911 services,

                   (vi)   Local switching (Class 5), AIN,

                   (vii)  LD switching (Class 4) and IN,

                   (viii) Least Cost Routing,

                   (ix)   DXC Access integration,

                   (x)    800/888 services,

                   (xi)   Information/900 services,

                   (xii)  Centrex,

                   (xiii) ISDN,


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                   (xiv)   Call center outsourcing services,

                   (xv)    Network-based voicemail,

                   (xvi)   Voice conference services,

                   (xvii)  Voice network design,

                   (xviii) Outsourcing services,

                   (xix)   CPE, and

                   (xx)    PBX CTI.

              (b) Domestic Data Functionality. Data service products may or may not be tariffed. Tariffed services must interoperate and interwork with other like tariffed services, if offered, from incumbent carriers in a service area. On a service by service basis, non-tariffed enhanced services may or may not interwork or interoperate with other non-tariffed like offerings in a service area.

                   (i)    Point to Point Connectivity,

                   (ii)   Internet Access,

                   (iii)  UseNet groups,

                   (iv)   Web hosting, e-commerce,

                   (v)    VPN connectivity,

                   (vi)   Email, Network Notes services,

                   (vii)  IP telephony/fax,

                   (viii) Multimedia and video,

                   (ix)   IP multimedia conferencing services,

                   (x)    CPE,

                   (xi)   WAN professional services,

                   (xii)  LAN professional services,

                   (xiii) Security services,

                   (xiv)  E Commerce,

                   (xv)   Web/Intranet systems integration,


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                   (xvi)   Private Peering,

                   (xvii)  Customer Network Management,

                   (xviii) TCP/IP,

                   (xix)   Frame Relay, and

                   (xx)    X.25 / SNA integration.

     1.4.     Planned WinStar Network Evolution.

              WinStar anticipates certain changes in the topology of the Network as new technologies and Network Elements evolve. WinStar will work closely with Lucent to plan and implement this evolution under the principles of SNAP-D and Best of Breed so that the Network continues to be efficient from a cost, products, services, features, reliability and maintainability standpoint. Exhibit A-7 sets forth a view of the planned Network topology. While this section and Exhibit A-7 set forth the anticipated network evolution, the final architecture will depend on future requirements, cost and availability of access and transmission bandwidth, technologies and services.

              It is the intent of the Parties to merge voice and data services into common local infrastructure where these service share common "Next Generation" Network Elements. In addition, a common inter-city transport network is required to support combined voice and data functionality. This integrated metropolitan and national network will employ Best of Breed technology.

              (a) Switching. The Network today consists of a centralized switching topology connected to access nodes via transmission facilities. This topology is expected to gradually evolve to a more distributed switching architecture whereby many former access nodes become service nodes.

                   (i) The building blocks formerly referred to as Switches, and perhaps several of the Hubs, will become Integrated Core Service Nodes ("ICSNs"). The ICSN may contain many of the Network Elements as it did before, however it will now be configured and integrated in a manner that the provisioning of service and utilization of transmission and access facilities will become more efficient and seamless relative to the voice, data and video services provided. Also, it is anticipated that there will be more than a single ICSN in a particular market, which will offer additional efficiencies via more localized, multiple interconnect facilities to other carrier networks.

                   (ii) Hubs that do not qualify as ICSNs because of traffic density or operating costs will become Integrated Edge Service Nodes ("IESNs"). The IESN will be much like the ICSN, but it will not have direct interconnect facilities to other carrier networks and the switching functionality will be less sophisticated.


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              (b)  Interconnect. The interconnect facilities defined in the previous section are expected to evolve in three major ways:

                   (i) Facilities will migrate from hard partitioning for voice and data services to clear pipes over which voice and data traffic will be transported via packet technologies;

                   (ii) With the addition of new, distributed service nodes, there will be multiple interconnection points to other carrier networks from the numerous ICSNs as opposed to a single interconnect point with the centralized switching architecture; and

                   (iii) The Interconnect facilities will continue to use the mediums as previously described but the use of WinStar fiber procured through long-term IRUs and using optronics owned and operated by WinStar is expected to increase. Also, it is anticipated that long-term trends in bandwidth requirements and increased WinStar market share will drive the capacity of these facilities much higher than today.

              (c) Transmission. Fundamental to advanced services is the deployment of Lucent Optical Networking solutions in the Network (locally and nationally), switching and restoration capabilities for multiple optical rings, and the appropriate terminating equipment required to deliver services to WinStar customers. Network bandwidth requirements are expected to increase to multiple OC-192s in the coming years in order to support rapidly expanding Internet Protocol (IP) traffic. IP traffic is expected to be pervasive in the local loop, over radio facilities and in the long haul network. The Transmission network is expected to evolve in the following ways:

                   (i) The topology will migrate from a hub-and-spoke topology to a ring and/or mesh topology where it is determined to be the most cost-effective and efficient solution.

                   (ii) The transmission facilities will be configured in such a way as to allow dynamic allocation of bandwidth. Transmission facilities that are currently partitioned for voice and data will gradually evolve into simply "pipes" over which voice and data services are transported seamlessly via packet technologies.

                   (iii) The physical provisioning that is required today will be greatly reduced and gradually replaced by logical and virtual connections.

                   (iv) The transmission facilities will continue to use the mediums as previously described but the use of WinStar fiber procured through long-term IRUs and using optronics owned and operated by WinStar is expected to increase dramatically. Also, it is anticipated that long-term trends in bandwidth requirements and increased WinStar market share will drive the capacity of these facilities much higher than today.


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              (d)  Access. The Access network will evolve in the following ways:

                   (i) The access network medium will become increasingly more dependent on wireless vs. leased telco facilities as the number of B-Site and Hub leases increases which in turn will greatly increase the number of constructed wireless access points;

                   (ii) The wireless access medium will allow dynamic allocation of bandwidth over the air interfaces via packet technologies;

                   (iii) Increased bandwidth requirements and new technologies for advanced services will cause the average wireless bandwidth per building to increase from 8xT1 and DS-3 bandwidth to OC-3 speeds and higher;

                   (iv) New point-to-multipoint radio technologies will become commercially available and offer "sharing" or "trunking" of WinStar's wireless spectrum to multiple B-Sites simultaneously with an air interface that has evolved from TDM to packet technologies. The Access network will become a hybrid wireless network consisting of a combination of dedicated high-capacity point-to-point radio and point-to-multipoint radio technologies; and

                   (v) WinStar will continue to acquire spectrum in different portions of the wireless spectrum, which will create opportunities for new Access topologies and schemas.

              (e) CTE/CPE. The CTE/CPE employed today is expected to change dramatically to integrated edge devices and customer premises equipment, which will provide flow-through logical and virtual provisioning as a much more graceful solution to the current challenges of physical provisioning of broadband integrated voice, data and video services. These edge devices, unlike today's solutions, will be deployed as a matter of course based on the expectation that cost-effective solutions will be developed to justify doing so.

2.   Network Architecture and Technology.

     2.1.     General.

              Lucent's Network design will consist of two primary components (Network Architecture and Network Technology), which will be detailed and analyzed at two levels: overall and city-specific. The city-specific level will be divided into four application areas: domestic intra-city, domestic inter-city, international intra-city and international inter-city. Following development of the Network design, Lucent will develop city-specific project plans that define the timing, cost, functionality and scope of the implementation for each city.


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     2.2.     WinStar Engineering Requirements.

              (a) WinStar will be responsible for identifying the short- and long-term engineering requirements and business constraints of the Network (overall and at a city-specific level), including products supported, functionality, performance standards and volume, based upon WinStar's engineering product plans. Lucent will analyze and comment on these requirements, including using commercially reasonable efforts to identify any omitted services that are required or related. After consideration of Lucent's review and comment, WinStar will specify its final engineering requirements. These requirements will include year one by quarter, year two by half-year, and a target year three estimation.

              (b) WinStar will provide information regarding WinStar-managed or -controlled elements of the implementation along with associated timing, cost and functionality requirements.

              (c) The Network Architecture and Network Technology developed by Lucent shall be capable of handling a margin of deviation above or below the network capacity defined by market projections and sales forecast volumes provided by WinStar. Changes to the Network, Network Architecture or Network Technology to accommodate volumes beyond this acceptable margin of deviation shall be handled as a special project in accordance with Section 5.4 of this Schedule A. In particular, the acceptable margin of deviation shall be as follows:


                                    Timeframe                    Acceptable Deviation (+/-)
                          ----------------------------   ------------------------------------------
                            First quarter of year one                Ten percent (10%)
                           Second quarter of year one       Twelve and one-half percent (12 1/2%)
                            Third quarter of year one              Fifteen percent (15%)
                           Fourth quarter of year one      Seventeen and one-half percent (17 1/2%)
                             First half of year two                Twenty percent (20%)
                             Second half of year two             Twenty-five percent (25%)
                                   Year three                      Thirty percent (30%)

     2.3.     Baseline Analysis.

                  Within forty-five (45) days after the Effective Date, Lucent will complete a baseline analysis of the existing state of the Network. Initially, this analysis will include a documentation of the architecture of the Network as of the Effective Date, including current services supported, objective and actual network performance, and operations criteria. Part of the analysis will be a gap analysis, which is an assessment of problems and issues with that architecture in light of WinStar's short and longer-term target services, network performance, and operating criteria. The remainder of the analysis will be a set of multiple network architecture views (generic, local and inter-city to support a broad product set including voice, data and video), services offered, end-to-end performance criteria, operations criteria (e.g. flow-through), and service product features, functionality and estimated cost points. WinStar agrees to provide timely internal information, expertise and participation in order to meet the schedule. Lucent


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                  will assign a chief architect (with a properly staffed
                  supporting team) to initiate the baseline analysis within one week of the Effective Date.

     2.4.     Overall Network Architecture.

              Within ninety (90) days after the Effective Date, Lucent will develop and submit a Network Architecture, based upon WinStar's final engineering requirements and in compliance with Applicable Standards, to WinStar for review and potential approval. This document will be the master specification for the Network and will describe the final architecture anticipated for implementation under the Agreement. Where appropriate, the Network Technology specifications described below will be incorporated by reference. The Network Architecture will include recommended technical performance standards with regard to system and Network Element performance (e.g., MTBF, reliability, recoverability, availability and throughput) and will describe how all Network Elements interface with each other, as well as all protocol conversions and encapsulations. The specification will fully describe the Network and endpoint and NOC access thereto, alternate access technologies and co-location strategies. The Network Architecture will support views of year one by quarter, year two by half-year, and a target year three view. This document will be updated quarterly to reflect changes in WinStar's business plan, Lucent and Third Party Products, new technologies and evolving standards.

    2.5.      Overall Network Technology.

              Lucent will develop a Network Technology plan that specifies the Network Elements composing the Network, as designed in the WinStar-approved Network Architecture. The Network Technology will include:

              (a) Public Network Specifications. For each public network interface included in the Network Technology, Lucent will submit a set of interface specifications as part of the Network Technology. Each interface specification will describe the interface standards and options to be implemented for a specific public network, including network management and data interfaces.

              (b) Product Specifications. For each item of Equipment and Software included in the Network design, Lucent will submit a specification as part of the Network Technology. Lucent's development of these specifications shall include the following:

                   (i) Lucent will perform technical evaluations of required Products, based on feature content, cost-effectiveness (including impact of SNAP-D), operational efficiency and availability, the Product Spec Principles set forth in Exhibit A-5 and Schedule B and migration considerations.

                   (ii) Lucent will perform validation, operations and interoperability testing, as set forth below in
                          Section 4, and Lucent Certification of required Products.


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                   (iii)  Lucent will review and present to WinStar a
                          sufficient number of system options prior to deciding on a technical cost-effective solution. The options will cover popular industry solutions and suppliers.

     2.6.     City-Specific Network Architecture and Technology.

              Lucent will develop Network Architecture and Network Technology plans at a city-specific level, divided into four application areas: domestic intra-city, domestic inter-city, international intra-city and international inter-city. The city-specific Network design and architecture developed by Lucent will include actual sizing and deployment of specific Network Elements as determined by WinStar's city-specific engineering requirements, as well as preconditioning for growth and a SNAP-D plan, as appropriate. The Parties agree to employ, where feasible and practical, pre-defined equipment models in developing City-Specific Plans. Lucent will perform validation, operations and interoperability testing and acceptance of the city-specific plans, as set forth below. After appropriate testing, the city specific Network Architecture and Network Technology plans will be submitted to WinStar for review and potential approval.

     2.7.     Systems Architecture and Design.

              (a) To achieve an integrated end-to-end network solution for WinStar, it will be necessary to integrate all Network Elements with WinStar's Operations Support Systems and Business Support Systems (OSS/BSS). These systems are used in the day-to-day management and administration of WinStar's business and support the following broad business functions:

                   (i)    Network configuration management;

                   (ii)   Network fault management;

                   (iii)  Network performance management;

                   (iv)   Network security management;

                   (v)    WinStar customer provisioning;

                   (vi)   WinStar customer billing; and

                   (vii)  Management information reporting.

              (b) Lucent will work collaboratively with WinStar to facilitate the integration of Network Elements into WinStar's BSS/OSS environment. Lucent will define network event data generated by all Network Elements and will provide the data and interface specifications to WinStar. All Network Elements will be compliant with applicable industry standard network management interfaces, including but not limited to SNMP and TMN Q3.


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     2.8.     Engineering and Consulting Services.

              (a) Review and Re-Optimizing. WinStar will assess the Network design in terms of its internal five-year business model and the "City Success Model." This assessment may lead to an iterative process to resolve discrepancies and omissions. In addition, Lucent (with WinStar's input, review and potential approval) will continually review and re-optimize the Network design (Architecture and Technology) per a mutually agreed-upon schedule as new users are added, WinStar develops new products, volumes change and technology evolves.

              (b) Engineering Services. On an on-going basis, but consistent with the transition plan described in Section 3.3 of this Schedule A, Lucent's shall be responsible for engineering, which shall include the following services, as applicable and necessary for functions set forth in the Responsibility Matrices at Exhibits A-1 and A-3:

                   (i)    Network architecture, planning and engineering;

                   (ii) Providing technical expertise in network management and transport technologies;

                   (iii) Performing ongoing technology assessment, developing technology feasibility studies, and coordinating and determining budgetary costs regarding the Network;

                   (iv) Evaluating, recommending, and analyzing design aspects of Equipment, Software, network and circuit changes and enhancements; (v) Switch and services engineering;

                   (vi)   Capacity planning and management;

                   (vii)  Transmission and facilities engineering;

                   (viii) Wireless engineering;

                   (ix)   Local access facilities and equipment engineering;

                   (x)    In-building equipment and facilities engineering;

                   (xi)   End user product/services engineering;

                   (xii)  Inter-city network engineering;

                   (xiii) International network engineering;

                   (xiv)  Mechanical/electrical site engineering;


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                   (xv)   Managing documentation requirements of the Network;
                          and

                   (xvi) Providing overall technical consulting as requested by WinStar.

              (c) Documentation. Lucent's performance of engineering services shall be supported through its use of the following documentation and specifications. The structure and specific content of the documentation shall be mutually agreed upon by the Parties. However, it is expressly agreed that the documentation shall include, at a minimum, the current WinStar information content for these documents.

                   (i) EOS Generation. The Engineering Order Specification defines WinStar functional and capacity requirements used to order Network Elements. An EOS is required prior to ordering Network Elements.

                   (ii) Installation Methods and Procedures. The installation-related Methods and Procedures outline the steps necessary to install a Network Element in the Network.

                   (iii) Capacity Reports Generation. Capacity reports show network and equipment utilization, including traffic characteristics and utilization of ports, memory, CPU and other system resources.

                   (iv) Network Trunking Design. The network trunking design depicts how a WinStar switch is connected to other networks for a given market.

                   (v) Circuit Service Orders. Circuit Service Orders specify new or augmentation quantities of circuits needed. Circuit Service Orders are also used to communicate translations requirements associated with new circuits.

                   (vi) Equipment Growth Orders. Equipment Growth Orders specify hardware growth requirements.

                   (vii) Switch Services Engineering Plans. Switch Services Engineering Plans, define new or existing city switch engineering requirements. Typical SSE Plans include central office configuration diagrams, central office connectivity design, CLLI codes, points of contact for ILEC and other service providers, Product engineering requirements and a new technology architectural description.

                   (viii) Office Data Administration and Translations
                          Requirements. The ODA specifies new switch translations requirements. Translations Requirements specify translations for existing systems.

                   (ix) Test Plans. Test Plans define actions needed to test a new feature or system, as described more fully below.


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                   (x)    End User Product/Services Engineering Plans.
                          End-to-end Network Element functionality and interoperability required to support WinStar-defined end user products and services, including WinStar customer provisioning guidelines for new services;

                   (xi) Network Administration and Network Optimization Orders. Network Administration and Network Optimization orders define actions needed to improve network efficiency. Examples of network administration and network optimization orders might include an order to groom two customers with small counts of DS0s into a single switch facility or to move a trunk group from one switch SM to another in order to balance switch traffic.

3.   Planning Services and Program Management.

     3.1.     Program Management.

              Lucent will be responsible for overall program management of the functions performed by Lucent and WinStar, including functions performed in designing, engineering and building the Network, but not including on-going Network operations (e.g., NOC operations, product maintenance and support). Lucent will manage the overall master schedule for functions performed by Lucent, Lucent subcontractors, WinStar and WinStar's third-party contractors in accordance with Exhibits A-1 and A-3 (and Exhibit A-2 (International) as mutually agreed). As functions transition from WinStar to Lucent in accordance with the transition plan, the project plan will be modified to reflect the transition of responsibility and accountability. Also in accordance with the transition plan, Lucent will assume EF&I program management responsibility for network components (e.g., B-sites, Hubs, Central Office and transmission sites including customer collocation). Lucent's performance of the overall program management function does not imply responsibility for budget, cost or performance of work functions not directly controlled by Lucent or its subcontractors. The Lucent program management role, as the single point of contact for the overall design, engineer, and build function, will include:

              (a) Typical activities such as program/project schedule development and maintenance, roles and responsibility matrix development and maintenance, action register administration, high-level document control, change control, critical item/jeopardy escalation process management and program progress reporting;

              (b) Managing and communicating with the various responsible parties (i.e., Lucent and its subcontractors, WinStar and WinStar-directed third party resources) as appropriate so that the Implementation meets established objectives of time, cost, functionality and service quality, as defined in the relevant City-Specific Plan. WinStar will provide a single point of contact to monitor status, resolve issues and make commitments to Lucent with regard to each WinStar-performed function or required input; and


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              (c)  Attending regularly scheduled progress reviews with
                   appropriate WinStar personnel to communicate project status and resolve issues in cooperation with WinStar.

     3.2.     City Implementation Planning.

              (a) WinStar will develop and provide to Lucent a roll-out schedule that, among other things, indicates cities in which WinStar will commence offering services, the scope of those services, budget, scope, target markets (buildings to be targeted) and timeframes.

              (b) Lucent will develop and submit City-Specific Project Plans for WinStar's review and potential approval. Each such City-Specific Project Plan will be based upon the corresponding city-specific Network Architecture and Network Technology plans and will include specific disaster, recovery and back-out procedures. The City-Specific Plans will schedule and detail each of the responsibilities set forth in the matrix in Exhibit A-3, as applicable to the particular city (i.e., for augmentation of existing cities, only a subset will be applicable). Lucent will also take into account WinStar input regarding WinStar functions (e.g., site acquisition, regulatory compliance, numbering/dial plans, ILEC facilities negotiation and build-out of common space at the customer building). The City-Specific Project Plans will be updated as responsibilities are completed and Network Elements are implemented so as to incorporate developing best practices, Best of Breed solutions and issue resolution.

     3.3.     Transition Planning.

              (a) Except as otherwise specified in Exhibit A-4, within forty-five (45) days after the Effective Date, Lucent will develop a transition plan with WinStar's input, review and potential approval, consistent with the matrices set forth in Exhibits A-1 and A-3; provided, however, Lucent will develop a transition plan with WinStar's input, review and potential approval for Network Engineering/Traffic Engineering within fifteen (15) days of the Effective Date. This plan will address transfer of responsibility for: network architecture and technology, planning services, program management, testing and implementation. The transition plan will identify and schedule Lucent assumption of responsibility based upon the following prerequisites:

                   (i) Lucent core competency and Best of Breed decisions (e.g., Lucent RF engineering and radio and data products respectively);

                   (ii)   Understanding (detail) of WinStar expectations;

                   (iii)  Lucent's evolving core competencies ; and

                   (iv) A joint (Lucent and WinStar) development of appropriate business processes to transition those responsibilities, which will include a process for positive acknowledgement of responsibility transfer.


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              (b)  The Parties intend that certain functions, such as those that, as of the Effective Date, are performed by WinStar's Engineering and Network Construction & Deployment departments, although not currently within Lucent's core competence, will be assumed by Lucent during the Term.

              (c) Certain functions, although necessary to the implementation of the Network, will remain WinStar's responsibility. This includes site acquisition, regulatory compliance, numbering/dial plans, ILEC facilities negotiation, build-out of common space at the customer building and management of business relationships with WinStar customers.

              (d) WinStar and Lucent agree to providing the required subject matter expertise, time and resources required to complete the transition plan on schedule.

4.   Testing.

     4.1.     Test Beds.

              (a) Test Facilities. Lucent will develop and maintain test facilities to support the test and acceptance process necessary to drive the technical evaluation and selection set forth in this Section ("Test Facilities").

                   (i) The Test Facilities will include a functional replica of the Network environment, including each Network Element to be implemented per the Network design. At no additional cost to WinStar, Lucent will provide WinStar with at least one of each Lucent Product purchased by WinStar for implementation into the Test Facilities. Title in all such Test Facilities Network Elements shall vest in WinStar, and WinStar shall be entitled to continue to use such Elements in its Test Facilities following termination or expiration of the Agreement. The Test Facilities must be adequate to support the following types of network testing:

                          (1)  End-to-end integration testing;

                          (2)  Network topology changes;

                          (3) Integration testing of new/individual Network Elements within the existing Network (including Lucent Products and Third-Party Products) and with the OSS/BSS;

                          (4) Integration testing of WinStar customer CPE and network applications within the then-current Network;

                          (5)  Performance, load, and stress testing;

                          (6)  Trouble/fault isolation;

                          (7)  Year 2000 compliance testing; and


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                          (8)  Verify support of, and compliance with,
                               Applicable Standards.

                   (ii) The Test Facilities will be capable of supporting concurrent testing on current and future configurations/systems and will support testing by WinStar and WinStar's customers and third-party vendors (subject to such third-party vendors signing a confidentiality agreement protecting Lucent's intellectual property). The Test Facilities will also be used for certifying new WinStar hardware/software configurations as well as simulating Network trouble conditions if necessary for real-time trouble-shooting or maintenance support.

                   (iii) Lucent will install in the test beds a reasonable number of new product evaluation units for the purpose of testing such new products and technology.

                   (iv) Support connection for integration testing of the WinStar Operations Support Systems ("OSS") and Business Support Systems ("BSS") as individual and integrated Network Elements and technology. Act as a WinStar customer demonstration center where WinStar customers can, on a pre-negotiated basis, observe interoperability of their equipment and network applications with WinStar Network Elements, OSS and BSS.

              (b) Test Bed Scheduling. Lucent will be responsible for scheduling and coordinating the Test Facilities as required to support the testing requirements of Lucent, WinStar (including OSS, BSS and Year 2000 compliance), WinStar's customers and third-party vendors.

                   (i)    The Lucent test bed will be dedicated to WinStar.

                   (ii) WinStar will advise Lucent, on a monthly basis, of the anticipated testing requirements. Lucent will take these testing requirements into account in developing the testing schedule for the next ninety (90) days.

                   (iii) WinStar will be responsible for supporting testing, as reasonably required, when conducted by Lucent or WinStar or in support of WinStar customers and third-party vendors.

     4.2.     Test Plans.

              Lucent will develop test plans and scripts for a structured, hierarchical test program that will verify the functionality of individual Network Elements and the ability of the Network Elements to inter-operate with each other in the Network as described in the WinStar-approved design specifications. The test plans will include test conditions and the anticipated acceptable outcome thresholds (e.g. with regard to interoperability, manageability, engineering guidelines, product specs, Y2K, IEEE, and NEBs compliance).


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     4.3.     Conduct of Lab Testing.

              Lucent will perform lab testing according to the WinStar-approved test plans, and will provide the results to WinStar as input to the review and approval process. Lab testing will be performed to validate the Network Architecture and Network Technology, to validate additions and changes thereto, and for standards compliance and interoperability with other Network Elements, WinStar OSS and BSS, and WinStar customer CPE. This testing will include:

              (a) Product testing, performed through factory acceptance tests, which demonstrate the ability of individual Network Elements to provide the functionality described in the associated design specifications. These tests should verify all interface and standards compliance for the Network Elements, employing simulation or stimulation devices.

              (b) Network Element integration and validation testing, to verify the ability of the Network Elements to interface with other Network Elements in the Network, as appropriate. These tests may include use of load generators to create synthesized data streams.

              (c) Inter-operability Testing, to verify the ability of all components of the Network to interact and perform as a system, ensuring interoperability and network integrity and reliability. This testing may include stress loading devices to generate sufficient levels of traffic to drive the Network Elements towards operation at capacity to verify the ability of the system to function under stress conditions.

              (d) Integration and acceptance testing of all changes to the Network.

              (e) Load and recovery testing and support for WinStar in pilot trials prior to deployment to the production environment.

              (f) WinStar will provide reasonable access to OSS/BSS development test or production environments, as appropriate, to facilitate network and systems integration testing.

5.   Implementation.

     5.1.     Procurement/Acquisition.

              To the extent necessary to implement the Network Architecture and Network Technology, Lucent will provision Lucent Products as indicated in the attached Exhibit C-1 (or any successor thereto). This responsibility shall include:

     5.2.     Installation.

              Lucent will be responsible for the installation of Network Elements in accordance with the City-Specific Plan, Network design and the Product Standards. This includes:


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              (a)  Decomissioning of existing equipment and equipment disposal per WinStar instructions.

              (b) Overseeing proper performance of installation functions on all Network Elements, including installing Lucent Products and selecting the installation contractor (except where such selection would interfere with Product warranty requirements) and program managing the installation;

              (c) Connecting customer building access equipment, cross-connects and central office connections;

              (d) Performing logical assignments in WinStar network facilities provisioning databases (e.g., ASAP);

              (e) Physical inventory and loading of inventory data into appropriate WinStar databases and systems;

              (f) Other installation services as may be mutually agreed to by the Parties from time to time; and

              (g)  Performing required acceptance testing.

     5.3.     Support.

              Lucent will be responsible for supporting the Lucent Products as set forth in this Section and Section 14.7 of the Agreement during the Warranty and Extended Warranty Periods. This responsibility will include:

              (a) Tendering complete documentation (including inventory information) in association with replacement of Product components.

              (b) Providing advanced/accelerated replacement service (i.e., delivering a replacement Product, part or component on an overnight basis) based upon an understanding that WinStar will return the defective Product, part or component as soon as practicable, unless Lucent's standard published policies provide otherwise and are specified in a Product addendum to the Agreement.

              (c) Providing standard replacement service (as elected by WinStar) that will provide replacement Products, parts or components with a turn-around intervals of less than twenty-four (24) calendar days. Lucent shall be responsible for the costs of shipping to and from Lucent in connection with the standard replacement service.

              (d) Delivering a quarterly report that tracks root causes of failures for all replacements of Products, parts or components, with tallies of incidents that are similar in nature or cause.

              (e) Lucent will be responsible for recommending (and delivering per WinStar's order) an adequate field supply and inventory of spare parts for every Lucent


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                   Product under Warranty or Extended Warranty. The quantity and positioning of the spares will be sufficient for Lucent to meet applicable Service Levels. This shall also include:

                   (i) Lucent will be responsible for replenishing the spare parts inventory with quality spare parts. These parts shall either be new parts or have been certified by Lucent's quality control as suitable for use in a production environment.

                   (ii) Lucent will develop spare parts stocking plans based on equipment concentrations, locations, and failure rates. The parts stocking plan will establish Recommended Spare Parts Lists for engineer-carried, local, regional, and central stocked quantities of all parts.

              (f) Within thirty (30) days of the Lucent issuance of a new upgrade or release for any Lucent Product, Lucent will notify WinStar of the release and its functional content. Lucent will also propose a test and implementation schedule. WinStar may, at its option, defer or bypass the implementation. Lucent and WinStar will work together to assure that WinStar does not fall two (2) release levels behind the current release, unless test results indicate instability or diminished capacity as a result of the new release. In no case should WinStar be permitted to operate on an unsupported software release.

     5.4.     Disaster and Recovery.

              Lucent's responsibility for disaster and recovery for the Network shall be as follows:

              (a) Provide WinStar with a comprehensive disaster recovery plan for all Network Elements and connectivity; and

              (b) Perform specific disaster recovery services as may be mutually agreed upon by the Parties.

     5.5.     Training.

              Lucent will provide, at no additional cost to WinStar, reasonable numbers of WinStar-designated individuals with reasonable levels of appropriate training in the installation, operation, configuration, maintenance and repair of Lucent Products so that WinStar may, at its option, use, operate, configure and maintain those Products without Lucent's assistance. In addition, Lucent shall provide similar training, at no additional cost to WinStar (other than Out-of-Pocket Expenses incurred by Lucent and paid to the third party vendor providing training, if applicable), for those Third Party Products to be implemented into the Network that Lucent is authorized or otherwise certified to provide training. If Lucent utilizes a third party vendor to provide the training identified in the preceding sentence, WinStar will reimburse Lucent for its cost for such third party vendor on an Out-of-Pocket Expenses basis.


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

6.   Special Projects

     Lucent will support WinStar's need for ad hoc performance of large, one-time projects that are related to the Network and individual case basis requirements not otherwise included in the Services (each, a "Special Project"). With regard to such Special Projects, the following Services shall apply:

     6.1.     Program Management.

              Lucent will assign a program manager and sufficient resources within the program management office to assess and assemble the Lucent team that will address the Special Project. Lucent will use best reasonable efforts to support the deadlines specified by WinStar with regard to Special Projects. Within one week of notification of the Special Project, Lucent will either provide a schedule that allows for those deadlines or suggest another deadline and associated schedule or alternative method to meet the requirement.

     6.2.     Products.

              Lucent will provide Lucent Products required to meet the schedule on an accelerated basis and propose an engineering plan that will meet WinStar's business objectives as defined in the Special Project request.

     6.3.     Services.

              Lucent will perform services to support the Special Project as defined in this Agreement and, as mutually agreed upon after pricing, provide other services as required to meet the objectives of the Special Project. Other services may include:

              (a) Engineering Assessment. Provide a professional assessment of a network to be purchased as to the interoperability with the Network and the costs and interval for such interoperability to be accomplished.

              (b) Proposal Support. Provide technical support for large proposals and evaluations of technology requested and the applicability and suitability of Lucent Products and services to meet the requirements set forth by an RFP-type document or other such bid as may be received by WinStar.

              (c) Engineering Design Services. Provide engineering analysis and offer a design that meets the initiative in a cost-effective manner.

              (d) Other Support. Price and provide other support such as implementation, testing or inside connectivity.

     6.4.     Personnel.

              It is anticipated that Lucent will need to use personnel other than those assigned to the Network project in order to meet Special Project-related demands. If Lucent wishes to use the same personnel from the Network project to meet the requirements for Special


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

              Projects, the roll out of the Network and associated activities must stay on the agreed-upon schedule unless otherwise agreed to by WinStar.

     6.5.     Pricing.

              Lucent shall provide preliminary pricing for Special Projects within five (5) business days and final pricing within ten (10) business days of notification of the Special Project.


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
                                  Exhibit A-1

                   Lucent Responsibility Matrix by Technology



            Technologies By Functional Services - Transition Planning

Functions/services
                                                     Ckt                                                         Premise
(Apply to initial deployment and growth/evolution)  Switch  Trans  Access   PWR  Radio  Data    MDF  Cable Rack  wiring   OSS   CPE
Network architecture                                  Y        Y      Y      Y     Y      Y      Y        Y         Y      Y    TBD
Technology selection/network design, testing          Y        Y      Y      Y     Y      Y      Y        Y         Y      Y    TBD
City plan - Network Techn. & Tech Planning            Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Equipment Engineering                                 Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Delivery                                              Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Staging                                               Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Installation/Turnover                                 Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Equipment/Site Integration                            Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Drawings                                              Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Records                                               Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Product Warranty Support                              Y        Y      Y      Y    TBD    TBD     Y        Y         Y      Y    TBD
Logical Assignments Provisioning                     TBD      TBD    TBD    TBD   TBD    TBD    TBD      TBD       TBD    TBD   TBD
Traffic Eng/Capacity Planning                        TBD      TBD    TBD    TBD   TBD    TBD    TBD      TBD       TBD    TBD   TBD

              LEGEND:

              Y - Lucent Competency Targeted for Transition.
              TBD - Transition Planning Process will analyze and determine timeframe for implementation.

Exhibit A-1 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - A-1-1 -                   Execution Version

                                                 Confidential --WinStar / Lucent
--------------------------------------------------------------------------------

                                   Exhibit A-2

                       International Responsibility Matrix

The following is a listing of some of the international related services Lucent shall provide. The Parties will develop a responsibility matrix for these services and such other mutually agreed upon services as soon as practicable following the Effective Date. The Parties intend to complete the responsibility matrix as part of developing the associated international related pricing that is to be developed within thirty (30) days following the Effective Date.










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
                                                 Confidential --WinStar / Lucent
--------------------------------------------------------------------------------

Pre-Implementation       Consultancy        Including:  business planning;
                                            network planning, architecture
                                            design, and engineering; RF
                                            engineering; operations planning
                                            (build MOPs); interoperability
                                            testing; and disaster recovery
                                            planning

                         Services           Including:  licenses and permits;
                                            site surveys; site acquisition; and
                                            civil engineering and construction

Implementation           Services           Including:  logistics (warehousing,
                                            delivery and inventory); staging;
                                            installation; testing; network
                                            testing; interworking testing (an
                                            ORT plan will be developed); program
                                            management; and functional
                                            end-to-end testing

Operations               Services           Including:  training; maintenance
                                            (dispatch, repair and replace);
                                            field support; remote management
                                            (Netcare, including IP Gateway);
                                            operations (monitor, provision,
                                            remote management, customer care,
                                            global WinStar NOC monitoring,
                                            Netcare services); staffing; and
                                            civil construction

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Schedule A-2 to                                    Confidential - Winstar/Lucent
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


                                   Exhibit A-3

                              Responsibility Matrix


ID    Process                          Owner              Inputs                               Outputs
----- -------------------------------- ------------------ ------------------------------------ -------------------------------------
1     Market Definition                WinStar            License Information                  Rate/Wire Center Priorities
                                                          Building Universe                    Product Descriptions
                                                          D&B (ABI) Tenant Data                Demand Forecasts (2 years)
                                                                                               o Volume
                                                                                               o Number of Lines

2     Regulatory Approval              WinStar            Rate/Wire Center Priorities          CLEC Authority

3*    Dial Plan                        Lucent             Rate/Wire Center Priorities          Switch Dial Plan
                                                          Calling Plan

4     Preliminary City Plan            Lucent             Rate/Wire Center Priorities          Claritas Data
                                                          Demand Forecasts (2 years)           o Cluster Maps
                                                          Building Priorities                  o Building Data
                                                                                               Tandem Locations
                                                                                               Connectivity Analysis
                                                                                               Refined Rate Centers
                                                                                               Additional NXX Requirements

5     Interconnect Agreements          WinStar            Rate/Wire Center Priorities          Interconnect Agreements
                                                                                               Interconnect Guidelines/Restrictions

6     Switch Analysis                  Lucent             Connectivity Analysis                Preliminary Switch Requirements
                                                          Demand Forecasts (2 years)           Switch Building Requirements

7     Preliminary Field Survey         WinStar/Lucent     Building Clusters and Maps           Hub Candidates             (WinStar)
                                                          Tandem Locations                     o On-net coverage
                                                          Switch Building Requirements         o Constructability
                                                          Broker Switch Site Candidates        o Owner Interest
                                                                                               Switch Site Candidates     (Lucent)
                                                                                               o Usable square footage

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Exhibit A-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement              - A-3-1 -                        Execution Version


ID    Process                          Owner              Inputs                               Outputs
----- -------------------------------- ------------------ ------------------------------------ -------------------------------------
                                                                                               o Distance to Tandem
                                                                                               Connectivity Options       (Lucent)


8     Switch Site Selection            WinStar            Rate/Wire Center Priorities          Target Switch Sites (2 or 3 per area)
                                                          Site Candidates (RR and Broker)
                                                          Switch Building Requirements
                                                          Tandem Locations
                                                          Connectivity Options


9     Switch Site LOI                  WinStar            Target Switch Sites                  Switch Site LOI (1 per area)

10    Switch Site Lease                WinStar            Switch Site LOI                      Switch Site Lease

      CLLI/SS7 Point Code              WinStar            Switch Site Lease                    CLLI Codes
      Application / Administration                                                             SS7 Point Codes


11*   Dial Plan Administration         Lucent             Rate/Wire Center Priorities          Calling Plans
                                                          Products Descriptions                Dialing Plans
                                                          Demand Forecasts                     NPA/NXX's

12    Dialing/Calling Plan Review      WinStar            Switch Dialing Plans                 Dialing Plan Approval
                                                          Calling Plan (with Call Type)


13    NXX Application                  WinStar            CLLI Code                            WinStar NXX Codes
                                                          Rate/Wire Center Priorities


14    Network Capacity Planning        Lucent             Demand Forecasts                     Network Trunking Forecast
                                                                                               Network Capacity Reports

15    Preliminary Connectivity Plan    Lucent             Switch Site LOI                      Preliminary Connectivity Plan
                                                          Switch Site Lease
                                                          Network Trunking Forecast
                                                          Tandem Locations


16    ILEC Planning                    WinStar/Lucent     Interconnect Agreements              POI                        (Lucent)
                                                          Switch Site LOI                      Trunking Plans             (Lucent)
                                                                                               ASR's (from ILEC)          (WinStar)


17    City Network Design              Lucent             City Serving Plan                    Network Topology
                                                          Demand Forecast                      Connectivity Plan (Switch to ILEC)
                                                          Trunking Forecast                    Facility Inventory

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Exhibit A-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                  - A-3-2 -                    Execution Version


ID    Process                          Owner              Inputs                               Outputs
----- -------------------------------- ------------------ ------------------------------------ -------------------------------------
                                                          Switch Site LOI                      Equipment Inventory
                                                          Trunking Plan                        Budget
                                                          Local & Access Tandems
                                                          Capacity Requirements
                                                          Interconnection Guidelines/
                                                          Restrictions

18    Switch Site Survey               WinStar/Lucent

19    Room Plans                       Lucent             Site Visit                           Floor Plan
                                                                                               Cable Rack & Lighting Plan
20    Switch EOS                       Lucent             Demand Forecast                      Switch EOS
                                                          Site Visit
                                                          Preliminary Switch Requirements

21    CO Site Construction             WinStar/Lucent     Site Visit                           (WinStar - Civil Construction/HVAC)

22    Switch Design/Manufacture        Lucent             Switch EOS                           Delivered Switch
                                                          Interconnection Agreements

23    ODA Questionnnaire               Lucent             NPA/NXX Calling Plans                ODA Questionnaire
                                                          Switch Dialing Plan                  Translation Requirements
                                                          Transmission Facility Orders         Integration Test Plan
                                                                                               ODA "Models

24    Transmission Area                Lucent             Demand Forecast                      Transmission Equipment Layout
                                                          Floor Plan                           Transmission EOS
                                                          Cable Rack & Lighting Plan

25    Central Office Plan Review       WinStar            Transmission Plan/EOS                Central Office Plan Approval
                                                          Switch Plan/EOS
                                                          Connectivity Plan

26    Facilities and Trunk             WinStar            Interconnect Facility Orders         ASR's to LEC
      Provisioning                                        Transmission Facility Orders         FOC/CLR
                                                          ASR's from ILEC
                                                          FOC/DLR from ILEC
                                                          Trunking Plans

--------------------------------------------------------------------------------
Exhibit A-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                  - A-3-3 -                    Execution Version


ID    Process                          Owner              Inputs                               Outputs
----- -------------------------------- ------------------ ------------------------------------ -------------------------------------
27    Ongoing Translations             WinStar            ODA Questionnnaire                   ODA Updates
                                                          LERG Update

28    CO Installation (Switch and      Lucent             Delivered Switch                     Completed Central Office
      Transmission Room)                                  Room Layout                          Installed Switch
                                                          Connectivity Plan
                                                          CO Plan Approval                     (WinStar - Civil Construction/HVAC)
                                                          Translation Requirements
                                                          Switch EOS
                                                          Switch Lease


29    Integration Testing              Lucent             Integration Test Plan                Switch Integration Test Results

30    Hub Site Selection               WinStar/Lucent     Hub Candidates                       Target Hub List (2 or 3 hubs per
                                                          On-net coverage        (WinStar)     cluster to pursue)
                                                          Constructability       (WinStar)
                                                          Owner Interest         (WinStar)
                                                          Connectivity Options   (Lucent)

31    Hub Site Leasing                 WinStar            Target Hub List                      One Hub Lease per Cluster

32    Hub A&E Review                   WinStar/Lucent     Hub Target List                      Hub Selection/Approval
                                                          Connectivity Plan

33    Backhaul Design                  Lucent             Hub Lease                            Hub Connectivity Document
                                                          Switch Site LOI                      Hub Engineering Plans
                                                          Demand Forecast
                                                          Connectivity Plan
                                                          IRVs (if any)

34    Hub Engineering Package          Lucent             Hub Lease                            Hub Engineering Package
                                                          Backhaul Design

35    Hub Equipment Order              WinStar            Purchase Order                       FOC
                                                                                               Due Date

36    Hub Construction                 WinStar/Lucent     Hub Lease                            Constructed Hub
                                                          Backhaul EPAC                        (WinStar - Civil Construction/HVAC)

--------------------------------------------------------------------------------
Exhibit A-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                  - A-3-4 -                    Execution Version


ID    Process                          Owner                Inputs                               Outputs
----- -------------------------------- -------------------- ------------------------------------ ----------------------------------
37    Hub Acceptance Testing           WinStar              Constructed Hub                      OPS Acceptance
                                                            Backhaul EPAC

38    B-Site Selection                 WinStar              Hub Candidates                       B-Site Target List
                                                            Building Data

39    B-Site Leasing                   WinStar              B-Site Target List                   B-Site Leases

40    Connectivity Design              WinStar (transition  Hub Site Lease                       Connectivity EPAC
      (B-Site to Hub)                  to Lucent)           B-Site Target List

41    B-Site Construction              WinStar/Lucent       B-Site Lease                         Constructed B-Site
                                                            Connectivity EPAC                    (WinStar - Civil Construction/HVAC)

42    B-Site Ops Acceptance Testing    WinStar              Constructed B-Site                   B-Site OPS Acceptance
                                                            Connectivity EPAC

43    ORT Test Planning                WinStar/Lucent       Translation Requirements             ORT Test Plan
                                                            Translation Updates
                                                            Dialing Plans
                                                            Product Descriptions
                                                            Switch Integration Test Results

44    ORT Testing                      WinStar              ORT Test Plan                        ORT Results
                                                                                                 - Defect Log (owners assigned)
                                                                                                 - Resolution Estimates

45    Switch Ops Acceptance Test       WinStar              Integration Test Results             Switch OPS Acceptance

46    General Availability             WinStar              Switch OPS Acceptance                General Availability
                                                            Hub OPS Acceptance
                                                            B-Site OPS Acceptance
                                                            ORT Results

* Regarding items 3 and 11 above, Lucent intends to begin performing these Services within six (6) months of the Effective Date of the Agreement.

In the event Lucent cannot perform these Services within such timeframe, Lucent agrees to hire WinStar (or its designee) as a subcontractor to perform these Services as part of a city-specific plan.

--------------------------------------------------------------------------------
Exhibit A-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                  - A-3-5 -                    Execution Version

                                   Exhibit A-4

                             Initial Transition Plan

1.   General

     All contracted services for engineering, furnishing and installation (E, F&I) and Services for program management shall migrate to Lucent within six
     (6) months of the Effective Date.

     An initial ramp-up time period is specified for Lucent to fully provide specific Services. During this period, WinStar personnel will assist Lucent personnel in familiarization with currently employed practices and procedures where they exist. This period varies by Service and specifically includes the items listed below.

     1.1.     Checklist for Transition

              For each of the Services set forth below, WinStar and Lucent will develop a checklist for items to be transitioned from WinStar to Lucent. As each service or network element is transitioned, there will be a document developed by WinStar and Lucent which will be signed by the appropriate WinStar Network Services VP and the Lucent Program Management office indicating that the service has been transitioned and Lucent has accepted responsibility for the service.

     1.2.     Specific Transition Timeframes

              An initial ramp-up time period is specified for Lucent to fully provide specific Services. During this period, WinStar personnel will assist Lucent personnel in familiarization with currently employed practices and procedures where they exist. The transition timeframes set forth below apply to all Network technologies with the exception of radio, packet switching (data) and CPE. Transition timeframes for these technologies will be mutually agreed during the transition plan process defined in Section 3.3 of Schedule A.

              (a)  Engineering of Network Elements, including:

                   (i) WinStar fiber optic systems will be migrated within thirty (30) days of the Effective Date. Fiber optic systems include optronics deployed in metropolitan areas and systems deployed for long haul transmission. Fiber optic system engineering includes evaluation of existing and future dark fiber routes for loss budget, amplifier and repeater spacing requirements, protection switching and capacity growth.

                   (ii) WinStar Collocation at ILEC central office sites will be migrated within sixty (60) days of the Effective Date. Collocation at ILEC central offices includes subscriber loop carrier equipment and digital loop carrier equipment

                   (iii) WinStar Broadband Services only sites will be migrated within ninety (90) days of the Effective Date. Broadband Services sites may include


Exhibit A-4 to the                                 Confidential - Winstar/Lucent
Supply Agreement                - A-4-1 -                      Execution Version
                          packet switching or packet concentrating equipment, multiplex or cross connect equipment, auto answer modems, and UPS equipment and optronics.

                   (iv) WinStar B sites will be migrated within one hundred and twenty (120) days of the Effective Date. B sites may include rack mounted and roof mounted radio equipment, multiplex equipment, subscriber loop carrier equipment, digital loop carrier equipment, packet switching, routing, or concentrating equipment and UPS equipment.

                   (v) WinStar Hub sites will be migrated within one hundred and twenty (120) days of the Effective Date. Hub sites may include rack mounted and roof mounted radio equipment, multiplex equipment or cross connect equipment, subscriber loop carrier equipment, digital loop carrier equipment, packet switching, routing, or concentrating equipment, fiber optic equipment, UPS equipment, battery plant and associated power and stand-by power generating equipment.

                   (vi) WinStar Central Office and Transmission sites including Customer Collocation will be migrated within one hundred and twenty (120) days of the Effective Date. Central Office sites may include rack-mounted and roof-mounted radio equipment, voice switching equipment, multiplex equipment or cross-connect equipment, subscriber loop carrier equipment, digital loop carrier equipment, packet switching, routing or concentrating equipment, fiber optic equipment, UPS equipment, battery plant and associated power and stand-by power generating equipment

                   (vii) WinStar Customer Termination Equipment Engineering will be migrated within thirty (30) days of the Effective Date. Customer Termination Equipment may include multiplex equipment, subscriber loop carrier equipment, digital loop carrier equipment, and packet routing or concentrating equipment.

                   (viii) WinStar Customer Premise Equipment and Inside
                          Connectivity will be migrated within one hundred and twenty (120) days of the Effective Date. Customer Premises Equipment may include PBXs, telephone sets, LANs, bridges, video conferencing equipment etc. Inside connectivity is the method for connecting from a B building common space demarcation point to a demarcation point on the customer premise.

              (b) Network Engineering/Traffic Engineering will be migrated as set forth below. This shall include sizing of trunks for interconnection to the LEC, 911 services, operator services, SS7 and AIN and interconnection of hub-to-hub and hub-to-switch inter-city connectivity, data services, etc. For new cities (i.e., cities planned for implementation in 1999), Lucent will assume the responsibility within thirty
                   (30) days of the Effective Date. For existing cities, Lucent will develop and present a schedule within sixty (60) days of the Effective Date, with assumption of these Services in the first city within seventy-five (75) days of the


Exhibit A-4 to the                                 Confidential - Winstar/Lucent
Supply Agreement                - A-4-2 -                      Execution Version

                   Effective Date. If Lucent cannot meet this responsibility within the timeframes specified, it shall subcontract the responsibility to WinStar. In such case, the payment to WinStar for this responsibility shall be the amount set forth in Exhibit C-5, prorated monthly (i.e., WinStar will pay Lucent that amount for the Service and Lucent will pay WinStar that same amount as a subcontractor).

              (c) Documentation and entry of data into WinStar Systems to support tracking and provisioning of Network Elements will commence concurrently with the Lucent Engineering of each Network Element. The initial ramp up time period for Lucent provided documentation and entry into WinStar Systems will exist concurrently with the ramp up time period specified for Lucent provided Engineering for each Network Element. In cases where documentation and entry of data into WinStar Systems is provided for Network Elements for which Lucent is not providing Engineering Services, the Lucent ramp up period will be defined per the Transition Plan as specified in
                   Section 3.3 of Schedule A.

     1.3.     Other.

              The Agreement and its Schedules anticipate that the Network will evolve into a different and new structure with Network Elements that have not been explicitly defined herein. If, during the transition period, these new Network Elements are deployed in the Network, Lucent agrees to support them at the time of transition unless otherwise mutually agreed by the Parties. Engineering Services for these elements will also be provided by Lucent at that time.


Exhibit A-4 to the                                 Confidential - Winstar/Lucent
Supply Agreement                - A-4-3 -                      Execution Version

                                   Exhibit A-5

                       Product Performance Specifications

1.       5ESS Switches

         Switches will be deployed in phases. Phases are based on modular capacity models.

         1.1.     Initial Deployment

                  The initial deployment will be based on two Switch Modules ("SMs") based on Lucent's pre-designed Model 2A. This phase will be equipped to support the following capacity per SM:

                  (a) TR008 analog lines: 800

                  (b) TR303 lines: 2,400

                  (c) ISDN PRI DS0s: 3,048

                  (d) Digital DS0s for PBX customers: 1,032

                  (e) Software. The switch will include but will not be limited to software for the following services:

                      (i)    Local Services;

                      (ii)   CENTREX;

                      (iii)  CLASS Features;

                      (iv)   Long Distance; and

                      (v)    LNP.

         1.2.     First Growth Job

                  When additional capacity is needed the first two SMs will be grown to the following size before additional SMs are deployed:

                  (a) TR008 analog lines: 800

                  (b) TR303 lines: 7,500 @ 2.66 : 1 concentration

                  (c) Digital DS0s for PBX and ISDN: 5,000

                  (d) Interconnection DSOs: 2,000

                  (e) Spare DS0s: 500

--------------------------------------------------------------------------------
Schedule A-5 to                                    Confidential - Winstar/Lucent
Supply Agreement                - A-5-1 -                      Execution Version

         1.3.     Additional Growth

                  The switch will grow to support at a minimum the customers below before a new switch is deployed:

                  (a) Total SMs: 10

                  (b) TR008 Analog Lines: 8,000

                  (c) TR303 Analog Lines: 105,000 @ 2.66 : 1 concentration

                  (d) Total Customer Digital Trunks: 37,000

                  (e) Interconnection Trunks: 20,000

                  (f) Unassigned ports: 15,000 DS0s

                  Total Ports (Lines or Trunks) used by WinStar revenue-generating customers: 150,000

                  Assuming:

                  Lines used at 6 CCS

                  Trunks used at 28 CCS


--------------------------------------------------------------------------------
Exhibit A-5 to the                                 Confidential - Winstar/Lucent
Supply Agreement                    - A-5-2 -                  Execution Version

                                   Exhibit A-6
                                       to
                                   Schedule A

                          Combined Transmission Network

         This Exhibit consists of a map of the continental United States showing present locations of transmission equipment and locations where additional equipment is required. It also contains diagrams of the architecture of the transmission network, including the High Speed National Core, Stage 1 Remote City Connections, State 2 Remote City Connections, Stage 3 City Data Hub Expansion, the National Core Transport Network, the National Core Transmission Network, Network Peering and Regional/City Core Access and Current Topology.





                                  Exhibit A-7
                                       to
                                   Schedule A

                        Potential Future WinStar Network


         This Exhibit consists of diagrams of the Transport Network (Packet Technology) and the ATM Edge to Core (National Backbone ATM Fiber/TDM Core Regional Networks).

                                   Schedule B

                                   Performance

1.   General

     1.1.     Introduction.

              This Schedule B sets out Performance Standards for Lucent's performance of engineering and design Services.

     1.2.     Future Direction.

              The Parties agree to work together to develop an affirmative approach to incent Lucent to adopt a WinStar customer satisfaction-focused approach to delivering the Services. The Parties anticipate that this approach may involve gainsharing, incentives or changes to WinStar's commitment to spending volume and Lucent content.

2.   Engineering Services.

     Consistent with the transition plan, Lucent is required to provide Engineering Services for the WinStar Network. The Services to be provided include but are not limited to Base General Architecture, City Plans, Site Plans, Switch EOS, ODA Development, Backhaul Design, Engineering Plan for Hubs, Connectivity Design for Hubs, Network Capacity Plan, Future Architecture, Baseline Evaluation of existing network and others that may be required for implementation and ongoing serviceability of the WinStar Network. A number of these Services are still under evaluation by both Parties and a decision as to whether Lucent will provide those Services will be made as part of the development of the transition plan.

     2.1.     Service Delivery.

              Except as otherwise mutually agreed to by the Parties, Lucent will deliver the Services within the following intervals:

              (a)  Architecture Services:

                   (i) RF Engineering (Individual Path) - one (1) working day;

                   (ii) City-Specific Plans - forty (40) working days after request and delivery of forecast;

                   (iii) Network Architecture - forty-five (45) days after the Effective Date;

                   (iv) Gap assessment of Existing Network - two (2) months after the Effective Date; and

                   (v) Network Technology - three (3) months after the Effective Date.

              (b)  Other Engineering Services:

--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-1 -                    Execution Version

                   (i) Site Plans including Hub and Central Office - two (2) weeks after request;

                   (ii)   Switch EOS - two (2) weeks after request;

                   (iii)  ODA Development - three (3) weeks after request;

                   (iv)   Backhaul Design - three (3) weeks after request;

                   (v) Engineering Plan for Hubs - two (2) weeks after delivery of base building drawings;

                   (vi) Connectivity Design for Hubs - two (2) weeks after Hub selection;

                   (vii) Network Capacity Plan - one (1) week after need for augment, network elements or connectivity is determined; and

                   (viii) Documentation for Network Elements (with respect to placement and connectivity within the Network) - within three (3) business days of installation of the Network Element.

     2.2.     Change Requests.

              In the event that WinStar desires a change to generic individual Engineering Packages for Network Elements, Lucent will provide change documentation within thirty (30) days of request unless otherwise mutually agreed.

3.   Availability and Reliability

     Network Elements made up of Lucent Products and Deliverables must perform up to the manufacturer's specification. The end-to-end network availability is an objective, not a specification, until WinStar approves the final design produced by Lucent. An availability calculation will then be performed by Lucent. Based upon the outcome of the calculations, Lucent will recommend that the design be adjusted or that the outcome of the calculation be accepted as the specification for the Network. This recommendation will be submitted to WinStar for review and potential approval.

     3.1.     Reliability Standards.

              Reliability standards are defined for the following four major network segments as shown in Figure 1. These standards encompass:

              (a) Distribution: Distribution consists of the Network segment starting at the customer demarcation point in the customer space and ending at the Central Office. When CPE is provided by Lucent, distribution objectives include the CPE.

              (b)  Switch: The Network's central office switches.

--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-2 -                    Execution Version

              (c) Facility Entrance: The facility entrance network segment includes Equipment such as analog-to-digital converters (channel banks, loop carrier equipment), multiplexers, Digital Cross Connects, etc.

              (d) Interoffice: The interoffice transmission facility segment is used to transmit calls from one central office switch to the other.


                               [GRAPHIC OMITTED]


     3.2.     End-to-End Network Reliability Objective (Figure 1)

              Since it is important from the customer's view that there be a high probability of obtaining a path through the network, a high level of end-to-end (customer to customer) network availability is desirable. The end-to-end availability requirement in accordance with Bellcore Standards is ninety-nine and ninety-three hundredths percent (99.93%) from the customer viewpoint. This is approximately three hundred and sixty-five (365) minutes per year or one (1) minute per day of unavailability. The availability must be met regardless of equipment failures or network congestion.

     3.3.     Distribution Network Segment (Figure 2).

              The distribution network segment includes both the feeder and the loop from the switch to the customer's home/office demarcation point, including customer terminal equipment (e.g., DLC) and inside wiring, excluding customer premise equipment (e.g., PBX or key sets). The objective on the distribution segment availability is ninety-nine and ninety-nine hundredths percent (99.99%). This would give a maximum downtime objective of approximately fifty-three (53) minutes per year per customer line.


--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-3 -                    Execution Version

                               [GRAPHIC OMITTED]


     3.4.     Circuit Switch Segment (Figure 3).

              (a) The total switch down time objective is three (3) minutes per year. In addition the total downtime for individual lines is twenty-eight (28) minutes per year, and the total downtime for individual trunks is also twenty-eight (28) minutes per year.

              (b) For a transmission through-path traversing the switch from a line to a trunk, the maximum unavailability objective is the sum of the line and trunk unavailability minus three (3) minutes per year, since the total outage objective is included in both the line and trunk objectives and need only be considered once on a through-path. This results in a through-path downtime objective (line to trunk, or customer to interconnection trunk) of fifty-three (53) minutes per year or one hundred of a percent (0.01%).


                               [GRAPHIC OMITTED]


     3.5.     Facility-Entrance Network Segment (Figure 4).

              The facility-entrance network segment is allocated five ten-thousandths of a percent (0.0005%) unavailability at each end or a total of one-hundredth of a percent (0.01%) for both. This results in about five (5) minutes per year unavailability.


--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-4 -                    Execution Version

                               [GRAPHIC OMITTED]


     3.6.     Interoffice Network Segment.

              The interoffice transmission minimum availability objective is ninety-nine and ninety-eight hundredths percent (99.98%). This equates to ninety-nine and ninety-eight hundredths percent (99.98%) availability at two hundred and fifty (250) miles.

     3.7.     Common Channel Signaling SS7 Network (Figure 5).

              The common channel signaling SS7 network downtime objectives are shown in Figure 5.

              Each SS7 user (e.g. 5ESS) interface segment should be down (an average of) no more than three (3) minutes per year.

              Each network access segment should be down (an average of) no more than two (2) minutes per year, and

              The backbone network segment should be down a negligible amount of time (that is, close to zero (0) minutes downtime per year). Note that downtime for this segment includes failures that prevent use of the backbone segment but do not by themselves disable any other segment(s).

              The above allocation assumes an ANSI-based reference architecture with two-way diversity for the A-link sets and three- way diversity for the B-/D-link sets. If three-way diversity is not achievable in the backbone segment, the downtime of that segment may no longer be negligible. Hence, the ten (10) minute end-to-end objective may no longer be achievable.


--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-5 -                    Execution Version

                                [GRAPHIC OMITTED]


4.   Other Services

     It is recognized that evolution and development of the WinStar Network is ongoing. As the Network grows and changes, Lucent will develop and WinStar will approve new or revised Engineering Services and Design functions to support it.

5.   Standards and Remedies

     Lucent recognizes that in providing services and network elements that such tasks are to be performed within industry standards and products must be Best of Breed. The reliability and availability of the Network and the delivery of engineering Services are critical to WinStar's business.

     5.1.     Architecture Services.

              With regard to Engineering Services for Base Generic Architecture, Future Architecture, City Plans and baseline architecture of existing networks as referred to in Section 2.1(a) of this Schedule B, the following standards and remedies shall apply:

              (a) Standard. Lucent shall deliver all Deliverables of such Services within the timeframes specified.

              (b) Remedy. If, for any reason, Lucent anticipates a delay in the delivery of the service, it shall notify WinStar as soon as possible. In addition:

                   (i) If Lucent's delivery of the Service is, or is expected to be, delayed more than five (5) business days, then the Lucent Vice-President of Network Solutions shall notify the WinStar Senior Vice-President of Engineering of the delay and of the plan to cure such delay within (10) business days of the original due date. The president of Lucent Global Commercial markets will also be notified at this time.


--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-6 -                    Execution Version

                   (ii) If Lucent cannot deliver the affected Service within ten (10) days of the original due date, the Lucent President of Global Commercial Markets will personally visit the WinStar Chief Operating Officer to explain the reason for the delay in service and to confirm a new plan to deliver the service within twenty (20) business days from the original due date. WinStar and Lucent may mutually agree to extend the timeframes for such Services. If WinStar and Lucent cannot mutually agree to extend delivery dates for the affected Service, WinStar shall be given the option to terminate the affected service in its sole discretion.

     5.2.     Other Engineering Services.

              With regard to Engineering Services for site plans, switch EOS, ODA development, backhaul design, engineering plan for Hubs, Network capacity plan, connectivity designs for Hubs, RF engineering, and documentation, as referred to in Sections 2.1(b) of this Schedule B, the following standards and remedies shall apply.

              (a) Standard. Lucent shall deliver all Deliverables of such Services within the timeframes specified. In particular, Lucent shall achieve on-time delivery of ninety-five percent (95%) of all services ordered in a given Service.

              (b) Remedies. If, for any reason, Lucent anticipates a delay in the delivery of the service, it shall notify WinStar as soon as possible.

                   (i) If Lucent's on-time delivery falls below the ninety-five percent (95%) threshold in any given service category, the Lucent Vice-President of Network solutions shall notify the WinStar Senior Vice-President of Engineering of the delay and deliver a plan to cure the affected Service within five (5) Business days. The president of Lucent
                          Global Commercial Markets will also be notified at this time.

                   (ii) If Lucent cannot cure the affected Service in the five (5) day cure period then the Lucent President of Global Commercial Markets will personally visit the WinStar Chief Operating Officers to explain the delay in Service. WinStar and Lucent may mutually agree to extend the timeframes for the affected Services. If WinStar and Lucent cannot Mutually agree to extend delivery dates for the affected service, then WinStar shall be given the option to terminate the affected Service in its sole discretion.

     5.3.     Reliability and Availability

              For failure to meet the switch reliability standards set forth in
              Section 3.4 of this Schedule B or the end-to-end Network reliability specification as calculated in Section 3.2 of this Schedule B after the new Network Architecture and Technology plans are provided by Lucent, the following standards and remedies shall apply:


--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-7 -                    Execution Version

              (a) Standards. Lucent shall meet or exceed the performance metrics for the switch and end-to-end Network as set forth in Sections 3.4 and 3.2 of this Schedule B, as measured on a monthly basis.

              (b) Remedies. If Lucent fails to meet a stated objective in any given month then Lucent will notify WinStar and present a plan to cure the affected Service in the following measurement period.

                   (i) If Lucent's performance objective is not achieved for two months of any given six month period, then Lucent will place into escrow an amount equal to one percent (1%) of the charges for all Products and Services provided pursuant to this Agreement over the preceding twelve (12) months. The president of Lucent Global Commercial Markets will also be notified at this time.

                   (ii) If Lucent does not achieve a performance metric in any three (3) months in any given six (6) month period, then the Lucent President of Global Commercial Markets will personally visit the WinStar Chief Operating Officer and provide a plan to improve performance of the Network. Lucent will also forfeit the escrow deposit described above to WinStar.

                   (iii) If Lucent cures the underlying problem so that the Network achieves the affected performance metric for six (6) consecutive months, the escrow deposit will be released and returned to Lucent.

     5.4.     Limitations.

              The following limitations shall apply to the remedies set forth in this Schedule B:

              (a) Credits to WinStar pursuant to this Section will be capped at Two Million Dollars ($2,000,000) for any given calendar year.

              (b)  The remedies apply only to Lucent Products and Deliverables.

              (c) The remedies will not apply in situations of third party Equipment not performing to Specifications or third party catastrophic outages (other than those that should have been reasonably foreseen and accounted for by Lucent's design) or where WinStar has failed to meet its responsibilities as required for Lucent to perform the Service.


--------------------------------------------------------------------------------
Schedule B to the                                  Confidential - Winstar/Lucent
Supply Agreement                    - B-8 -                    Execution Version

                                   Schedule C

                                     Charges

1.   General

     1.1.     General

              This Schedule C describes the charging methodologies and processes for both Products and Services. For Products, Lucent's list prices, WinStar's discounts, the Best of Breed process and SNAP-D interact to produce prices for individual Products. For Services, charges will be determined on a fixed price schedule, either annually or per Network segment.

     1.2.     Definitions

              (a)  "Ramp-up Period" means:

                   (i) For addition of new cities to the Network, a time period of twenty-four (24) months for switches and fifteen (15) months for all other Network Elements, both as measured beginning with cutover to production traffic; or

                   (ii) For augmentation of cities already included in the Network, the twelve-month period of time following acceptance of the corresponding new capacity.

              (b) "Target Volume" means the volume of projected traffic forecast by the City Success Model (or other WinStar forecast) during the Ramp-up Period.

              (c) "SNAP-D Term" means a Ramp-up Period for a specific city or Product, as applicable, but shall terminate before the expiration of the Ramp-up Period if the corresponding Target Volume is achieved earlier.

2.   Pricing Process for Products

     The pricing process implements five operations on the price offered by Lucent for each Lucent Product. These include comparison to the market, comparison to list prices with discounts, comparison to reference scales, Best of Breed protection and SNAP-D.

     2.1.     Market-Competitive Pricing.

              Lucent is committed to competitive market pricing on all Lucent Products (price and extended warranty fees) deployed in the Network.


--------------------------------------------------------------------------------
Schedule C to                                      Confidential - Winstar/Lucent
Supply Agreement                     - C-1 -                   Execution Version

     2.2.     Price Lists and Discounts

              (a) Price Lists. Exhibit C-1 sets forth a "Price List" for the initial set of Lucent Products that may be purchased under this Agreement and represents the price at which such Products are offered to other customers. Future products may be added to the Price List as they are brought out to market. For such additions, WinStar may participate, at its election, in early product trials or first office applications and will be given a priority position to obtain Products once they achieve general availability. Products will be retired from the Price List as Lucent discontinues availability, provided that replacement products with comparable functionality are substituted on the Price List.

              (b) Discounts. Exhibit C-2 sets forth the discounts applicable throughout the Term to the initial set of Lucent Products. Each "Initial Start-up Discount" designated on Exhibit C-2 will apply to WinStar's purchase of the corresponding Product. The "Incremental Growth Discount" will apply to WinStar's purchase of parts and components to augment the capacity of the corresponding Product. As Products are added to the Price List, corresponding discounts shall be provided by Lucent that are at least as favorable as those set forth on Exhibit C-2.

              (c) Calculation. For each Lucent Product, the "Discount Price" shall be the product of the applicable discount and the corresponding price from the Price List.

     2.3.     Reference Scaling

              (a)  FOT, Access And Cross Connect.

                   (i) Exhibit C-3 sets forth the "Reference Price" for three pricing categories: fiber optics technologies, access and cross connect. The Reference Prices are intended to be indicative of specific configurations required for each product category.

                   (ii) For each Lucent Product that falls into one of these pricing categories, the Reference Scale Price shall be the lower of the Discount Price and the corresponding Reference Price, assuming an appropriately scaled product configuration. Appropriately scaled product configuration means that the Reference Price will be adjusted as agreed to by the Parties to account for differences between the configuration of the Reference Price model and the Product actually purchased by WinStar.

              (b) Switching. For each Lucent Product in the switching category, Exhibit C-4 sets forth the applicable Start-up Price and Incremental Price. Those prices will be adjusted as agreed to by the Parties to account for differences between the configuration of the Reference Price model in Exhibit C-4 and the Product actually purchased by WinStar. For such products, Sections (c), 2.5(a)(i) and 2.5(a)(ii) shall not apply.

              (c) Other. For all other Products, the Reference Price shall be the Discount Price.


--------------------------------------------------------------------------------
Schedule C to                                      Confidential - Winstar/Lucent
Supply Agreement                     - C-2 -                   Execution Version

     2.4.     Best of Breed Pricing (BoB)

              In accordance with the BoB process set forth in Schedule H, an appropriate cost will be determined for the Best of Breed solution. For each Lucent Product other than those in the switching category, the BoB Price will be the lesser of that cost or the Reference Scale Price.

     2.5.     SNAP-D Charging.

              (a) For each Network Element that is a Lucent Product, Lucent will identify two budget elements in the City-Specific Plan: a "Start-up Price" and an "Incremental Price."

                   (i) The Start-up Price for each Lucent Product shall be the corresponding BoB Price for that Product, less a minimum of five percent (5%) for Lucent-branded Products or a minimum of ten percent (10%) for Lucent-created Products.

                   (ii) The Incremental Price for each Lucent Product shall be the difference between the Start-up Price and the BoB Price, divided by a standard measure of volume that reflects the growth in traffic volume with respect to that Product over the Ramp-Up Period (e.g., port-months or voice minutes).

              (b) The charges for each Lucent Product that is implemented as a Network Element of a City-Specific Plan shall be invoiced to WinStar as follows:

                   (i) Upon Product shipment, Lucent shall charge WinStar the Start-up Price.

                   (ii) Each month during the corresponding Ramp-up Period, assuming the Target Volume has not yet been achieved, Lucent shall charge WinStar an amount equal to the Incremental Price multiplied by the amount of corresponding volume units actually attributable to that month. If the Target Volume is achieved during the course of a month, the charge for that month shall be equal to the Incremental Price multiplied by the difference between the volume at the close of the preceding month and the Target Volume.

                   (iii) If, at the expiration of that Ramp-up Period, the Target Volume has not been achieved, Lucent shall charge WinStar an amount equal to the Incremental Price multiplied by the difference between the Target Volume and the actual volume.

                   (iv) Following the Ramp-up Period, the Parties shall consider each such Product to have been fully paid-for.


--------------------------------------------------------------------------------
Schedule C to                                      Confidential - Winstar/Lucent
Supply Agreement                     - C-3 -                   Execution Version

                                 Exhibit C-1

                         Lucent Equipment Price List

         Complete list of Lucent Products to be provided by Lucent within ten days of the Effective Date.







--------------------------------------------------------------------------------
Exhibit C-1 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-1-1 -                   Execution Version

                                 Exhibit C-2

                         WinStar Equipment Discounts

------------------------------------ ----------------------------------- -----------------------------------
                                         Initial Startup Discount %           Growth Window Discount %
Switching
------------------------------------ ----------------------------------- -----------------------------------
5ESS-2000                                           85%                                 85%
------------------------------------ ----------------------------------- -----------------------------------
VCDX                                                85%                                 85%
------------------------------------ ----------------------------------- -----------------------------------
Remote SM                                           78%                                 78%
------------------------------------ ----------------------------------- -----------------------------------

Note: Other 5ESS Equipment and software (such as adjunct processors, etc.) carry various discount levels that are quoted separately from the 5ESS switch. WinStar will have one (1) six-month growth window as described in Schedule C 5ESS SNAP-D pricing that will provide for eighty-five percent (85%) discount.


------------------------------------ ----------------------------------- --------------------------------------
                                        Initial Start-Up Discount %          Incremental Growth Discount %
SONET/OPTICAL NETWORKING/DWDM
------------------------------------ ----------------------------------- --------------------------------------
DDM-2000 OC-3                                       45%                                   45%
------------------------------------ ----------------------------------- --------------------------------------
DDM-2000 OC-12                                      45%                                   45%
------------------------------------ ----------------------------------- --------------------------------------
FT-2000                                             40%                                   40%
------------------------------------ ----------------------------------- --------------------------------------
WaveStar OLS 40G                                    30%                                   30%
------------------------------------ ----------------------------------- --------------------------------------
WaveStar OLS 400G                                   30%                                   30%
------------------------------------ ----------------------------------- --------------------------------------
WaveStar 2.5 G                                      30%                                   30%
------------------------------------ ----------------------------------- --------------------------------------
WaveStar 10G                                        30%                                   30%
------------------------------------ ----------------------------------- --------------------------------------
WaveStar Bandwidth Mgr.                             30%                                   30%
------------------------------------ ----------------------------------- --------------------------------------

Access
------------------------------------ ----------------------------------- --------------------------------------
SLC Series 5                                        35%                                   35%
------------------------------------ ----------------------------------- --------------------------------------
SLC 2000                                            40%                                   40%
------------------------------------ ----------------------------------- --------------------------------------
SLC Connect Reach                                   30%                                   30%
------------------------------------ ----------------------------------- --------------------------------------
SLC Line Reach                                      35%                                   35%
------------------------------------ ----------------------------------- --------------------------------------
SLC-2000 MSDT                                       35%                                   35%
------------------------------------ ----------------------------------- --------------------------------------
SLC-Fiber Reach                                     40%                                   40%
------------------------------------ ----------------------------------- --------------------------------------
Anymedia FAST                                       25%                                   25%
------------------------------------ ----------------------------------- --------------------------------------

Digital Cross-connect
------------------------------------ ----------------------------------- --------------------------------------
DACS II                                             40%                                   40%
------------------------------------ ----------------------------------- --------------------------------------
DACS IV-2000                                        45%                                   45%
------------------------------------ ----------------------------------- --------------------------------------

Data
------------------------------------ ----------------------------------- --------------------------------------
Port Master (Remote Access)                         50%                                   55%
------------------------------------ ----------------------------------- --------------------------------------
AC (Access Concentrator)                            40%                                   45%
------------------------------------ ----------------------------------- --------------------------------------
MX1000 (ATM Edge)                                   40%                                   45%
------------------------------------ ----------------------------------- --------------------------------------
PC ACS (ATM Core Switch)                            35%                                   40%
------------------------------------ ----------------------------------- --------------------------------------
PS 6400 (IP Core)                                   35%                                   40%
------------------------------------ ----------------------------------- --------------------------------------
PS ITS (IP Telephony)                               40%                                   50%
------------------------------------ ----------------------------------- --------------------------------------
PS AS (Packet End Office)                           40%                                   50%
------------------------------------ ----------------------------------- --------------------------------------


--------------------------------------------------------------------------------
Exhibit C-2 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-2-1 -                   Execution Version

                                 Exhibit C-3

                              Reference Pricing


1.  DACS II, DACS IV-2000

    1.1.      DACS II.

              The DACS II Digital Access and Cross-Connect System is configured with eight (8) DS3 interfaces and two hundred and twenty-five
              (225) DS1 interfaces. As configured, including software RTU, the system price will be the lesser of the discounted price as specified in the discount schedule (Exhibit C-1) or three hundred and fifty thousand dollars ($350,000). This price is furnish only. Growth will be discounted from list price per the contractual discount schedule.

              The standard ordering interval for DACS II is six (6) weeks from receipt of purchase order.

    1.2.      DACS IV-2000.

              The DACS IV-2000 Digital Access Cross-Connect System operates with a VT1.5 non-blocking switch fabric. Configured with two hundred and twenty-five (225) DS1, sixty-five (65) DS3, sixteen (16) STS-1, one (1) OC-3 and one (1) OC-12 interfaces, including software RTUs. The system price will be the lesser of the discounted price as specified in the discount schedule (Exhibit C-1) or four hundred and eighty thousand dollars ($480,000). This price is furnish only. Growth will be discounted from list price per the contractual discount schedule.

              The standard ordering interval for DACS IV-2000 is four (4) weeks from receipt of purchase order.

2.  Access Network Solution

    Lucent Technologies proposes four (4) different access solutions for the Network:

    1.3.      SLC 2000 Connect Reach Models (Voice and Voice / Data).

              Fully loaded SLC-2000 in the hub with SLC Connect Reach in the end user node for voice (see Diagram 1, below) or for data and voice (see Diagram 2, below) optimized to support small business customers.

                   (i) SLC 2000 equipped to support 48 DSI distribution trunks for a maximum of 48 single SLC Connect Reach elements or 96 sub-tended elements or a subset of the two.

                   (ii)   SLC-2000 equipped with 12 DSI network trunks.

                   (iii)  SLC-2000 price is $54,500.

--------------------------------------------------------------------------------
Exhibit C-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-3-1 -                   Execution Version

                   (iv) SLC Connect Reach single element price is $3,300 for 24 POTS lines only; $2,700 for 16 POTS lines only; $2,100 for 8 POTS lines only; $4,800 for 24 POTS lines and data; $4,200 for 16 POTS lines and data; $3,600 for 8 POTS lines and data.

                   (v) Additional price per sub-tending SLC Connect Reach element is $1,179; sub-tending SLC Connect Reach elements must run in PBX mode.

                   (vi) A data equipped SLC Connect Reach supports Internet access, IP, VPN and Frame Relay.

                   (vii)  SLC Connect Reach provides an integrated router.

    2.2.      AnyMedia FAST / IRX Router Model.

              AnyMedia FAST for voice with data access via IRX routers (see Diagram 3, below):

              (a) AnyMedia FAST equipped with 96 lines, wired for 192 lines, expandable to 512 lines.

              (b)  Cost effective TR303 based telephony platform.

              (c)  AnyMedia FAST price; $14,500 with ringing included.

              (d)  Low cost data overlay option.

              (e) IRX router configuration supports one V.35 customer and one DS1 network interface at $1,400 per router.

    2.3.      AnyMedia FAST / ATM Access Model.

              AnyMedia FAST for voice with data access via AC 10s (ATM Access device) (see Diagram 4, below):

              (a) AnyMedia FAST equipped with 96 lines, wired for 192 lines, expandable to 512 lines

              (b)  Cost effective TR303 based telephony platform.

              (c) AC10 ATM access device provides four Ethernet customer interfaces and two DS1 ATM network interfaces.

              (d)  AC 10 cost $6,500.

              (e) AC 120 ATM Access Concentrator at Hub site engineered to support 60 DS1s.

              (f) AC 120 concentrates data traffic at Hub site to reduce back haul costs.

--------------------------------------------------------------------------------
Exhibit C-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-3-2 -                   Execution Version

              (g)  AC 120 price: $75,000.

3.  Optical Networking

    3.1.      Bandwidth Guarantee

              For the New York City-to-Washington, DC route and for other routes deployed before the availability of Lucent's OC-192 product, Lucent will:

              (a) Provide up to four OC-48 systems to accommodate the equivalent bandwidth of an OC-192 system for the route.

              (b) Provide this solution at a price point equal to WinStar's competitive alternatives for OC-192 systems

              (c) At the time Lucent's OC-192 system becomes available, which shall not be later than 3Q1999, Lucent will provide and install said system (i.e., migrate the Network to the new system) at no cost to WinStar. The OC-192 system will be sufficiently similar to the existing service interfaces so that WinStar and WinStar's customers are not required to change interfaces, applications or systems in order to connect to and use the new system.

              (d) Lucent will either sell the existing OC-48 system(s) to WinStar for other routes where applicable or take them back.

    3.2.      Fiber Optics Technology.

              Lucent has configured the New York to Washington, DC route using state of the art optical networking technology per WinStar's network specifications. The attached Exhibit C-7 (spreadsheet, system descriptions and network diagram) illustrate the major components and associated prices for TDM equipment, optical add/drop sites and optical amplifier sites. The total price for the attached network proposal based on WinStar's technical specifications is Six Million, Two Hundred and Ninety Thousand Dollars ($6,290,000). Applying Lucent's Optical Network Bandwidth Guarantee to these specifications yields a discounted price of Five Million, Five Hundred Thousand Dollars ($5,500,000), which will vary if WinStar's specifications change. This network provides a DWDM backbone that supports capacity of up to foty (40) OC-192 channels. This system supports a mix of OC-48 and OC-192, as required by WinStar customer demand. In addition, Lucent believes that there is a significant reduction in equipment (i.e., optical amplifiers and regeneration sites) possible as actual fiber loss characteristics are determined.


--------------------------------------------------------------------------------
Exhibit C-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-3-3 -                   Execution Version

                   Diagram 1: SLC Connect Reach Voice Model




SLC Connect Reach Voice Model



                                  [DIAGRAM]


                       Lucent Technologies Proprietary




--------------------------------------------------------------------------------
Exhibit C-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-3-4 -                   Execution Version

               Diagram 2: SLC Connect Reach Voice & Data Model




SLC Connect Reach Voice & Data Model



                                  [DIAGRAM]


                       Lucent Technologies Proprietary




--------------------------------------------------------------------------------
Exhibit C-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-3-5 -                   Execution Version

                  Diagram 3: AnyMedia FAST / IRX Router Model




AnyMedia FAST / IRX Router Model



                                  [DIAGRAM]


                       Lucent Technologies Proprietary




--------------------------------------------------------------------------------
Exhibit C-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-3-6 -                   Execution Version

                  Diagram 4: AnyMedia FAST / ATM Access Model




AnyMedia FAST / ATM Access Model



                                  [DIAGRAM]


                       Lucent Technologies Proprietary




--------------------------------------------------------------------------------
Exhibit C-3 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-3-7 -                   Execution Version

                                 Exhibit C-4

                                Switch Pricing


1.  General

    This SNAP-D quote for the 5ESS is predicated on Lucent Quick-Start Model 2A agreed upon with WinStar Engineering on October 10, 1998. The corresponding configuration is:

              (a)  Lines / Customer provisionable total lines = 6,144

              (b)  Trunks / Customer provisionable total trunks = 8,400

    1.2.      Configuration Parameters:

              (a) The initial model switch configuration consists of one 3B21 Administrative Module at 5E13 Base Generic, or the then available Generic, one CM2 Communications Module (two pairs), and two SM-2000 Switching Modules containing the following:

              (b) SM001 - This switching module contains all of the miscellaneous functions as well as POTS line interfaces via IDCU TR008, a mix of analog and ISDN lines via DNU-S TR303 and digital trunk interfaces via DNU-S STSX-1(8) and DLTU2.

              (c) SM002 - This switching module provides a mix of analog and ISDN lines via DNU-S TR303 and digital trunk interfaces via DNUS-S STSX-1(8).

              (d)  ODA to meet WinStar's network requirement.

    1.3.      WinStar Benefits:

              (a)  Minimized up front investment;

              (b) Includes an IDCU allowing WinStar the ability to transition from TR008 to TR303;

              (c) Full compliment of current WinStar software features including Long Distance; and

              (d) System is pre-conditioned to allow for quick growth of the next SM-2000.

--------------------------------------------------------------------------------
Exhibit C-4 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-4-1 -                   Execution Version

2.  Terms

    2.1.      Pricing.

              Prices for the 5ESS shall be as follows:

              (a) Start-up Price shall be Nine Hundred and Sixty-Five Thousand Dollars ($965,000), which includes the first forty (40) DS1s to meet Winstar's requirement for the initial activation.

              (b)  There is no Incremental Price attributable to the first forty
                   (40) DS1s activated for each 5ESS. The Incremental Price corresponding to each DS1 thereafter shall be Four Thousand One Hundred and Fifty Dollars ($4,150).

    2.2.      Terms and Conditions:

              (a) There will be a monthly true-up to determine numbers of DS1s that have been activated

              (b) At the end of twenty-four (24) months, if any remaining DS1s have not been activated, WinStar will pay the balance of DS1 activation charges.

              (c) WinStar must pay for the full value of the Switch (which is the remaining non-activated DS1s from the initial four hundred and forty-eight (448) DS1s) before any additional STSX packs or additional SM2000 is added to the Switch.

              (d) Model pricing is subject to change consistent with any changes in the model configurations.

              (e) Lucent shall provide one eighty-five percent (85%) discount window per year per switch site for hardware and software orders received over a six (6) month period designated by WinStar. This provision applies for the duration of the Agreement.

              (f) The 5ESS implementation interval will be eighteen (18) weeks from receipt of a WinStar Purchase Order to Turnover (i.e., not including the period between Turnover and Cutover, which is approximately three (3) weeks).

              (g) Spare 5ESS switch circuit packs, one (1) per pack code are included in this proposal. Also included is a complement of spare fuses and blank DAT tape cartridges.

              (h) Previous Professional Services credit of One Hundred and Twenty Thousand Dollars ($120,000) per new switch does not apply to purchases of 5ESS pursuant to this Exhibit C-2.


--------------------------------------------------------------------------------
Exhibit C-4 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-4-2 -                   Execution Version

    2.3.      Power and E&I

              Additional amounts not included in the Start-up Price and Incremental Price set forth above are as follows (with approximate regional averages quoted therefor):

              (a)  Engineering and Installation            $238,349

              (b)  Power (switch only)                     $162,256

              (c)  Framework                               $ 27,117


--------------------------------------------------------------------------------
Exhibit C-4 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-4-3-                    Execution Version

                                        Exhibit C-5

                        Pricing for Lucent Network-Related Services

------------------------------------------------------------------------------------------------------------------------------------
  Line Item                      DESCRIPTION                 Price         Price         Price         Price          Price
                                                             Year 1        Year 2        Year 3        Year 4         Year 5
------------------------------------------------------------------------------------------------------------------------------------
     001      Network
                Architecture (Baseline)                  $   680,000
------------------------------------------------------------------------------------------------------------------------------------
     002      Overall Network Architecture               $   800,000    $   680,000   $   680,000   $   680,000    $  680,000
------------------------------------------------------------------------------------------------------------------------------------
     003      Overall Network
                Technology/Network Design                $ 5,000,000    $ 3,250,000   $ 3,250,000   $ 3,250,000    $ 3,250,000
------------------------------------------------------------------------------------------------------------------------------------
     004      Network Solution Development               $ 1,000,000    $ 1,000,000   $ 1,000,000   $ 1,000,000    $ 1,000,000
------------------------------------------------------------------------------------------------------------------------------------
     005      Interoperability Lab / Technology
                Selection                                $ 4,500,000    $ 8,000,000   $ 5,200,000   $ 5,200,000    $ 5,200,000
------------------------------------------------------------------------------------------------------------------------------------
    006**     City Plan (per New City)                   $   150,000    $   150,000   $   150,000   $   150,000    $   150,000
------------------------------------------------------------------------------------------------------------------------------------
    007**     Existing City Traffic
                Engineering/Capacity
                Planning (per City per year)             $    75,000    $    75,000   $    75,000   $    75,000    $    75,000
------------------------------------------------------------------------------------------------------------------------------------
     008      Equipment Engineering                                          Included in Lucent Firm Price Quote
------------------------------------------------------------------------------------------------------------------------------------
     009      Delivery                                                       Included in Lucent Firm Price Quote
------------------------------------------------------------------------------------------------------------------------------------
     010      Staging                                                        Included in Lucent Firm Price Quote
------------------------------------------------------------------------------------------------------------------------------------
     011      Installation/Turnover                                          Included in Lucent Firm Price Quote
------------------------------------------------------------------------------------------------------------------------------------
     012      Drawings                                                       Included in Lucent Firm Price Quote
------------------------------------------------------------------------------------------------------------------------------------
     013      Records                                                        Included in Lucent Firm Price Quote
------------------------------------------------------------------------------------------------------------------------------------
     015      Logical Assignments
                Provisioning                                                 Included in Lucent Firm Price Quote
------------------------------------------------------------------------------------------------------------------------------------
     014      Product Warranty                                       Standard Warranty included in price of the product
------------------------------------------------------------------------------------------------------------------------------------
     017      Program Management ($$
                based on Business
                Case Quantities)
------------------------------------------------------------------------------------------------------------------------------------
    017a           Program Management Office             $ 1,000,000    $ 1,000,000   $ 1,000,000   $ 1,000,000    $ 1,000,000
------------------------------------------------------------------------------------------------------------------------------------
    017b           New City CO (per site)                $     2,000    $     2,000   $     2,000   $     2,000    $     2,000
------------------------------------------------------------------------------------------------------------------------------------
    017c           Hub Site (per site)                   $     1,000    $     1,000   $     1,000   $     1,000    $     1,000
------------------------------------------------------------------------------------------------------------------------------------
    017d           B-Site (per site - less
                     than 1000)                          $     1,000    $     1,000   $     1,000   $     1,000    $     1,000
------------------------------------------------------------------------------------------------------------------------------------
    017e           B-Site (per site -
                     greater than 1000)                  $      500     $       500   $       500   $       500    $      500
------------------------------------------------------------------------------------------------------------------------------------
    017i           Connectivity                                              Included In PM line items above
------------------------------------------------------------------------------------------------------------------------------------
    017j           Growth (Augments)                                         Included In PM line items above
------------------------------------------------------------------------------------------------------------------------------------
    017k           PM of WinStar Responsible
                     Functions                                               Included In PM line items above
------------------------------------------------------------------------------------------------------------------------------------
     020      Special Projects Pricing                                               TBD (SOW based)
------------------------------------------------------------------------------------------------------------------------------------


The elements priced above are based on Schedule A Statement of Work. Not all content of the Statement of Work is priced herein.

      ** This Price does not include RF engineering based on that functionality residing with WinStar.

NOTE:  1   Price structure above to be extended to the international as applicable.

--------------------------------------------------------------------------------
Exhibit C-5 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-5-1-                    Execution Version

                                   Exhibit C-6

                      Pricing for Interoperability Test Lab

1.       Introduction

         This Exhibit sets forth the functionality, scope, composition, staffing and pricing for the Test Facilities to be provided by Lucent under this Agreement. Further description of the use of the Test Facilities is set forth in Section 4 of Schedule A.

2.       Functionality

         2.1.     Functionality.

                  The Testing Facilities provided by Lucent pursuant to Section 4 of Schedule A shall encompass the following functionality:

                  (a) Architecture and Design Support. Functionality and interoperability testing of Network Elements, technical evaluation and selection of network elements, WinStar customer tours, direct technical interface with suppliers of Network Elements in resolving all technical performance and interoperability issues. Deliverables are engineering standards, recommended standard installation configurations and provisioning requirements. The Test Lab will also serve as a testbed for Level 4 support in replicating problems found in the Network for purposes of problem diagnosis and resolution.

                  (b) Network Operations Support. Development of High Level Process Requirements and Functional Interface Requirements between Network Management and Element Management systems and the appropriate Network Elements. Deliverables are requirements documents for WinStar OSS/BSS systems, fault management rules to be used to manage the network, and changes to Network Elements as appropriate and necessary to support WinStar OSS/BSS functionality.

                  (c) Network Verification Testing. Development of Network Verification Tests to verify that a chosen set of Network Elements that constitute a network Architecture support products and services offered by WinStar (customer products). Deliverable is a set of Network Verification Tests that have been successfully executed in the Interoperablility Laboratory environment and criteria for successfully executing such tests in a field environment.

                  (d) SME Access. Lucent will provide access to at least twenty (20) virtual Subject Matter Experts (SMEs) in other Lucent laboratory environments as required to support technical efforts related to the activities of the Interoperablity Laboratory.

                  (e) Technical Training. The testing facility staff will provide access to the laboratory, including configuration of Network Elements to support WinStar's efforts to provide training in engineering, construction, provisioning and maintenance. Testing facility staff will participate in and support training as required. Training classes will not exceed a reasonable percentage of the normal work week so as not to deter the prime purpose of the laboratory.

--------------------------------------------------------------------------------
Exhibit C-6 to the                                 Confidential - Winstar/Lucent
Supply Agreement                 - C-6-1 -                     Execution Version

         2.2.     Scope and Composition.

                  (a) The Testing Facilities will test Lucent Products and Third-Party Products that are or may be used as Network Elements in the Network, to include interoperability of CPE as required to support WinStar-provided products and services. Scheduling of such testing is directly linked to the staffing level and equipment availability of the testing facility.

                  (b) WinStar will specify and provide a site at which the Testing Facility will be located. WinStar will be responsible for all facility costs such as rent, utilities, telephone service and comminications WinStar will provide any required access to the Network and the BSS/OSS data communications network
                           (DCN).

                  (c) WinStar will be responsible for supply of those Third-Party Products deployed as Network Elements that are not purchased through Lucent. Lucent will coordinate the installation and maintenance of those Elements in the testing facility. Lucent will supply and maintain all other Equipment, Software and other Services (including but not limited to a 5ESS switch, racks, DC power equipment, cabling, test and analysis equipment necessary to implement the Test Facilities. Lucent will also make shared-use Equipment owned by Lucent available whether on site or through remote connectivity as required by the Test Facility.

         2.3.     Staffing.

                  (a) Initial Levels. Table 1 contains the Parties' expectation for the staffing of the Test Facilities over the Term, in numbers of on-site Lucent personnel dedicated to the WinStar Test Facilities. It also indicates an approximate breakdown of staff per area, corresponding to the work activities described in
                           Section 2.1 of this Exhibit.

                  (b) Efficiencies. Lucent will advise WinStar of any opportunities for efficiencies or adjustments in staffing for the Testing Facilities that would permit savings without sacrificing functionality. The Parties will work together to adjust the staffing levels as appropriate to support the design and implementation of the Network over the Term, with corresponding adustments in the billing to WinStar.

                   --------------------------------------------------------------------------------------------------
                                                Table 1: Initial Staffing Levels (FTEs)
                   --------------------------------------------------------------------------------------------------
                                                           Year 1      Year 2      Year 3       Year 4      Year 5
                   ------------------------------------- ----------- ----------- ------------ ----------- -----------
                   Design Support                            14          24          15           15          15
                   --------------------------------------------------------------------------------------------------
                   Network Operations Support                 2           7           5            5           5
                   --------------------------------------------------------------------------------------------------
                   Network Verification Testing               2           1           1            1           1
                   --------------------------------------------------------------------------------------------------
                   Total                                     18          32          21           21          21
                   --------------------------------------------------------------------------------------------------

3.       Pricing

         3.1.     Test Facilities Staff Pricing.


                  Table 2 sets forth the pricing levels attributable to the staffing indicated in Table 1. These pricing levels represent annual caps that correspond to staffing levels set forth in
                  Section 2.3 of this Exhibit. Notwithstanding the foregoing, the Parties may mutually agree to adjust these levels pursuant to Section 3.2 of this Exhibit.

                 --------------------------------------------------------------------------------------------------
                                         Table 2: Pricing for Initial Staffing Levels ($K)
                 --------------------------------------------------------------------------------------------------
                                                Year 1          Year 2        Year 3       Year 4        Year 5
                 ------------------------- ----------------- ------------- ------------- ------------ -------------
                 Totals                       4,500,000       8,000,000     5,200,000     5,200,000    5,200,000
                 --------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Exhibit C-6 to the                                 Confidential - Winstar/Lucent
Supply Agreement                  - C-6-2 -                    Execution Version

         3.2.     Adjustments.

                  (a) Within sixty (60) days of the Effective Date, Lucent will develop a set of blended rates applicable to the staff of the Testing Facilities, divided into three personnel categories (e.g., junior, mid-level and senior technical personnel).

                  (b) In the event that WinStar requests a reduction in staffing of the Testing Facilities (whether in response to a Lucent notice of an efficiency opportunity pursuant to Section 2.3(b) or otherwise), Lucent will work with WinStar to accommodate that request without loss of functionality. In cases where Lucent believes that a reduction in Scope of Work or functionality will result from the request, the impact will be provided to WinStar within fifteen
                           (15) days of the request. When such a reduction in staffing becomes effective, the charges set forth in
                           Section 3.1 shall be reduced by the blended rates attributable to such person(nel).



--------------------------------------------------------------------------------
Exhibit C-6 to the                                 Confidential - Winstar/Lucent
Supply Agreement                  - C-6-3 -                    Execution Version

                                   Exhibit C-7

                    Pricing for Optical Networking Technology

1.   Definitions

     1.1. Lucent's DWDM Solutions:

          The OLS 400G DWDM system utilizes a global platform approach to provide complete optical networking solutions for WinStar. The DWDM system supports up to 40 wavelengths of OC-192, 80 wavelengths of OC-48, or a mix up to 400 Gb/sec per fiber. There are four components to the solution as follows:

          (a) OLS 400G DWDM End Terminal. This DWDM terminal terminates the four fibers (two transmit and two receive) to support WinStar's initial application as well as future growth to 400 Gb/sec. It provides the multiplexing and demultiplexing of wavelengths from the high speed DWDM line rate (400 Gb/sec) fibers to the individual SONET TDM terminals. The SONET TDM terminals interface to the OLS 400G DWDM End Terminal and each input is assigned an individual wavelength (color) for multiplexing into the OLS 400G DWDM system. A signal from a Lucent SONET terminal (FT-2000 OC-48 or WaveStar 10G OC-192 system) can directly feed the OLS 400G DWDM End Terminal. The OLS 400G system also supports an open interface to other vendors SONET TDM equipment via Lucent's Optical Translator Unit or OTU.

              In the WinStar specific network design, the OLS 400G DWDM End Terminal is equipped with OC-48 OTUs for the through NYC to Washing D.C. express wavelengths. The three Lucent FT-2000 OC-48 SONET terminals are equipped with Lucent Compatible Optics so that OTUs are not required.

          (b) OLS 400G DWDM Optical Add/Drop Terminal. The optical add/drop sites contain the OLS 400G Optical Add/Drop Terminal, which allows wavelengths to be dropped to or added from SONET OC-48 or OC-192 TDM terminals. All other wavelengths are expressed through the Optical Add/Drop Terminal. This function in the DWDM network is analogous to the Linear Add/Drop function in the SONET environment.

          (c) OLS 400G Optical Amplification Terminal. These sites contain the stand-alone Optical Amplifiers where optical amplification is required. These Erbium-doped amplifiers have the wide band amplification pass bands required to support the fully equipped OLS 400G system (same amp for all 80/40 wavelengths of OC48/OC192; no additional amplifiers are required throughout the system growth). These OLS 400G DWDM terminals can be upgraded in-service to an OLS 400 G Optical Add/Drop Terminal if required.

          (d) OLS 400G Regeneration Terminal. This terminal is used once in the NYC/DC design. The purpose of this system is to fully regenerate the DWDM signals once the limit of concatenated amplified spans has been reached This is necessary to eliminate the build up of signal degradation and second order effects in the amplification process.


--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-1 -                   Execution Version

     1.2. Lucent's SONET TDM Solutions:

          (a) FT-2000 OC-48 SONET TDM Terminal. These are OC-48 SONET terminals, which multiplex lower speed signals up to the OC-48 rate. They contain optics that output the correct wavelength for direct input into the OLS 400G DWDM Terminals.

          (b) WaveStar 10G (OC-192) SONET TDM Terminal. These are OC-192 SONET TDM terminals, which multiplex lower speed signals (DS3, EC1, OC-3, Oc-12, Oc-48) up to the Oc-192 rate. These terminals are quipped with OLS 400G DWDM System Compatible Optics that output the correct wavelengths for input to the OLS 400G DWDM terminals.

2.   Optronics Network Solution

     2.1. Description.

          The attached Diagrams 1, 3 and 4 represent the Lucent solution to supporting WinStar's identified traffic requirements, as indicated in Diagram 2. As described in Exhibit C-3, the solution relies upon OC-48 (see Diagram 3, the "OC-48 Solution") until Lucent is able to offer the OC-192 solution (see Diagram 4, the "OC-192 Solution"). The detail behind the diagrams is as follows:

          (a) Diagram 1 sets forth the Span Engineering for the Lucent solution. It is based upon the following:

              (i)  Assumptions.

                   (1) TrueWave Plus fiber to be used throughout this portion of the Network;

                   (2) There are four (4) fibers between Jersey City and
                       Washington DC;

                   (3) 0.30 dB/km;

                   (4) 1.6 km/mile;

                   (5) 2 dB into/out of wavelength add/drop;

                   (6) 1.5 dB into/out of end terminal; and

                   (7) 1 dB loss per OA.

              (ii) Engineering Rules. WaveStar OLS 400G OC-192 on TrueWave +
                   Release 1.0


--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-2 -                   Execution Version

                                [GRAPHIC OMITTED]


                 Diagram 1: Optronics Solution Span Engineering


         (b) Diagram 2 represents WinStar's indication of its traffic support requirements. The Lucent solution set forth in Diagram 1 was developed by Lucent to be capable of accommodating this traffic support.


                                [GRAPHIC OMITTED]




                Diagram 2: WinStar Traffic Support Requirements



--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-3 -                   Execution Version

          (c) Diagram 3 depicts the OC-48 Solution.


                                [GRAPHIC OMITTED]



                           Diagram 3: OC -48 Solution



          (d) Diagram 4 depicts the OC-192 Solution.



                                [GRAPHIC OMITTED]


                          Diagram 4: OC -192 Solution

     2.2. Component Pricing.

          (a) Table 3 indicates the component-level list prices for Lucent Products used in the optronics Network solution. These prices will be adjusted as set forth in Schedule C (i.e., discounts, reference scaling, BoB and SNAP-D) before being charged to WinStar.



--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-4 -                   Execution Version

         (b) Tables 4 and 5 indicate component level pricing for other Lucent Products used in the optronics Network solution. This pricing is the Discount Price and will be adjusted as set forth in Schedule C (i.e., reference scaling, BoB and SNAP-D) before being charged to WinStar.



----------------------------------------------------------------------------------------------------------------------------
                                                  Table 1: OC-48 Solution
Site                 Description                                               # Systems    Unit Price      Total Price
----------------------------------------------------------------------------------------------------------------------------
New York City        OLS 400G DWDM End Terminal                                    1         485,256          485,256
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w no lowspeed (for future service)            1          91,000           91,000
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (2) 1+1 prot OC-3s                          1         104,000          104,000
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (4) 1+1 prot OC-3s & 24 prot DS3s           1         135,000          135,000
----------------------------------------------------------------------------------------------------------------------------
Jersey City          OLS 400G DWDM Optical Add/Drop Terminal                       1         567,212          567,212
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (4) 1+1 prot OC-3s & 24 prot DS3s           1         135,000          135,000
----------------------------------------------------------------------------------------------------------------------------
Newark Jct           OLS 400G DWDM Optical Add/Drop Terminal                       1         567,212          567,212
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (4) 1+1 prot OC-3s & 24 prot DS3s           1         135,000          135,000
----------------------------------------------------------------------------------------------------------------------------
Hopewell             OLS 400G DWDM Optical Amplification Terminal                  1         294,799          294,799
----------------------------------------------------------------------------------------------------------------------------
Philadelphia Jct     OLS 400G DWDM Optical Regeneration Terminal                   1        1,031,555        1,031,555
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (2) 1+1 prot OC-3s                          1         104,000          104,000
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (4) 1+1 prot OC-3s & 24 prot DS3s           1         135,000          135,000
----------------------------------------------------------------------------------------------------------------------------
Wilmington Jct       OLS 400G DWDM Optical Amplification Terminal                  1         294,799          294,799
----------------------------------------------------------------------------------------------------------------------------
Elkton               OLS 400G DWDM Optical Amplification Terminal                  1         294,799          294,799
----------------------------------------------------------------------------------------------------------------------------
New Site A+A7        OLS 400G DWDM Optical Amplification Terminal                  1         294,799          294,799
----------------------------------------------------------------------------------------------------------------------------
Baltimore Jct        OLS 400G DWDM Optical Add/Drop Terminal                       1         567,212          567,212
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (2) 1+1 prot OC-3s                          1         104,000          104,000
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (4) 1+1 prot OC-3s & 24 prot DS3s           1         135,000          135,000
----------------------------------------------------------------------------------------------------------------------------
Washington DC        OLS 400G DWDM End Terminal                                    1         485,256          485,256
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w no lowspeed (for future service)            1          91,000           91,000
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (2) 1+1 prot OC-3s                          1         104,000          104,000
                     -------------------------------------------------------------------------------------------------------
                     FT-2000 OC-48 e/w (4) 1+1 prot OC-3s & 24 prot DS3s           1         135,000          135,000
----------------------------------------------------------------------------------------------------------------------------
                                                                                                         -------------------
                                                                                                             $6,290,899
----------------------------------------------------------------------------------------------------------------------------







--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-5 -                   Execution Version




  --------------------------------------------------------------------------------------------------------------
                                            Table 2: OC-192 Solution
  Site          Description                                                    #         Unit Price  Total Price
                                                                             systems
  --------------------------------------------------------------------------------------------------------------

  New York City OLS 400G DWDM End Terminal                                      1       485,256      485,256
                ------------------------------------------------------------------------------------------------
                WaveStar 10G (OC-192) e/w 1 OC-48, 8 OC3, 24 DS3, one           1       402,000      402,000
                additional oc48 rail unused
  --------------------------------------------------------------------------------------------------------------
  Jersey City   OLS 400G DWDM Optical Add/Drop Terminal                         1       506,169      506,169
                ------------------------------------------------------------------------------------------------
                WaveStar 10G (OC0192) e/w 4 1+1 protected OC3 three             1       360,000      360,000
                additional oc48 rail unused
  --------------------------------------------------------------------------------------------------------------
  Newark Jct    OLS 400G DWDM Optical Add/Drop Terminal                         1       506,169      506,169
                ------------------------------------------------------------------------------------------------
                WaveStar 10G (OC-192) e/w 4 1+1 protected OC3 three             1       360,000      360,000
                additional oc48 rail unused
  --------------------------------------------------------------------------------------------------------------
  Hopewell      OLS 400G DWDM Optical Amplification Terminal                    1       294,799      294,799
  --------------------------------------------------------------------------------------------------------------
  Philadelphia  OLS 400G Regeneration Terminal                                  1       970,512      970,512
  Jct
                ------------------------------------------------------------------------------------------------
                WaveStar 10G (OC-192) e/w 8 1+1 protected OC-3; 24 DS3 two      1       398,000      398,000
                additional oc48 rail unused
  --------------------------------------------------------------------------------------------------------------
  Wilmington    OLS 400G DWDM Optical Amplification Terminal                    1       294,799      294,799
  Jct
  --------------------------------------------------------------------------------------------------------------
  Elkton        OLS 400G DWDM Optical Amplification Terminal                    1       294,799      294,799
  --------------------------------------------------------------------------------------------------------------
  (New Site A)  OLS 400G DWDM Optical Amplification Terminal                    1       294,799      294,799
  --------------------------------------------------------------------------------------------------------------
  Baltimore     OLS 400G DWDM Optical Add/Drop Terminal                         1       506,169      506,169
  Jct
                ------------------------------------------------------------------------------------------------
                WaveStar 10G (OC-192) e/w 8 1+1 protected OC-3; 24 DS3 two      1       398,000      398,000
                additional oc48 rail unused
  --------------------------------------------------------------------------------------------------------------
  Washington DC OLS 400G DWDM End Terminal                                      1       485,256      485,256
                ------------------------------------------------------------------------------------------------
                WaveStar 10G (OC-192) e/w 1 OC-48, 8 OC3, 24 DS3 one            1       402,000      402,000
                additional oc48 rail unused
  --------------------------------------------------------------------------------------------------------------
                                                                                                   -------------
                                                                                                    $6,958,727
  --------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-6 -                   Execution Version

      --------------------------------------------------------------
                    Table 3: Linearized 10G (OC-192)
                    TDM SONET Terminal Pricing Models
      --------------------------------------------------------------
      Model                                    List Price
      --------------------------------------------------------------
      10G 2F
      --------------------------------------------------------------
         Startup (1.3u high speed)              $278,312
      --------------------------------------------------------------
         per 1xN DS3/EC1 (8 port)                $1,615
      --------------------------------------------------------------
         per 1+1 OC3 (4 port SR)                 $6,357
      --------------------------------------------------------------
         per 1+1 OC3 (4 port LR)                 $9,200
      --------------------------------------------------------------
         per 1+1 OC12 (2 port SR)                $15,454
      --------------------------------------------------------------
         per 1+1 OC12 (2 port LR)                $25,000
      --------------------------------------------------------------
         per OC48 BLSR (1.3u)                    $38,788
      --------------------------------------------------------------
      10G 4F
      --------------------------------------------------------------
         Startup (1.3u high speed)              $533,338
      --------------------------------------------------------------
         per 1xN DS3/EC1 (8 port)                $1,615
      --------------------------------------------------------------
         per 1+1 OC3 (4 port SR)                 $6,357
      --------------------------------------------------------------
         per 1+1 OC3 (4 port LR)                 $9,200
      --------------------------------------------------------------
         per 1+1 OC12 (2 port SR)                $15,454
      --------------------------------------------------------------
         per 1+1 OC12 (2 port LR)                $25,000
      --------------------------------------------------------------
         per OC48 BLSR (1.3u)                    $38,788
      --------------------------------------------------------------
      Interface Packs
      --------------------------------------------------------------
         DS3 Prot. Switch Relay                  $2,400
      --------------------------------------------------------------
         OC48 1.3u                               $19,394
      --------------------------------------------------------------
         OC48 1.5u                               $24,546
      --------------------------------------------------------------
         OC48 OLS Compatible                     $40,000
      --------------------------------------------------------------
         OC3 1.3 4 port Long Reach               $18,400
      --------------------------------------------------------------
         OC3 1.3 4 port Short Reach              $12,714
      --------------------------------------------------------------
         OC12 1.3 2 port Long Reach              $25,000
      --------------------------------------------------------------
         OC12 1.3 2 port Short Reach             $15,454
      --------------------------------------------------------------
         DS3/EC1 8 port pack                     $10,000
      --------------------------------------------------------------
         DS3 Terminal Block                      $3,000
      --------------------------------------------------------------

      --------------------------------------------------------------
      OC192 2 Fiber HS Shelf Common


      Item                                     Count       List
         OC192 Shelf/BP/Fan                      1       $14,000
         CTL/SYS50DM                             1        $9,334
         DCC/EIU                                 1        $5,600
         PPROC/STS192                            4       $32,000
         Switch/STS576                           2       $10,600
         TMG                                     2        $4,000
         OC192 1.5                               2       $140,000
         OC192 Software                          1       $20,000
         Basic cables                            1         $462
         Total HS                                        $235,996
      OC192 2 Fiber LS Shelf Common
         OC48 Shelf/BP/Fan                       1       $10,000
         CTL/SYS50DM                             1        $9,334
         DCC/EIU                                 1        $5,600
         SWITCH/STS576                           2       $10,600
         TMG                                     2        $4,000
         Intershelf cables                       1        $2,320
         Basic Cables                            1         $462
         Total LS                                        $42,316




--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-7 -                   Execution Version

------------------------------------------------------------------------------
                     Table 4: Linearized FT-2000 (OC-48)
                      TDM SONET Terminal Pricing Models
------------------------------------------------------------------------------
Model                                                          WinStar Price
------------------------------------------------------------------------------
FT-2000 OC-48 System
------------------------------------------------------------------------------
     Startup                                                      24,500
------------------------------------------------------------------------------
Optics
------------------------------------------------------------------------------
    OLS compatible optics (T&R,1+1 protected)                     67,000
------------------------------------------------------------------------------
    Standard 1.3 optics (T&R, 1+1 protected)                      39,200
------------------------------------------------------------------------------
    Lowspeed packs
------------------------------------------------------------------------------
    per 1XN DS3 ( 3 ports per card, includes allocated              868
    protection pack cost &misc associated equip)
------------------------------------------------------------------------------
    per 1XN EC1 (3 ports per card, includes allocated               911
    protection pack cost & misc associated equip)
------------------------------------------------------------------------------
    per 1+1 OC3 (includes allocated cost of Trib Overhead          5,095
    Controller -TOHCTL)
------------------------------------------------------------------------------










--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-8 -                   Execution Version




--------------------------------------------------------------------------------------------------
      Table 5: Equipment List: FT-2000 OC-48 Bay (up to 2 systems per bay)
--------------------------------------------------------------------------------------------------
Part No.                                                                                 Price
--------------------------------------------------------------------------------------------------
OC-48 System #1
--------------------------------------------------------------------------------------------------

ED8C902-30       G-1     2 Fiber Add/Drop Ring Term includes the following:              14,697
E/W
J68974E1         L-7     2 F A/D Ring Term
J68974E1         L-36    Low Speed Protn Sw LAA12B
J68974E1         L-41    TG3 (DS1) Cp LAA18
J68974E1         L-70    Overhead Controller LAA21
J68974E1         L-46    System Controller LAA23B
J68974E1         L-50    System Memory 4 Mbyte LAA25
J68974E1         L-66    Line Controller (4Mg) A/D & ring LAA28
--------------------------------------------------------------------------------------------------
OC-48 System #2
--------------------------------------------------------------------------------------------------
ED8C902-30       G-1     2 Fiber Add/Drop Ring Term includes the following:              14,697
E/W
J68974E1         L-7     2 F A/D Ring Term
J68974E1         L-41    TG3 (DS1) Cp LAA18
J68974E1         L-70    Overhead Controller LAA21
J68974E1         L-46    System Controller LAA23B
J68974E1         L-50    System Memory 4 Mbyte LAA25
J68974E1         L-66    Line Controller (4Mg) A/D & ring  LAA28
--------------------------------------------------------------------------------------------------
Standard High Speed (OC48) Optics
--------------------------------------------------------------------------------------------------
J68974E1         L-78    OC-48 RCVR (A/D STS-1) 839B5                                    7,000
J68974E1         L-83    1.3 Transmitter Standard Power 24dB 739B5                       12,600
J68974E1         L-84    1.3 Transmitter High Power 27dB 739C5                           18,900
J68974E1         L-104   1550 Transmitter 23dB 739J5                                     35,910

OLS Compatible High Speed (OC48) Optics
--------------------------------------------------------------------------------------------------
J68974E1         L-79    1.5 OLS compatible Receiver 839E5                               9,500
J68974E1         L-251-  1.5 OLS compatible Transmitter 739E5                            24,000
                 266
Lowspeed Cards
--------------------------------------------------------------------------------------------------
J68974E1         L-21    OC-3 Long Reach Interface - one port per card (LAA10)           2,310
J68974E1         L-23    IS3 Circuit pack - one port per card (LAA5)                     1,575
J68974E1         L-33    OC-12 Optical Extension (T939A)                                 9,240
J68974E1         L-25    DS3 Interface - three ports per card (LAA2)                     2,100
J68974E1         L-30    EC-1 Low Speed Interface  - three ports per card (LAA4)         2,205
J68974E1         L-39    Tributary Overhead Controller (LAA26)                           2,772
--------------------------------------------------------------------------------------------------


                                   (continues)



--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-9 -                   Execution Version



--------------------------------------------------------------------------------------------------
                     Table 5: Equipment List: FT-2000 OC-48 Bay (continued)
--------------------------------------------------------------------------------------------------
Part No.                                                                                 Price
--------------------------------------------------------------------------------------------------
Software
--------------------------------------------------------------------------------------------------

J68974ES-2       L-1     R7.2 Disk                                                         -
J68974ES-2       L-M1R   R.7.2 App RTU                                                   2,310
--------------------------------------------------------------------------------------------------
J68974ES-2       L-P1R   R 7.2 OS RTU                                                    6,930
J68974ES-2       L-A     R7.2 User/Service Manual                                          -
--------------------------------------------------------------------------------------------------
Miscellaneous
--------------------------------------------------------------------------------------------------
                         Required FT-2000 bay, Shelf, Cable, and Miscellaneous Items
--------------------------------------------------------------------------------------------------
J68974E1         L-109   9824AG Line Buildout (1 per DS3 circuit)                          25
J68974E1         L-107   -48V DC pwr input Ca overhead                                     33
J68974E1         L-116   lightguide buildout set ST's (choose 2 per optics)                23
J68974E1         L-126   lightguide buildout set FC's (choose 2 per optics)                33
J68974E1         L-136   lightguide buildout set SC's (choose 2 per optics)                33
J68974E1         L-117   lightguide buildout set STs for OC-3 (1.3 STD)                    18
J68974E1         L-118   lightguide buildout set ST's for IS3 & OC12                       33
ED8C900-20       G-102   DS3 to DSX3/4 gr.A,B,& C 100ft. (one per DS3/STS1) e/w           141
ED8C900-20       G-6BA   (6) Straight BNC Connectors, near end factory install             88
ED8C900-20       G-6LA   (6) Straight BNC Connectors, far end loose                        29
ED8C805-50       G-1     Anchor Bolt 7' Fr. Zone 1&2                                       37
ED8C805-50       G-2     Anchor Bolt 7' Fr. Zone 3&4                                       43
ED8C805-50       G-6     FLOOR MOLDING 10' Lg                                              30
--------------------------------------------------------------------------------------------------
                         Optional Cables and Miscellaneous Items
--------------------------------------------------------------------------------------------------
ED7G001-22       G-53    TMG IN OR OUT 150 ft.                                             73
ED7G001-22       G-251   SER TLM (TBOS) intfc 150 ft.                                      75
ED7G001-22       G-351   ALMs & PAR TLM intfc 150 ft.                                      90
ED7G001-22       G-451   SONET Overhead Chs. 150ft.                                        98
ED7G001-22       G-652   X.25 Cable 150 ft                                                100
ED7G001-22       G-752   DTE Link (CIT) 150 ft.                                           100
ED8C120-50       G-89    Ft. of 1/4 in spiral wrap                                         -
901011320                WRIST STRAP > 6 1/2 in. Circumference                             24
845264118                Terminal ESD grounding                                           157
--------------------------------------------------------------------------------------------------
                         Documentation
--------------------------------------------------------------------------------------------------
107373094                FT-2000 OC-48 Installation Manual                                113
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Exhibit C-7 to the                                 Confidential - Winstar/Lucent
Supply Agreement                   - C-7-10-                   Execution Version

                                   Exhibit C-8

                       Pricing for International Services







         The Parties have deferred agreement upon pricing for international Services until thirty (30) days following the Effective Date. The Parties agree that the pricing shall be developed consistent with the pricing and pricing methodologies and processes (including most favored customer, BOB and SNAP-D) set forth in this Agreement for the United States based pricing.




















--------------------------------------------------------------------------------
Exhibit C-8 to the                                 Confidential - Winstar/Lucent
Supply Agreement                  - C-8-1 -                    Execution Version

                                   Schedule D

                        Documentation and Specifications





                            Incorporated by reference


[This Schedule D incorporates current technical Documentation and Specifications relating to cetain Lucent Products and Services, as well as Third Party Products and Services, as in effect from time to time, that WinStar may elect to obtain from Lucent and is comprised substantially of drawings, blueprints and similar technical information. Because the specific Products and Services that WinStar may elect to obtain from or through Lucent are not conclusive or exhaustive as of the Effective Date, the Documentation and Specifications referred to in this Schedule D will be modified from time to time as applicable.]


















--------------------------------------------------------------------------------
Schedule D to                                      Confidential - Winstar/Lucent
Supply Agreement                   - D-1 -                     Execution Version

                                   Schedule E

                               Acceptance Testing

1.       Acceptance Testing and Final Acceptance.

         Lucent will develop and WinStar will approve standards for acceptance procedures, testing and final acceptance. Until these procedures are developed, it is agreed that the attachments in Schedule E will govern acceptance criteria and will be the methodology employed for acceptance unless or until new procedures are proposed by Lucent and accepted by WinStar. "Nonconformity" shall mean failure to comply with the Acceptance Criteria and such other criteria as are set forth in this Agreement.

         1.1.     Acceptance Testing and Cure.

                  Lucent will perform joint testing as described in Schedule E for each Hub, B site and Central Office it provides to WinStar under this contract. Full documentation countersigned by each party or their representatives will be provided to WinStar. Lucent will maintain a copy of each site accepted for a period of five (5) years.

         1.2.     Failure to Meet Acceptance Criteria.

                  In the event that a site or link does not pass the agreed upon testing and acceptance, Lucent will begin immediately upon notification to correct the cause for non-acceptance in the following manner:

                  (a) B Sites. Unless otherwise agreed to by WinStar, Lucent will identify and correct the defect within two (2) working days. In the event that Lucent can not resolve the defect within the specified time frame, WinStar may, at its option, extend the time for acceptance conformity or take action to resolve the defect itself. If WinStar chooses to resolve the defect, actual out of pocket costs to do so will be deducted from the price Lucent bills WinStar for that site.

                  (b) Hub Site. Lucent shall have five (5) working days to resolve any defects or non conformity to acceptance criteria as defined in Schedule E. Remedies for failure to resolve shall be as described in (a) above (including time extension).

                  (c) Central Office. Lucent shall have ten (10) working days to resolve any defects or non-conformity to acceptance criteria as defined in Schedule E. Acceptance testing and final acceptance of the Central Office will include all Network Elements in the CO, i.e., Switch, DXC, etc. Remedies for failures to resolve shall be as defined in Section (a) above (including time extension).

         1.3.     WinStar's Responsibilities.

                  WinStar will bear responsibility to promptly perform test and acceptance for Network Elements (NE's) which Lucent notifies WinStar are ready for service. Failure to meet deadlines for acceptance will be deemed as Acceptance.



--------------------------------------------------------------------------------
Schedule E to                                     Confidential - Winstar/Lucent
Supply Agreement                    - E-1 -                   Execution Version

                  (a) B-Sites. Acceptance tests and walk through will be performed within two (2) working days of notification.

                  (b) Hub Sites. Acceptance tests and walk through will be performed within five (5) working days of notification.

                  (c) Central Office. Acceptance tests and ORT will be performed within thirty (30) calendar days of notification.

                  (d) WinStar Systems. Lucent will also be responsible to update WinStar Systems with as built circuit and Equipment placement as it relates to floor plans and WinStar Provisioning Systems prior to acceptance.

         1.4.     Other Test and Acceptance.

                  As the WinStar Network grows and evolves, it is anticipated that new technologies and Network Elements (NE's) will be placed into the network. Prior to any purchase order being placed for such Network Elements (NE's) and Services, Lucent will propose and WinStar will approve a test and acceptance procedure which will become an addendum to this contract.

         1.5.     Change Methodology.

                  If Lucent develops a new test procedure that enhances or automates test and acceptance, it will submit a proposal to WinStar who will provide approval or disapproval of the new procedure. In no instance will any new acceptance criteria be introduced that does not meet standard industry practices and methods of evaluation for fitness for service or the manufacturer's specification whichever is more stringent. No new acceptance procedures will be instituted without prior WinStar approval.


--------------------------------------------------------------------------------
Schedule E to                                     Confidential - Winstar/Lucent
Supply Agreement                    - E-2 -                   Execution Version

                                   Schedule F

                                    Financing






                          Refer to the Credit Agreement
















--------------------------------------------------------------------------------
Schedule F to                                      Confidential - Winstar/Lucent
Supply Agreement                   - F-1 -                     Execution Version

                                   Schedule G

                          International Considerations


1.       General.

         1.1.     General.

                  (a) Purchase of Products and Services from Lucent by WinStar
                      International will be pursuant to this Agreement (including BOB and SNAP-D), and all of the rights and responsibilities will attach thereto, including but not limited to financing and qualification of those purchases for purposes of WinStar's minimum volume purchase commitments, if any.

                  (b) Services and products delivered by Lucent to WinStar
                      International shall be considered "Services" and "Products," respectively, for all purposes within the scope of this Agreement.

                  (c) Internationally, Lucent will perform the Services of
                      Network Architecture and Technology, Planning and Program Management, Testing, Implementation and Special Projects as described in Schedule A, with appropriate modifications to account for differences in the regulatory and technical environments. In addition, Lucent's scope of responsibility internationally will include:

                      (i) Planning and execution of the build-out of the Network including site selection (including line of site surveys), site acquisition, RF Engineering, obtaining SS7 links and other interconnection arrangements;

                      (ii)  Provisioning of IP Gateways; and

                      (iii) Maintaining the network and providing monitoring and the use of Lucent's Netcare facilities.

         1.2.     Operations.

                  (a) Start Up Phase. WinStar International is in the initial stages of building portions of the Network in international markets and has not yet begun an operational phase. The first build is in Amsterdam, where a data switch node and hub sites are under construction.

                  (b) Data-Only Strategy. Unlike WinStar's domestic operations,
                      WinStar International will not initially have a voice product, but will focus on selling data products to medium and large business customers. Therefore, the international components of the Network will be packet-based instead of circuit-based. There may be a voice product introduced in the future, but the Parties expect such a product to be packet-based (e.g., voice over IP or ATM).




--------------------------------------------------------------------------------
Schedule G to the                                  Confidential - Winstar/Lucent
Supply Agreement                       - G-1 -

         1.3.     Service Offerings for Remote or International Cities

                  This section describes the set of WinStar's international service offerings, as applicable to the scope of responsibility assumed by Lucent internationally.

                  With an architecture that support a range of deployed infrastructure, WinStar can offer a subset of its full services suite globally with customization suited to local conditions. In such cities functionality can include the following:

                  (a) Point to Point Connectivity,

                  (b) Internet Access,

                  (c) Web hosting, e-commerce,

                  (d) VPN connectivity,

                  (e) Email, Network Notes services,

                  (f) IP telephony/fax,

                  (g) IP multimedia conferencing services,

                  (h) CPE,

                  (i) WAN professional services,

                  (j) LAN professional services,

                  (k) Security services,

                  (l) E Commerce,

                  (m) Web/Intranet systems integration,

                  (n) Customer Network Management,

                  (o) TCP/IP,

                  (p) ATM, and

                  (q) Frame Relay.




--------------------------------------------------------------------------------
Schedule G to the                                  Confidential - Winstar/Lucent
Supply Agreement                       - G-1 -

                                   Schedule H

                               Best of Breed (BOB)

1.       General Principles

                  (a) Lucent believes that its telecommunications Products and Services are superior and are second to no other vendor.

                  (b) WinStar agrees to use Lucent as its preferred supplier and to use Lucent Products and Services provided that they are Best of Breed.

2.       Definitions

                  (a) "Best of Breed" or "BOB" means Products and/or Services that are commercially available and that have the best functionality for the lowest price as set forth in more detail in Section 4.

                  (b) The "BOB Highest Authority" or "BHA" means, in the case of Lucent, the President - Global Commercial Markets, and in the case of WinStar, the Chief Operating Officer. The BHA for each company can be changed by written notice to the other party by Lucent or WinStar, as appropriate.

                  (c) The "BOB Intermediate Team" or "BIT" means Lucent's Vice President of Network Solutions and WinStar's Senior Vice President of Engineering. The BOB Intermediate Team Member can be changed by written notice to the other party by Lucent or WinStar, as appropriate.

                  (d) The "BOB Review Team" or "BRT" has the meaning set forth below (See Section 3.1 of this Schedule H). The "TPM" are The Primary Members of the BRT.

3.       How BOB works

         3.1.     The BOB Review Team

                  (a) Immediately upon execution of this Agreement, Lucent's BHA will appoint two Lucent personnel (one primary and one back up) to serve on the BOB Review Team on behalf of Lucent, and WinStar's BHA will appoint two WinStar personnel (one primary and one back up) to serve on the BOB Review Team on behalf of WinStar. If a vacancy occurs on the BOB Review Team, a replacement will immediately be appointed by the appropriate BOB Highest Authority. The two primary members (TPM) of the BOB Review Team shall make all determinations, except that if one or both of the TPMs are unavailable for any reason, the back up member for the absent TPM will have the authority to make the determination required by BOB.


--------------------------------------------------------------------------------
Schedule H to                                      Confidential - Winstar/Lucent
Supply Agreement                   - H-1 -

                  (b) Contemporaneously with any quote that is provided to WinStar by Lucent, there will be a presentation made to the BOB Review Team by the person or persons who are submitting the quote; provided, however, that if there already has been a BOB Review completed on the Product(s) or Service(s) in question, no additional BOB review will be required. The BOB Presentation should address the criteria set forth in Section 4 of this Schedule H. Within five business days of the BOB Presentation, the BOB Review Team must make a determination as to whether the Product(s) and/or Service(s) are BOB. If they are BOB, then WinStar shall approve the Purchase Order for the Product(s) and/or Service(s) in question.

                  (c) If, on the other hand, one or more of the Product(s) and/or Service(s) are found by the BOB Review Team to fail the BOB test, then the person(s) who submitted the quote must either:

                           (i) Try to adjust one or more of the criteria to satisfy the BOB test (by, for example, adjusting the purchase price downward) or

                           (ii)     Decide to recommend a non-Lucent product.

                  (d) If, however, the BOB Review Team fails to act within the five business day period or fails to reach a consensus, then the matter must promptly be escalated to the BOB Intermediate Team.

         3.2.     The BOB Intermediate Team (BIT)

                  BIT must make a BOB determination within five business days from the day that the matter is referred to them by the BOB Review Team. Within the five business day time period, the BIT must have asked for materials and/or presentations from their respective organizations to familiarize themselves with the basis for the BOB dispute.

                  (a) If the BIT determines that the BOB test has been satisfied their judgment is final, and WinStar shall order the Product(s) and/or Service(s) in question.

                  (b) If, however, the BIT cannot reach consensus or does not act within the five business days, the matter is referred to the BHA.

         3.3.     The BOB Highest Authority (BHA)

                  (a) Within five business days from the date that the matter is received from the BIT, the BHA must have asked for materials and/or presentations from their respective organizations to familiarize themselves with the basis for the BOB dispute.

                  (b) The BHA must meet in person and must resolve the dispute and decide the course of action that will be taken. If the BHA cannot agree on a decision and course of action within five business days of their face to face meeting, then the decision of the WinStar BHA shall be final and binding.


--------------------------------------------------------------------------------
Schedule H to                                      Confidential - Winstar/Lucent
Supply Agreement                   - H-2 -

4.       Determination of BOB

         In determining whether Lucent Products and/or Services are BOB, there are some overall basic principles that should be considered. These principles, which are listed below, are not in any order of priority, and during one analysis could carry a different weight than on a previous analysis, when all of the circumstances of the decision are considered. These principles or criteria are to be judged in terms of what is commercially available from other vendors and the price(s) that WinStar could obtain from such vendors.

                  (a) The technology and Network Elements selected must interoperate with the appropriate PSTN, be scalable and servicable in both size and function, and meet international and domestic standards including, but not necessarily limited to CCITT Recommendation/Standards, ITUR Standards, FCC type acceptance, NEBS, IEEE, Y2K and other applicable local codes and practices.

                  (b) Network Element(s) must support WinStar required functionality and be consistent with the approved architecture. End-to-end Network performance and reliability should be considered as well as the individual performance and functionality of individual Network Elements.

                  (c) With respect to the performance of the Network Elements, all of the following should be evaluated:
                           MTTR, MTBF, steady state specifications, environment, capacity, growability, reliability, etc.

                  (d) Sufficient product must be available in sufficient quantities at time(s) required.

                  (e) Optimal price performance over the life-cycle of the Network Element including end-to-end network costs for both capital and on-going operations.

                  (f) Care should be taken to ensure that the physical size, weight, dimensions and environmental requirements (e.g., HVAC and power) of any selected elements does not cause a retrofit or upgrade in the physical space and existing environmentals in which it is to be placed.

                  (g) The length of warranty and other warranty terms offered by other vendors is important to consider as well as the repair/return policies that other vendors provide.


--------------------------------------------------------------------------------
Schedule H to                                      Confidential - Winstar/Lucent
Supply Agreement                   - H-3 -

                                                  Confidential -- WinStar/Lucent
--------------------------------------------------------------------------------


                                   Schedule I

                                Warranty Periods


Lucent will provide a minimum warranty of one (1) year for all new Equipment purchased from Lucent and of the longer of six (6) months or any remaining period of the underlying Product warranty for repaired products and parts. The actual warranty will be determined on a product-by-product basis and will be stated in the product addendums, which will be attached to the Agreement.

If Lucent, in its sole discretion, agrees to purchase Third Party Products on WinStar's behalf, it will flow through to WinStar the vendor's warranty in accordance with the terms of the Agreement.





--------------------------------------------------------------------------------
Schedule I to                                     Confidential -- Winstar/Lucent
Supply Agreement                - I-1 -

                                   Schedule J


                              Key Lucent Positions

1.       Key Positions

         The following positions shall be the Key Lucent Positions, provided that they cover the body of responsibility set forth in Section 2 of this Schedule J. In the event that these positions do not encompass all such responsibility, additional Key Lucent Positions shall be designated by WinStar with Lucent's input, to cover the remaining responsibility.

                  (a)      Program Management Director;

                  (b)      Network Solutions Vice President;

                  (c)      Director of Integration Test Laboratory;

                  (d)      Director of Engineering; and

                  (e)      Sales Director.

2.       Key Positions Responsibilities

         The Lucent Program Management Office (PMO) will have overall responsibility for delivery of EF&I services under this agreement. In addition to the PMO, other key Lucent management roles have been identified as part of this agreement with specific Project Office responsibilities. The high level functional responsibility of each of these Project Office individuals is outlined in the following organization chart.

         It is Lucent's responsibility to staff each Project Office with adequate resources to carry out the scope of this agreement. Each Project Office Manager will issue weekly status update reports to identified WinStar oversight personnel. Each Project Office Manager will regularly meet with WinStar personnel and will also serve as the single point of contact for status and escalations within their respective areas of responsibility. WinStar retains the right to approve the selection of the PMO executive appointed by Lucent.

         2.1.     Program Management Office

                  (a)      Contracts

                  (b)      Schedules

                  (c)      Forecasts

                  (d)      Sub Contractors

                  (e)      Tracking & Reporting

--------------------------------------------------------------------------------
Schedule J to                                      Confidential - Winstar/Lucent
Supply Agreement                 - J-1 -

         2.2.     Lucent Sales Team

                  (a)      National Account Manager

                  (b)      Sales Specialists

                  (c)      Support Specialists

         2.3.     Network Services Management

                  (a)      Network Planning

                  (b)      Service Engineering

                  (c)      High Level Design

                  (d)      Detailed Design

                  (e)      Diversity and Protection and Restoration

                  (f)      Test Lab

                  (g)      Operations Support/3rd Level Support

         2.4.     Element Configuration

                  (a)      Initial Load Definition

                  (b)      OS and Generic Upgrades

         2.5.     Installation Management

                  (a)      Service Planning issues

                  (b)      Site selection coordination

                  (c)      Installation

                  (d)      Network Facility Provisioning

         2.6.     Logistics

                  (a)      Warehousing

                  (b)      Shipping/Receiving

                  (c)      Staging

         2.7.     IT Engineering

                  (a)      Network Management Systems


--------------------------------------------------------------------------------
Schedule J to                                      Confidential - Winstar/Lucent
Supply Agreement                 - J-2 -

                  (b)      DNS

                  (c)      E Commerce

                  (d)      Customer Web Access

         2.8.     Performance Assurance

                  (a)      Performance Quality assurance

                  (b)      Performance Monitoring and Analysis

                  (c)      Traffic control

                  (d)      Performance Management Control

         2.9.     Premises Services

                  (a)      Wire Management

                  (b)      ILEC Coordination

                  (c)      Riser Access

                  (d)      CPE Support


--------------------------------------------------------------------------------
Schedule J to                                      Confidential - Winstar/Lucent
Supply Agreement                 - J-3 -

                                   Schedule K

                 Lucent Indicia Co-Marketing Program Guidelines




      The following pages represent the guidelines for use of Lucent trade and service marks.


--------------------------------------------------------------------------------
Schedule K to                                     Confidential -- Winstar/Lucent
Supply Agreement                - K-1 -

Introduction to Co-Marketing

Sharing Brand Equity Helps You Increase Your Revenue

Lucent Technologies is the world's leading provider of telecommunications data and voice systems. Leveraging the Lucent brand can provide a significant advantage for you -- our customer. Research shows that the Lucent and Bell Labs brands communicate high quality and innovation to end-users. In fact, Lucent has reached high brand awareness with business leaders and consumers in a very short period of time.

Both a New and Long-Established Identity

While the Lucent name was created in 1996, Bell Laboratories -- a brand with a powerful heritage -- is also identified with our Lucent name. More important, Bell Labs continues to be an integral part of our company.

For more than a century, Bell Labs has developed many patents -- everything from the invention of the transistor to the foundation of all digital technology traces their origins to Bell Labs.

The Bell Labs heritage and the highly successful launch of our corporate name make Lucent a powerful co-marketing partner to help you broaden your promotional reach to generate additional revenue.

Everything you need to co-market with Lucent is right here in this handy portfolio. See for yourself - read through the guidelines and tools you'll need to get started.

Co-Marketing General Guidelines

How to Link Our Brand Strengths With Yours

When you leverage the powerful Lucent brand in your promotions, you create a third "bigger" brand that benefits us both. Our goal is simple: every time you publicize Lucent's role in your network, you enhance your own image. We call this "Contribution Branding." The result: stronger customer loyalty and potential new revenue.

Are You Eligible? And How Can You Enroll?

The program is available to you when you include a Co-Marketing Program agreement in your contract. Your Lucent Customer Team Representative can confirm your eligibility.

Just fill out a Lucent Co-Marketing Program Enrollment Form (which signifies agreement to conform with all Co-Marketing Program guidelines) and FAX everything to:

Lucent Co-Marketing Program Office
(908) 559-3994 or (908) 559-1680

Once your application is approved, it will be counter-signed and immediately returned to you.

Creating a Co-Marketing Plan

Your Customer Team Representative can play a vital role in helping you structure a beneficial co-marketing plan based on your marketing goals.

Promotions that Cut Through the Clutter

With co-marketing, you can use our Co-Marketing logo, Lucent brands and product names in advertising or promotions, with a phrase linking Lucent to your network. The Lucent Co-Marketing logo is unique because it can include a "linking phrase" - embedded in the logo itself - that identifies the specific advantage your network offers by using Lucent products and services. The Lucent Co-Marketing logo and linking phrase can only be used by participants in the Co-Marketing Program.

Using our logo with the linking phrase leverages the brand equity Lucent has built to increase the impact of your promotions.

Ask your Customer Team Representative about existing authorized linkage statements, or the possibility of creating your own customized statement.

Linking Phrase Requirements

You can use our brand as a means of competitive differentiation. But the Program does not permit customers to position themselves directly against other Lucent customers. Here are examples of (A) Correctly Worded Linking phrases and
(B) Incorrect Wording.

(A) Correctly Worded Linking Phrases

Linking phrases which are authorized include:

                 [Graphics Omitted]

All of the linking phrases shown above have one thing in common. They are factual statements informing the end user your network is based on technology from Lucent.

(B) Incorrect Wording of Linking Phrases

You cannot use phrases with the Lucent logo

which seek to establish a competitive advantage like these:

"Better digital quality Lucent network"
"Better sound by Bell Labs"
"The Best Network Supplied By"

The Incorrectly Worded linking phrases have this in common. They state a network is "better" because of Lucent Using a linking phrase to claim superiority because of Lucent product or services is not permissible.

Advance Creative Approval of Promotions Required

All advertising and promotions supported under the Co-Marketing Program must be submitted for advance creative approval (including specific wording of the linking phrase, correct use of the Lucent Co-Marketing logo, and other Co-Marketing Program requirements).

Unique Co-Marketing Logos

If you receive approval for a unique linking phrase to use with the Lucent Co-Marketing logo in your promotions, Lucent will provide you with small, medium and large versions (color and black and white) of this unique logo in the electronic format(s) of your choice. The Co-Marketing logo must never be altered and must be reproduced from the Lucent supplied logo sheets or diskettes.

The following trademark acknowledgment must also appear within your trademark notification copy:

"The Lucent logo is a registered trademark of Lucent Technologies."


Co-Marketing Logo Requirements


There are other important requirements for the way Lucent's name and Innovation Ring are presented visually in advertising and promotions to: 1) ensure that Lucent's identity is consistent wherever it appears and 2) to protect our trademark. (See Brand and Logo Usage Guidelines booklet in this portfolio.)

Backgrounds - Incorrect Usage

o Do not position the logo within a contained space.

o Do not place the logo on a patterned background.

o Do not add any additional graphic elements or text to the logo.

o Do not alter parts of the logo in any way.

o Do not separate parts of the logo in any way.


Other Important Co-Marketing Requirements


o As part of our diverstiture agreement with AT&T and to avoid confusing your customers, it is important that Lucent not be perceived through the Co-Marketing Program as a partner in providing service. We provide the network or network elements. You provide the service to your customers.

o The Lucent brand and Co-Marketing logo must not be used in any advertising or promotions that disparagingly refer to other customers of Lucent Technologies.

o Advertising and promotions must not misrepresent features and/or benefits of Lucent Technologies.

o Participation in the Co-Marketing Program should not be construed as approval by Lucent of any brand, product or company name.

o All advertising and promotions must be in compliance with federal, state and local law. By its advance approval of advertising and promotions under Co-Marketing, Lucent does not assume responsibility for compliance of the advertising or promotions with relevant laws or regulation.

o Lucent reserves the right to refuse approval of advertising and promotions.

Program Changes With Notice

Lucent Technologies reserves the right to amend the Co-Marketing Program at any time. If changes are made, participants will be given 60 days' notice.

Ingredient Branding Program

Leverage the Lucent Brand in Your Promotion Efforts

Terms and Conditions

You may use the Lucent Co-Marketing logo and linkage statement in your advertising and direct marketing program, provided you follow all Program Guidelines.


Lucent will furnish all necessary Co-Marketing logo materials at no cost.


Getting Creative Approval


Before you run a Co-Marketing promotion with the Lucent name and Co-Marketing logo and linkage statement, contact the Lucent Co-Marketing Program Office. Simply, FAX final creative with a media list before it runs to:

Lucent Co-Marketing Program Office                              Within 90 days after your adversiting or
(908) 559-3994 or (908) 559-1680                                promotion runs, send documentation to our
                                                                Co-Marketing Program agency addressed to:
A Creative Approval form we provide in this
portfolio must accompany your request. A                                Lucent Co-Marketing Program
signed copy of the form will be returned to you                         c/o TradeOne Marketing
within two business days. if we suggest a few                           440 Ninth Avenue
changes, they will accompany this form.                                 New York, NY 10001

What You Need to Send:                                          For print: Send a complete full-page tearsheet
                                                                showing your name and date of the publication.
For print: FAX a final proof of your Co-                        Provide a list of publications in which the ad appeared.
Marketing ad showing all headlines and body
copy as it will appear.                                         For broadcast: Send ANA/RAB, ANA/TVB,
                                                                and/or ANA/CAB certification forms from all
For television: FAX a storyboard of your                        stations carrying your commercials along with
complete television commercial including the                    scripts and storyboards.
Lucent name and Co-Marketing logo and
voiceover text.                                                 For outdoor: Send a picture of the outdoor
                                                                board and the outdoor company's list of outdoor
For radio: FAX complete commercial script.                      locations.

For direct mail: FAX a completed proof with                     NOTE: If you run the same ad/promotion
all headlines, text and artwork of the direct mail              within a 6-month period, creative approval is
piece as it will appear.                                        NOT needed again. But please forward materials
                                                                to TradeOne EVERY time you run an ad or
For outdoor: FAX a completed proof of your                      promotion and attach a copy of your Creative
board as it will appear with all copy and artwork.              Review form.

What Media Can You Use?

Advertising:                                                    If you have any questions about the Lucent
Newspapers (general interest, daily, Sunday,                    Co-Marketing Program or wish to explore
weekly)                                                         additional Co-Marketing opportunities with
Magazines                                                       Lucent, speak with your Customer Team
Television (broadcast or cable)                                 Representative.
Radio
Outdoor                                                                 Good Luck and Good Marketing!
Direct Mail

Please Call for Approval To Use:

Trade Show Exhibits
Special Events
Seminars
Sales Incentives
Telemarketing

After Your Co-Marketing Promotion
Runs



Lucent Technologies   [LOGO]                                      Planning Form


Company Information

Co-Marketing Acct. No. ______ (Provided by Lucent Co-Marketing Program Office)

Company Name ________________________________________________________________

Form Completed By:

Name ____________________________________ Title _____________________________

Phone ____________________ Fax ____________________ E-mail __________________

Address _____________________________________________________________________

Proposed Activity

Program Theme ______________________ Product Group Promoted _________________

Program Description _________________________________________________________

_____________________________________________________________________________

Marketing Plan

Target Audience ____________________ Target Geography ______________________

Activity Dates:  From     /  /     to    /  /

Advertising Medium types:

(check all that apply)

  / / Newspaper       / / Magazine        / / Other ______________

  / / Radio           / / Outdoor         ________________________

  / / TV              / / Direct Mail     ________________________

Publications or Media: _____________________________________________________
(be specific)

Estimated Project Cost     $ ____________

Strategic Objectives

Business Objective __________________________________________________________

_____________________________________________________________________________

How will the Co-Marketing Program contribute to this goal? __________________

_____________________________________________________________________________

Is there a promotional offer included?  / / Yes  / / No What is it? __________

What are the Incremental sales expected from this promotion?  ____%  $________

How will you measure program effectiveness? __________________________________

Will you share results with Lucent?   / / Yes    / / No

All creative must be submitted for creative review by Lucent prior to placement.

For Internal Use

Lucent Customer Representative Approval ____________________ Date ____________

Lucent CPO Approval ________________________________________ Date ____________

Fax or overnight
approval form to:  Lucent Technologies Co-Marketing    Contact: Alan Aikort
                   283 King George Rd.
                   Room A2C22                          Phone: (908) 559-7206
   Warren, NJ 07059                    Fax:   (908) 559-3994

Lucent Technologies [LOGO]                         Creative Approval Form

Company Information

Co-Marketing Acct. No._________(Provided by Lucent Co-Marketing Program Office)

Company Name__________________________________________________________

Form Completed By:

Name_______________________________Title_____________________________________

Phone_______________________Fax_____________________________E-mail____________

Address_______________________________________________________________________

Activity Description

Publication or Media Name (or attach a media list):__________________________

Advertising Medium Type: (check all that apply)

/ / Newspaper               / / Magazine              / / Outdoor

/ / Radio                  / / Direct Mail           / /  Other____________

/ / TV                                            ________________________

Run Dates Expected: ____________________________________________________
(be specific)

Attach creative to this form for approval.

For Lucent Co-Marketing Use Only        / / Approved       / / NOT Approved

Reason __________________________________________________________________

________________________________________________________________________

________________________________________________________________________

_____________________________                      _______________
Lucent Co-Marketing Signature                      Date

PLEASE NOTE:
o All creative bearing the Lucent Co-Marketing logo, name and/or other Lucent product trademarks must be approved prior to placing the creative in any media.
o When Lucent requires modifications to meet the approved guidelines, all required revisions must be made and resubmitted to Lucent for final approval.
o Complete performance (e.g. tearsheet) must be submitted to Lucent Co-Marketing Program (address below) upon completion of promotional activity.

Please mail or fax to:
    LUCENT TECHNOLOGIES
    ATTN: ALAN AIKEN
    283 King George Road, Rm. AZC22
    Warren, NJ 07059
    Tel: 908-559-7208
    Fax: 908-559-3994